As filed with the Securities Exchange Commission on January 30, 2026

Registration Statement No. 333-292932

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 1

LASER PHOTONICS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	3690	84-3628771
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

250 Technology Park

Lake Mary, FL 32746

(407) 804-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wayne Tupuola, CEO

250 Technology Park

Lake Mary, FL 32746

(407) 804-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ernest M. Stern, Esq.	John J. Hart, Esq.
CM Law LLP	Joseph Masiello, Esq.
1701 Pennsylvania Avenue, N.W.	Ellenoff Grossman & Schole LLP
Suite 200	1345 Avenue of the Americas, 11th Floor
Washington, D.C. 20006	New York, NY 10105
(202) 580-6500	(212) 370-1300

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

This Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 30, 2026

Up to 4,716,981 Shares of Common Stock

Up to 4,716,981 Pre-Funded Warrants to Purchase up to 4,716,981 Shares of Common Stock

Up to 4,716,981 Shares of Common Stock Underlying the Pre-Funded Warrants

Up to 4,716,981 Series A-1 Warrants to Purchase up to 4,716,981 Shares of Common Stock

Up to 4,716,981 Series A-2 Warrants to Purchase up to 4,716,981 Shares of Common Stock

Up to 9,433,962 Shares of Common Stock Underlying the Series A-1 and A-2 Warrants

Placement Agent Warrants to Purchase Up to 330,189 Shares of Common Stock

Up to 330,189 Shares of Common Stock Underlying the Placement Agent Warrants

Laser Photonics Corporation (the “Company,” “Laser Photonics,” “we,” “our” or “us”) is offering on a “best-efforts” basis up to 4,716,981 shares (the “Shares”) of our Common Stock, par value $0.001 per share (“Common Stock”) with accompanying series A-1 warrants to purchase up to 4,716,981 shares of our Common Stock (the “series A-1 warrants”) and series A-2 warrants to purchase up to 4,716,981 shares of our Common Stock (the “series A-2 warrants”) (the series A-1 warrants and the series A-2 warrants are collectively referred to as the “Common Warrants”). The final public offering price per Share and accompanying Common Warrants will be determined through negotiation between us, the investors and the Placement Agent (as defined hereinafter) based upon a number of factors, including our history and our prospects, the industry in which we operate and other market conditions at the time of pricing and may be at a discount to the then current market price of our Common Stock. Therefore, the recent market price of our Common Stock referenced throughout this prospectus may not be indicative of the final offering price per share. The Shares and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. The assumed public offering price for each Share and accompanying Common Warrants is $2.12, which was the closing price of our Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) on January 27, 2026.

We are also offering to certain purchasers whose purchase of shares of our Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants to purchase shares of our Common Stock (the “Pre-Funded Warrants”), in lieu of shares of our Common Stock. The purchase price of each Pre-Funded Warrant will be equal to the public offering price for our shares of Common Stock in this offering, minus $0.001. Each Pre-Funded Warrant is exercisable for one (1) share of our Common Stock and has an exercise price of $0.001 per share. For each Pre-Funded Warrant that we sell, the number of shares of our Common Stock we are offering will be reduced on a one-for-one basis. This prospectus also relates to the offering of our Common Stock issuable upon exercise of the Pre-Funded Warrants.

The Common Warrants offered hereby will have an exercise price of $[*] per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants (the “Warrant Stockholder Approval”), provided however, if the Pricing Conditions (as defined below) are met, the Warrant Stockholder Approval will not be required and the Common Warrant will be exercisable upon issuance (the “Initial Exercise Date”). The series A-1 warrants will expire five (5) years from the Initial Exercise Date and the series A-2 warrants will expire twenty-four (24) months from the Initial Exercise Date. The exercise price and number of shares of our Common Stock issuable under the Common Warrants are subject to adjustment as described in the Common Warrant. This prospectus also relates to the offering of our Common Stock issuable upon exercise of the Common Warrants. As used herein “Pricing Conditions” means that the combined public offering price per share and accompanying Common Warrants is such that the Warrant Stockholder Approval is not required under the rules of Nasdaq because either (i) the offering is an at-the-market offering under Nasdaq rules and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) plus (b) $0.125 per whole share of Common Stock underlying the Common Warrants or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the Common Warrants) meet the pricing requirements under Nasdaq’s rules.

We collectively refer to the shares of our Common Stock, the Warrants and the Pre-Funded Warrants offered hereby and the shares of our Common Stock underlying the Common Warrants and the Pre-Funded Warrants as the “Securities.”

Our Common Stock is listed on Nasdaq under the symbol “LASE.” On January 27, 2026, the last reported sale price of our shares of our Common Stock on Nasdaq was $2.12 per share. There is no established public trading market for the Common Warrants or the Pre-Funded Warrants, and we do not expect a market to develop for either security. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Common Warrants will be limited. In addition, we do not intend to list the Common Warrants or the Pre-Funded Warrants on Nasdaq, any other national securities exchange, or any other trading system.

We have engaged H.C. Wainwright & Co., LLC (whom we refer to herein as the “Placement Agent”) to act as our exclusive Placement Agent in connection with the securities offered by this prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. We have agreed to pay the Placement Agent a fee based upon the aggregate gross proceeds raised in this offering as set forth in the table below.

The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on March 2, 2026, unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto (which we may do at any time in our discretion). We expect that the closing of the offering will occur one trading day after we price the securities offered hereby if we price such securities prior to 4:01 p.m. eastern time on a trading day and two trading days after we price the Securities offered hereby if we price such securities at any other time. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We will deliver all securities to be issued in connection with this offering delivery versus payment. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfil all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Investing in our securities involves risks. See the section entitled “Risk Factors” of this prospectus to read about factors you should consider before buying our securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Public offering price	$	$	$
Placement Agent Fees(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	We have agreed to pay the Placement Agent a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds raised in this offering. In addition, we have agreed to reimburse the Placement Agent at closing for legal expenses incurred by the Placement Agent in connection with this offering in an aggregate amount of up to $150,000 and for the Placement Agent’s clearing expenses in an amount of up to $15,950. In addition, we have agreed to issue to the Placement Agent, or its designees, warrants to purchase a number of shares of our Common Stock equal to 7.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants in the offering at an exercise price equal to 125% of the public offering price per share of Common Stock and accompanying Common Warrants (the “Placement Agent Warrants”). We refer you to “Plan of Distribution” beginning on page 78 for additional information regarding compensation to be received by the Placement Agent.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Common Warrants. Delivery of the securities is expected to be made on or about ________, 2026.

H.C. Wainwright & Co.

The date of this prospectus is ________, 2026.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any free writing prospectuses or amendments thereto that we may provide to you in connection with this offering. Neither we nor any of the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or in any such free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We can provide no assurance as to the reliability of any other information that others may give to you. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor any of the underwriters are making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted.

GENERAL MATTERS

Unless otherwise indicated, all references to “dollars,” “US$,” or “$” in this prospectus are to United States dollars.

This prospectus contains various company names, product names, trade names, trademarks and service marks, all of which are the properties of their respective owners.

Unless otherwise indicated, all references to “GAAP” in this prospectus are to United States generally accepted accounting principles.

Information contained on our websites, including https://laserphotonics.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by prospective investors for the purposes of determining whether to purchase the securities offered hereunder.

For investors outside the United States, neither we nor any of our agents have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating to this offering and the distribution of this prospectus.

USE OF MARKET AND INDUSTRY DATA

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to those industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in those industries. Although our management believes such information to be reliable, neither we nor our management have independently verified any of the data from third party sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. In addition, the Placement Agent has not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report survey or article is not incorporated by reference in this prospectus.

TRADEMARKS

We own or have rights to various trademarks, service marks and/or trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “Laser Photonics,” “we,” “us,” and “our” refer to Laser Photonics Corporation.

THE COMPANY

Company Overview

We were formed as a Wyoming corporation on November 8, 2019. We changed our domicile to Delaware on March 5, 2021. We are a vertically integrated manufacturing company for photonics-based industrial products and solutions and, since recently acquiring the assets of Control Micro Systems, Inc. (“CMS”), have now expanded the market for our laser products into the large, growing pharmaceutical manufacturing vertical, in what we believe is a recession-resistant sector with significant barriers to entry.

We are pioneering a new generation of laser blasting technologies focused on disrupting the sandblasting and abrasives blasting markets. We offer a full portfolio of integrated laser blasting solutions for corrosion control, rust removal, de-coating, pre-welding and post-welding, laser cleaning and surface conditioning. Our solutions span use cases throughout product lifecycles, from product fabrication to maintenance and repair, as well as aftermarket operations. Our laser blasting solutions are applicable in most industries dealing with materials processing, including automotive, aerospace, healthcare, consumer products, shipbuilding, heavy industry, machine manufacturing, nuclear maintenance and de-commissioning and surface coating.

Our vertically integrated operations allow us to reduce development and advanced laser equipment manufacturing time, offer better prices, control quality and protect our proprietary know-how and technology compared to other laser cleaning companies and companies with competing technologies.

We initiated our sales efforts in December 2019. By December 31, 2024, we had net revenues of $39 million. We are strategically positioned to drive growth and innovation in the laser technology market by targeting three key customer segments: government entities, Fortune 1000 companies, and medium/small businesses. Each of these segments presents unique opportunities and challenges, and our business model is designed to cater specifically to the needs and growth potential within each category.

For government entities, we provide highly specialized laser solutions that meet stringent regulatory and performance standards. This segment benefits from our expertise in delivering reliable, durable, and effective laser systems for various applications, from defense and aerospace to public infrastructure projects. Working with government clients not only solidifies our reputation as a trusted provider of advanced laser technology but also paves the way for new contracts and collaborative projects. One of our current projects is the Laser Shield Anti-Drone System (“LSAD”), a joint development with our affiliate, Fonon Technologies, to create a laser defense system to serve as an immediate response defense system for addressing the threat of small-scale unmanned aerial systems in conflict zones and expeditionary locations. We successfully completed a test of the LSAD prototype at our Orlando facility.

Fortune 1000 companies represent another critical segment, where our laser technology can significantly enhance operational efficiency, precision, and productivity. By addressing the unique challenges of large-scale industrial applications, we position ourselves as an essential partner in the innovation strategies of these corporations. Our advanced laser solutions help these clients stay competitive and maintain high-quality standards, driving repeat business and fostering long-term partnerships.

Medium and small businesses constitute the third pivotal segment of our customer base. Recognizing the distinct needs and constraints of this market, we launched the Service Partner Network (SPN). This initiative is designed to empower medium and small businesses by providing them access to mobile demonstration units, enabling them to experience the advantages of our laser technology firsthand. The SPN serves a dual purpose: it facilitates immediate equipment sales and acts as a catalyst for demonstrating the practical benefits and capabilities of our products.

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Through the SPN, we also support entrepreneurs looking to start their own mobile laser cleaning or rental service businesses. Our marketing team plays a crucial role in this ecosystem by generating and distributing leads to SPN members for a fee, thereby creating a continuous revenue stream. This collaborative approach not only bolsters the success of our SPN partners but also promotes sustained long-term revenue growth for us.

By strategically targeting these three customer segments and leveraging the SPN to enhance our market penetration and product visibility, we believe we are well-positioned for robust growth. Our comprehensive business model not only enhances customer engagement and satisfaction across diverse markets but also solidifies our standing as an innovative leader in the laser technology industry.

We market our products globally through our direct sales force which is located in the United States.

We have a perpetual, worldwide exclusive license agreement with ICT Investments, LLC (“ICT Investments”), an affiliate of the Company as discussed below, to sell the Laser Photonics™ branded equipment for laser cleaning and rust removal, in exchange for a royalty equal to 6.5% of the gross sales of the equipment incorporating the licensor technology.

Recent Developments

On October 18, 2023, we entered into a license agreement with an affiliated company, Fonon Technologies, Inc., which is majority-owned by ICT Investments, for an exclusive, worldwide, non-transferable license for high power turbo piercing (“Cold Cutting”) laser cutting technology and any improvements to such technology to allow us to manufacture, sell, export and import products incorporating such technology in return for our paying a license fee of $350,000 in cash and a one-time grant of 1,000,000 restricted shares of our Common Stock to ICT Investments.

ICT Investments, LLC (“ICT” or “ICT Investments”) currently owns approximately 31% of the outstanding shares of our Common Stock, Fonon Corporation, an affiliate of ICT Investments, currently owns approximately 21% of the outstanding shares of our Common Stock, and Fonon Technologies owns approximately 6% of the outstanding shares of our Common Stock and collectively are our majority stockholders. Dmitriy Nikitin has voting control of the Company through his ownership of all membership interests of ICT Investments which is the controlling entity of Fonon Corporation and Fonon Technologies, Inc. On May 21, 2024 we entered into a license agreement with Fonon Corporation to receive an exclusive, worldwide, sublicensable license to its laser material processing equipment and technology, including all applications of laser cutting, marking, engraving, laser welding, brazing, ablation, laser drilling, semiconductor chip marking, semiconductor and flat panel display laser processing equipment, all other laser material processing equipment documented or existing in a form of know-how and/or trade secrets in return for 3,000,000 restricted shares of our Common Stock. Following this offering, ICT Investments, through its control of Fonon Corporation and Fonon Technologies, Inc., in the aggregate will own approximately __% of our Common Stock and will have the voting power to decide all matters submitted to a vote of our stockholders, including the election of our directors. Through our affiliation with ICT Investments, its portfolio companies and its customers, we have access to more than 1,500 high profile Fortune 5000 customer prospects as well as recognition as a global leader in manufacturing premium laser equipment. In addition, through the expertise and reputation of our officers, board members and advisors, we have the foundation of our technologically advanced, disruptive laser systems specifically suited for most material processes with specific cleaning requirements and challenges.

On October 30, 2024, we entered into an Asset Purchase Agreement with CMS, a laser company located in Orlando, Florida, that designs and builds turnkey laser material processing systems for marking, cutting, drilling and welding. CMS allows us to expand into the pharmaceutical market for controlled-release medications that is expanding rapidly, driven by the growing need for more effective and patient-friendly drug delivery systems. Controlled-release tablets, which gradually release medication over time, require precision manufacturing techniques to ensure the proper dosage and timing of active ingredient release. Laser technology plays a critical role in creating micro-drilled apertures in these tablets, ensuring accurate and consistent drug release. We believe that there is a significant opportunity to unlock CMS’s growth potential by integrating it into our existing sales and marketing infrastructure, enhancing customer engagement and expanding our market reach to maximize wallet share from current customers and bring new clients on board.

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With global pharmaceutical companies focusing on enhancing drug delivery mechanisms, the demand for laser-based solutions like those provided by CMS is expected to rise. CMS’ experience in supplying laser systems to pharmaceutical companies, coupled with our sales and marketing expertise, positions LPC to take full advantage of this growing market segment. We acquired all business assets of CMS, including its intellectual property as well as hiring CMS’ existing workforce, including engineers and customer support personnel, that we believe will add significant value to the acquired CMS assets.

On February 10, 2025, we entered into a Lease Termination Agreement with 2701 Maitland Building Associates, LLC, the Landlord of Suite 125 containing approximately 7,981 rentable square feet that we had leased from November 7, 2022 through December 31, 2025, at a base monthly rent of $14,818.06 (“Suite 125”). In light of our entering into a long-term lease at 250 Technology Park. Lake Mary, Florida 32746 on July 1, 2024, we determined that it did not need Suite 125 for its future growth and, since it could not sublet this space, we entered into the Lease Termination Agreement to reduce our lease expense. Under the terms of the Lease Termination Agreement, we agreed to pay a monthly termination fee of $14,912.14 base rent plus operating expenses for five months, saving us approximately $80,000 in lease payments for 2025.

On July 7, 2025, we and our subsidiary, Control Micro Systems Florida, LLC, entered into a Business Loan and Security Agreement with Agile Capital and Agile Lending under which we received a term loan in the principal amount of $2,100,000 with total interest of $924,000 (the “Loan”) to be repaid through weekly principal and interest payments of $94,500 commencing July 16, 2025, and ending February 18, 2026, subject to payment of a $100,000 administrative agent fee paid to Agile Capital.

On August 5, 2025, we entered into an Asset Purchase Agreement with Fonon Quantum Technologies, Inc., an affiliate of ICT Investments, to acquire the assets of Beamer Laser, a company that manufactures IR fiber laser marking systems that provide standard, engineered and inline 1064nm IR laser marking solutions for a variety of industries used in tracking and traceability to serialization, 2D codes and decorative marking. We believe that the acquisition of these assets will be of substantial financial benefit in terms of its future sales given the importance of Beamer Laser’s standard industrial marking solutions and modular design to allow for smooth integration into manufacturing workflows, its U.S.-based manufacturing capabilities that should help us mitigate supply chain issues and tariffs to ensure better control over manufacturing quality, lead times and costs and with Beamer Laser’s established customer base, which includes Fortune 100 companies in aerospace, defense and pharmaceuticals, provide us with new growth opportunities for our other laser technology products.

On August 28, 2025, we closed a convertible note financing with Hudson Global Ventures, LLC (“Hudson Global”). In connection with this financing, we entered into a Securities Purchase Agreement (the “SPA”) with Hudson Global requiring that we (i) issue 418,000 shares of our Common Stock as commitment shares, (ii) issue a warrant for 157,258 shares of our Common Stock at a conversion price of $4.34 per share subject to customary adjustments for fundamental corporate actions such as mergers, reverse splits and stock dividends, that is exercisable for five years or that we must earlier pay the Event of Default Black Scholes Value as that term is defined in the warrant if our Common Stock is deemed “penny Stock” under SEC Rule 240.3a51-1, and (iii) issue a 12 month secured convertible promissory note in the principal amount of $455,0000 (the “Hudson Convertible Note”) bearing annual interest of 12% to be repaid through monthly amortization payments of $45,818 and that is convertible into shares of our Common Stock at a fixed price of $4.34 per share, subject to customary adjustments for fundamental corporate actions such as mergers, reverse splits and stock dividends, that can be prepaid within the first 60 days from August 27, 2025, without any penalty and after 60 days from August 27, 2025,at a payment of 118% of the accrued and unpaid interest and unpaid principal of the Hudson Convertible Note. Under the terms of the SPA, Hudson Global has piggyback rights for the conversion shares underlying the warrant and the Hudson Convertible Note as well as for the commitment shares.

On September 2, 2025, we entered into an agreement to exchange certain outstanding warrants issued in the August 2024 PIPE financing (the “Exchange Agreement”). These warrants, which had an exercise price of $4.34 per share and included a full ratchet anti-dilution provision, entitled holders to purchase up to an aggregate of 0.8 million shares of our Common Stock. In exchange for relinquishing these warrants, the warrant holders received unrestricted shares of our Common Stock equal to 400% of the number of shares of our Common Stock issuable upon exercise of the warrants that for all warrant holders results in an aggregate of 3.2 million unrestricted shares of our Common Stock. We also have agreed, subject to customary exceptions, for a period of 30 days starting on September 3, 2025, not to issue any shares of our Common Stock nor to file any registration statant or any amendment or supplement to any existing registration statement. We also issued to the placement agent facilitating the Exchange Agreement or its designees warrants to purchase an aggregate of 56,000 shares of our restricted Common Stock that are exercisable for five years at $5.0250 per share subject to customary adjustments, including for stock splits, stock dividends, rights offerings and fundamental transactions such as a merger resulting in a change of control.

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On September 12, 2025, we issued to four investors certain unsecured promissory notes (the “Notes”) under the terms of a Note Purchase Agreement (the “NPA”). The Notes are (i) in the total principal amount of $2,111,111.12 with an Original Issuance Discount (“OID”) equal to 10% that resulted in the Company receiving net proceeds of $1,129,400 following deductions for expenses, including an 8% placement agency fee and 1% non-accountable allowance paid to RBW Capital Partners LLC (“RBW”), a division of Dawson James Securities, Inc., under the terms of a Placement Agency Agreement dated September 5, 2025, between the Company and RBW, and repayment of principal and accrued and unpaid interest of $509,600 owed to Hudson Global Ventures, LLC (“Hudson Global”) under a convertible note in the principal amount of $455,000 issued under the term of a Securities Purchase Agreement dated August 27, 2025, (ii) due the earlier of three (3) months from the dates of the Notes which are all September 12, 2025, or in the event of a prior subsequent financing by the Company, the Notes at the option of the holder must be repaid in full or, if applicable, are exchangeable into the consideration in the subsequent offering, (iii) subject to a payment in the event of a default of 120% of the unpaid principal amount, accrued interest and all other amounts owing under the Notes, which amount increases by 5% every 30 days following the date of the event of default until the Notes are paid in full (the “Mandatory Default Amount”) and (iv) limited to prepayment only upon a change of control of the Company subject to payment of the Mandatory Default Amount. The principal amount of the Notes remains outstanding and the use of proceeds of this offering will be used to repay the Notes in full in addition to payment of the Mandatory Default Amount. The Company has been in settlement discussions with the four holders of the Notes regarding claims that until the Notes were repaid the Company could not sell securities greater than $50,000 and agreeing to enter into a PIPE transaction by October 17, 2025, to be led by RBW Capital. The Company and its note holders have agreed to resolve this dispute through repayment of the note holders in an amount of approximately $3.2 million from the proceeds of the current S-1 offering with HCW.

On September 22, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which we agreed to issue and sell to the Investors in a private placement (i) 1,098,902 shares of Common Stock at a price of $3.64 per Share, (ii) Series A warrants to purchase up to 1,098,902 shares of Common Stock and (iii) Series B warrants to purchase up to 1,098,902 shares of Common Stock for total aggregate gross proceeds of approximately $4 million. The offering closed on September 30, 2025. The Series A Warrants have an exercise price of $3.40 per share, are exercisable upon issuance (the “Initial Exercise Date”), and expire five years following the effective date of the resale registration statement on Form S-1 that we filed under the terms of a registration rights agreement in connection with the Purchase Agreement. The Series B Warrants have an exercise price of $3.40 per share, are exercisable commencing on the Initial Exercise Date and expire eighteen months following the effective date of the resale registration statement. H.C. Wainwright & Co., LLC acted as the exclusive placement agent for the issuance and sale of these securities. The Company agreed to pay up to an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from this offering and issued to Wainwright warrants to purchase up to 76,923 shares of Common Stock at an exercise price per share of $4.55, which are exercisable commencing upon issuance and a have term of five years after effective date of resale registration statement.

Our principal executive offices are located at 250 Technology Park Lake Mary, FL 32746, and our telephone number is (407) 804-1000. Our corporate website is https://laserphotonics.com. Information contained on our website does not form a part of this prospectus.

Growth Strategy

Our objective is to achieve a leadership position in our industry with a focus in growth technologies including laser welding, laser cutting, laser cleaning, semiconductor, 3-D printing, and anti-drone defense. The key elements of our growth strategy are:

Multi-Market and Multi-Product Approach. We intend to develop and manufacture laser systems for a variety of markets to reduce the financial impact that a downturn in any one market would have.

Accent on Developing Standard Systems for Specific Markets. We expect to increase sales through an industry-recognized expertise in clearly defined markets with substantial sales demand such as rust removal equipment for the shipbuilding industry, laser de-contamination equipment for the nuclear industry and laser blasting cabinets for the general manufacturing industry.

Broaden Customer Relationships. We expect to develop a global diversified customer base in a variety of industries. We seek to differentiate ourselves from our competitors through superior product pricing, performance and service. We believe that a global presence and investments in application engineering and support will create competitive advantages in serving multinational and local companies.

New Product Development. We intend to target new applications early in the development cycle and drive adoption by leveraging our strong customer relationships, engineering expertise and competitive production costs.

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We intend to continue to stay ahead of the technology curve by researching and developing cutting edge products and technologies for both large and small businesses. In addition to our attention to Fortune 1000 companies, we also view the small companies as an attractive market opportunity since they were previously unable to take advantage of laser processing equipment due to high prices, significant operating costs and the technical complexities of the laser equipment. As a result, we are developing a group of standardized laser cleaning equipment that we have named the CleanTech™ laser blaster family of equipment that we believe represents a new generation of high power laser cleaning and rust removal systems that will be affordable to more than a million small and mid-size companies.

Controlled Company Exemption

ICT Investments in the aggregate will control approximately 52% of the voting power of our outstanding Common Stock following this offering, assuming the sale of all of the securities offered pursuant to this prospectus that includes the Shares owned by its affiliates, Fonon Technologies, Inc., Fonon Corporation and Foon Quantum Technologies, Inc., and with the ownership by Wayne Tupuola, our President and CEO, of 351,760 shares of Common Stock, will have the power to elect a majority of our directors. Pursuant to Nasdaq’s listing standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company qualifies as a “controlled company.” As a controlled company, we may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements to have (i) a board composed of a majority of independent directors; (ii) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) director nominees selected or recommended for our board of directors (the “board”) either by a majority of the independent directors or a nominating committee comprised solely of independent directors. If we cease to be a “controlled company” and our Shares are listed on Nasdaq, we will be required to comply with these standards and, depending on the independence determination with respect to our then-current directors, we may be required to add additional directors to our board to achieve such compliance within the applicable transition periods. We currently do and intend to continue to comply with the Nasdaq corporate governance requirements for companies that are not controlled companies.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, which we refer to as the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

●	Reduced disclosure about our executive compensation arrangements;

●	No non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;

●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

●	Reduced disclosure of financial information in this prospectus, limited to two years of audited financial information and two years of selected financial information.

As a smaller reporting company, each of the foregoing exemptions is currently available to us. We may take advantage of these exemptions for up to five years following our initial public offering on September 29, 2022, or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the Securities and Exchange Commission, or if we issue more than $1.0 billion of non-convertible debt over a three-year-period.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time as we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

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ABOUT THIS OFFERING

Common stock offered by us:	Up to 4,716,981 shares of Common Stock.

Assumed public offering price	$2.12 per share of Common Stock and accompanying Common Warrants.

Common stock outstanding before the offering(2)	22,775,204 shares of Common Stock.

Common stock to be outstanding after the offering(3)	27,492,185 shares of Common Stock (assuming we sell only shares of Common Stock and no Pre-Funded Warrants and assuming no exercise of the Common Warrants).

Common Warrants offered by us	Series A-1 warrants to purchase up 4,716,981 shares of Commons Stock and series A-2 warrants to purchase up to 4,716,981 shares of Common Stock. Each share of Common Stock sold, or each Pre-Funded Warrant is accompanied by two Common Warrants to purchase one share of Common Stock exercisable at $____ per share. The shares of Common Stock or Pre-Funded Warrant and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. The Common Warrants will be exercisable beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the Warrant Stockholder Approval will not be required, and the Common Warrants will be exercisable on the Initial Exercise Date. The series A-1 warrants will expire five (5) years from the Initial Exercise Date and the series A-2 warrants will expire twenty-four (24) months from the Initial Exercise Date. This prospectus also relates to the offering of our Common Stock issuable upon exercise of the Common Warrants. See “Description of the Securities We Are Offering – Common Warrants”.

Pre-funded Warrants offered by us	Each Pre-Funded Warrant will be exercisable for one share of Common Stock at any time following its original issuance until exercised in full, provided that the purchaser will be prohibited from exercising Pre-Funded Warrants for shares of Common Stock if, as a result of such exercise, the purchaser, together with its affiliates and certain related parties, would own more than 4.99% or 9.99% at the election of the investor, of the total number of shares of Common Stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. This prospectus also relates to the offering of our Common Stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Securities We Are Offering – Pre-Funded Warrants.”

Use of proceeds	We estimate that the proceeds from this offering will be approximately $9 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us, assuming the sale of all shares offered under this Prospectus. We intend to use the net proceeds of this offering for research and development for our various laser-based technologies, repayment of the Notes under the NPA dated September 12, 2025, discussed above, that include a default premium and default interest rate, acquisitions and working capital and working capital. See “Use of Proceeds.”

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 7 before deciding to invest in our securities.

Nasdaq trading symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “LASE”.

(1)	The number of shares of Common Stock that will be outstanding after this offering is based on 22,775,204 shares of Common Stock outstanding as of January 8, 2026, and excludes (i) the shares of Common Stock issuable upon the exercise of the remaining 118,032 underwriters’ warrants in connection with our initial public offering in September 2022 and (ii) the shares of Common Stock issuable upon the exercise of Series A warrants to purchase up to 1,098,902 shares of Common Stock and Series B warrants to purchase up to 1,098,902 shares of Common Stock issued under the September 22, 2025 Purchase Agreement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific risk factors discussed below. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described below or any additional risks and uncertainties actually occur, our business, financial conditions, results of operations, stock price and prospectus could be materially and adversely affected. In that event, the price of our securities could decline, and you could lose part or all of your investment.

Risks Related to This Offering

We have a history of annual net losses which may continue and which may negatively impact our ability to achieve our business objectives, and we received a going concern qualification in our 2024 audit.

For our fiscal year ending December 31, 2024, we had net revenue of $1,934,150, used net cash of $9,138,555 to fund our operations and incurred a net loss of $2,518,827. For the nine months ended September 30, 2025, we had a net loss of $8,110,233. Our independent registered public accounting firm, in their report dated June 24, 2025, expressed substantial doubt about our ability to continue as a going concern due to our not having earned sufficient revenue since inception and having sustained operating losses during the year ended December 31, 2024. There can be no assurance that our future operations will result in net income. Our failure to increase our revenues or improve our gross margins will harm our business. We may not be able to generate profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, our gross margins fail to improve or our operating expenses exceed our expectations, our operating results and financial condition will suffer.

We do not currently intend to pay dividends on our Common Stock in the foreseeable future and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We do not anticipate paying any cash dividends to holders of our Common Stock for the foreseeable future. Consequently, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Purchasers in this offering may experience immediate and substantial dilution in net tangible book value.

The public offering price per share of Common Stock and accompanying common warrants and the public offering price of each pre-funded warrant and accompanying common warrants may be substantially higher than the pro forma as adjusted net tangible book value per share of our Common Stock after giving effect to this offering. Assuming the sale of 4,716,981 shares of our Common Stock and Common Stock purchase warrants to purchase up to 9,433,962 shares of Common Stock at an assumed public offering price of $2.12 per share, the closing sale price per share of our Common Stock on Nasdaq on January 27, 2026, assuming no sale of any pre-funded warrants in this offering, no exercise of the Common Stock purchase warrants being offered in this offering and after deducting the Placement Agent fees and commissions and estimated offering expenses payable by us, you will incur immediate dilution of approximately $1.21 in the pro forma as adjusted net tangible book value per share of Common Stock. As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our Company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options and warrants at exercise prices lower than the public offering price of our Common Stock in this offering, you will incur further dilution.

Future issuances of our Common Stock or securities convertible into, or exercisable or exchangeable for, our Common Stock could cause the market price of our Common Stock to decline and would result in the dilution of your holdings.

Future issuances of our Common Stock or securities convertible into, or exercisable or exchangeable for, our Common Stock could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur could adversely affect the market price of our Common Stock.

The Common Warrants and Pre-Funded Warrants are speculative in nature.

The Common Warrants and Pre-Funded Warrants offered hereby do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire the Common Stock issuable upon exercise of such warrants at an exercise price of $0.001 per share and, commencing on the Initial Exercise Date, holders of the Common Warrants may acquire the Common Stock issuable upon exercise of such warrants at an exercise price per share equal to the public offering price of shares of Common Stock in this offering. Moreover, following this offering, the market value of the Pre-Funded Warrants and Common Warrants will be uncertain and there can be no assurance that the market value of such Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Common Warrants, and consequently, whether it will ever be profitable for holders of the Common Warrants to exercise the Common Warrants.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of the offering. We currently intend to use the net proceeds from the offering to fund research and development in our various laser technologies, for future acquisitions and working capital and general corporate purposes. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Common Stock.

Investors who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for one year from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for 90 days from closing; subject to certain exceptions, and (iv) indemnification for breach of contract.

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This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us. There are no refunds available to purchasers of the securities in this offering if less than the maximum amount of securities are sold.

If we are required to obtain Warrant Stockholder Approval, the Common Warrants will not be exercisable until we are able to receive such approval, and if we are unable to obtain such approval, the Common Warrants will have no value.

If we are required to obtain Warrant Stockholder Approval, the Common Warrants will not be exercisable until, and unless, we obtain the Warrant Stockholder Approval from our stockholders. While we intend to promptly seek stockholder approval, if required, there is no guarantee that the Warrant Stockholder Approval will be obtained. If we are unable to obtain the Warrant Stockholder Approval, the Common Warrants will have no value. In addition, we will incur substantial costs, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

The Common Warrants may not have any value.

The series A-1 warrant has an exercise price per share equal to $[*] and expires on the fifth anniversary of its Initial Exercise Date and the series A-2 warrant has an exercise price per share equal to $[*] and expires twenty-four (24) months after the Initial Exercise Date. In the event the market price per our shares of Common Stock does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value.

Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to redeem such Common Warrants at a price described in such warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “[a] broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under the Financial Industry Regulatory Authority, Inc. (“FINRA”) “suitability rules.” FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and for retail customers, broker-dealers must determine the investment is in the customer’s “best interest” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy our securities, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell our common stock.

Our largest stockholder beneficially owns a significant number of shares of our common stock. That stockholder’s interests may conflict with other stockholders, who may be unable to influence management and exercise control over our business.

ICT Investments, via common control of Fonon Corporation, Fonon Technologies, Inc. and Fonon Quantum Technologies, Inc. combined owns approximately 51% of our shares of Common Stock prior to this offering and even if all 4,716,981 shares of Common Stock are sold in this offering will still own approximately 42% of the outstanding Common Stock. As a result, ICT Investments is able to: place, elect, or defeat the election of our directors; amend or prevent amendment to our certificates of incorporation or bylaws; effect or prevent a merger, sale of assets or other corporate transaction; drive business decisions and control expenditures; and control the outcome of any other matter submitted to the stockholders for vote. Accordingly, other stockholders are unable to influence management or exercise control over our business.

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Risks Related to our Business and Our Industry

We may need to raise additional capital.

If, in the future, we are not able to generate sufficient revenues from operations and our capital resources are insufficient to meet future requirements, we may have to raise additional funds to allow us to continue to commercialize, market and sell our products. We cannot be certain that funding will be available on acceptable terms or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience dilution. Any debt financing, if available, may involve restrictive covenants that may impact on our ability to conduct business or return capital to investors. If we are unable to raise additional capital if required or on acceptable terms, we may have to significantly scale back, delay or discontinue the development and/or commercialization of our laser-based cleaning products, restrict our operations or obtain funds by entering into agreements on unattractive terms.

If our proposed marketing efforts are unsuccessful, we may not earn enough revenue to scale the business profitably.

Our success will depend on investment in marketing resources and the successful implementation of our marketing plan. Our marketing plan involves attendance at trade shows, conducting private demonstrations, utilizing promotional materials, and employing advertising campaigns in print and/or broadcast media. We cannot give any assurance that our marketing efforts will be successful. If they are not, revenue may be insufficient to cover our growing fixed costs and we may suffer a reduction in profitability.

We have a large amount of intangible assets, and if these assets become impaired, our earnings would be adversely affected.

We have a substantial amount of intangible assets, representing approximately 33% of our total assets as of December 31, 2024 and approximately 29% as of September 30, 2025. While we amortize our intangible assets, they may be subject to impairment testing. If we experience any significant impairment to our intangible assets, it may have a material adverse effect on our reported financial results for the period in which the charge is taken and could result in a decrease in the market price of our common stock.

We may be unable to respond to rapid technological changes and innovative products.

In a constantly changing and innovative technology market with frequent new product introductions, enhancement, and modifications, we may be forced to implement and develop new technologies into our products for anticipation of changing customer requirements that may significantly impact costs in order to retain or enhance our competitive position in existing and new markets.

There is intense competition in our market.

There is intense competition amongst manufacturers of crystalline silicon laser modules, thin-film laser modules, solar thermal lasers, and concentrated fiber laser systems. Our management is aware that the failure to compete away eventual new entrants will affect overall business prospects and the product itself. Therefore, if we can innovate more quickly, we will be better able to defend our pricing power. Competitive factors in this market are all related to product performance, price, customer service, training platforms, reputation, and sales and marketing effectiveness, all of which are factors upon which we believe we can compete successfully but will need greater financial resources to do so.

Future acquisitions may be unsuccessful and may negatively affect operations and financial condition.

We plan to grow organically; however, we will opportunistically pursue potential acquisitions of complementary businesses. Should we acquire other companies, the integration of businesses, personnel, product lines, and technologies might prove to be difficult, time consuming, and risky. Any difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses, and impair our revenue and results of operations.

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If we are unable to hire additional personnel, we will have trouble growing our business.

Our future success depends on our ability to attract, retain, and motivate skilled marketing, managerial, operational, and administrative personnel. We plan to hire additional personnel in all areas of our business as we grow. Competition for qualified personnel is intense. As a result, we may be unable to attract and retain qualified personnel. We may also be unable to retain the employees that we currently employ. The failure to attract and retain highly competent personnel could seriously harm our business, financial condition, and operational results.

Our business depends on experienced and highly skilled technicians and business development personnel, and if we are unable to attract such talent, it will be more difficult for us to manage our business and complete contracts.

The success of our business depends on the skill of our personnel. Accordingly, it is critical that we maintain, and continue to build, a highly experienced management team and specialized workforce, including designers, engineers, and sales professionals. Competition for personnel – particularly those with expertise in government consulting and who possess a security clearance – is high, and identifying candidates with the appropriate qualifications can be costly and difficult. We may not be able to hire the necessary personnel to implement our business strategy given our anticipated hiring needs, or we may need to provide higher compensation or more training to our personnel than we currently anticipate. In addition, our ability to recruit, hire, and indirectly deploy former employees of the U.S. Government is subject to complex laws and regulations, which may serve as an impediment to our ability to attract such talent.

Our business is labor intensive, and our success depends on our ability to attract, retain, train, and motivate highly skilled employees, including employees who may become part of our organization in connection with our acquisitions. The increase in demand for consulting, technology integration, and managed services has further increased the need for employees with specialized skills or significant experience in these areas. We may not be successful in attracting and retaining enough employees to achieve our desired staffing and expansion objectives. Furthermore, the industry turnover rates for these types of employees are high and we may not be successful in retaining, training, or motivating them. Any inability to attract, retain, train, and motivate skilled talent could impair our ability to adequately manage and complete existing projects, not to mention restrict our ability to accept new client engagements. Such an inability may also force us to increase our hiring of independent contractors, which may increase our costs and reduce our profitability on client engagements. We must also devote substantial managerial and financial resources to monitoring and managing our workforce. Our future success will depend on our ability to manage the levels and related costs of our workforce.

In the event we are unable to attract, hire and retain the requisite personnel and subcontractors, we may experience delays in completing contracts in accordance with project schedules and budgets, which may have an adverse effect on our financial results, harm our reputation, and cause us to curtail our pursuit of new contracts. Further, any increase in demand for personnel may result in higher costs, causing us to exceed the budget on a contract, which in turn may have an adverse effect on our business, financial condition, and operating results, as well as harm our customer relationships.

We face a higher risk of failure because we cannot accurately forecast our future revenues and operating results.

The rapidly changing nature of the markets in which we compete makes it difficult to accurately forecast our revenues and operating results. Moreover, we expect our future revenues and operating results to fluctuate due to a number of factors, including the following:

● the timing of sales of our products.

● unexpected delays in the introduction of new products.

● increased expenses, whether related to sales and marketing, or administration; and

● costs related to anticipated acquisitions of complementary businesses.

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Our products may suffer defects.

Our products may suffer defects that may lead to substantial product liability, damage, or warranty claims. Given the complexity of the platforms and systems inside our products, the potential for errors and defects is heightened. Significant expenses arising from product liability or warranty claims could have a material adverse effect on our business, financial condition, and operating results.

We need to increase the size and scale of our organization, and we may experience difficulties in managing such growth, which might impair our financial performance.

We need to strengthen our managerial, operational, and accounting infrastructure, in addition to integrating employees retained from other companies that we might acquire. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, and integrate new employees. Our future financial performance and our ability to commercialize our products will depend, in part, on our ability to manage any future growth effectively.

To manage our future growth, we will need to continue to effect improvements in our managerial, operational, and accounting controls. All of these measures will require significant expenditure and will demand the attention of management. If we fail to continue making enhancements to our operational and financial controls in support of the growth in our business, we could develop operating and reporting inefficiencies that could increase our costs more than we had planned, as well as impair our competitive position. If we are unable to manage growth effectively, our business, financial condition, and operating results could be adversely affected.

Insurance and contractual protections may not always cover lost revenue, increased expenses, or liquidated damages payments, which could adversely affect our financial results.

Although we maintain insurance and intend to obtain warranties from suppliers, obligate subcontractors to meet certain performance levels and attempt, where feasible, to pass risks we cannot control to our customers, the proceeds of such insurance, warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenue, increased expenses or liquidated damages payments that may be required in the future.

 Internal system or service failures could disrupt our business and impair our ability to effectively provide our services and products to our customers, which could damage our reputation and adversely affect our revenues and profitability.

Any system or service disruptions, including those caused by ongoing projects to improve our information technology systems and the delivery of services, if not anticipated and appropriately mitigated, could have a material adverse effect on our business including, among other things, an adverse effect on our ability to bill our customers for work performed on our contracts, collect the amounts that have been billed and produce accurate financial statements in a timely manner. We are also subject to system failures, including network, software, or hardware failures, whether caused by us, third-party service providers, cyber security threats, natural disasters, power shortages, terrorist attacks or other events, which could cause loss of data and interruptions or delays in our business, cause us to incur remediation costs, subject us to claims and damage our reputation. In addition, the failure or disruption of our communications or utilities could cause us to interrupt or suspend our operations or otherwise adversely affect our business. Our property and business interruption insurance may be inadequate to compensate us for all losses that may occur because of any system or operational failure or disruption and, as a result, our future results could be adversely affected.

Our financial performance could be adversely affected by decreases in spending on technology products and services by our public sector customers.

Our sales to our public sector customers are impacted by government spending policies, budget priorities and revenue levels. An adverse change in government spending policies (including budget cuts at the federal level), budget priorities or revenue levels could cause our public sector customers to reduce their purchases or to terminate or not renew their contracts with us, which could adversely affect our business, results of operations or cash flows.

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Our business could be adversely affected by the loss of certain vendor partner relationships and the availability of their products.

We purchase products from vendors on a global basis as components to include in our finished laser-based cleaning equipment. In the event we were to lose one of our significant vendor partners, our business could be adversely affected.

We expect to enter joint ventures, teaming and other arrangements, and these activities involve risks and uncertainties.

We expect to enter joint ventures, teaming and other arrangements. These activities involve risks and uncertainties, including the risk of the joint venture or applicable entity failing to satisfy its obligations, which may result in certain liabilities to us for guarantees and other commitments, the challenges in achieving strategic objectives and expected benefits of the business arrangement, the risk of conflicts arising between us and our partners and the difficulty of managing and resolving such conflicts, and the difficulty of managing or otherwise monitoring such business arrangements.

Our business and operations expose us to numerous legal and regulatory requirements and any violation of these requirements could harm our business.

We are subject to numerous federal, state and foreign legal requirements on matters as diverse as data privacy and protection, employment and labor relations, immigration, taxation, anticorruption, import/export controls, trade restrictions, internal and disclosure control obligations, securities regulation and anti- competition. Compliance with diverse and changing legal requirements is costly, time-consuming and requires significant resources. We are also focused on expanding our business in certain identified growth areas, such as energy and environment, which are highly regulated and may expose us to increased compliance risk. Violations of one or more of these diverse legal requirements in the conduct of our business could result in significant fines and other damages, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other reputational damage, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations.

As a manufacturer of laser cleaning equipment and laser processing systems our future success depends on our ability to effectively balance manufacturing production with market demand and reducing our manufacturing cost per watt.

Our ability to generate the profits we expect to achieve will depend, in part, on our ability to respond to market demand and add new manufacturing capacity in a cost-effective manner. In addition, we must continue to increase the efficiency of our manufacturing process to compete successfully and generate the returns to our stockholders, attract growth capital and a qualify for and maintain a listing on an exchange. Our failure to do so could threaten our long-term viability.

 We expect to increase our business with the U.S. Government, and changes in government defense spending could have adverse consequences on our financial position, results of operations and business.

In 2024, less than 18% of our U.S. revenues were derived from sales and services provided directly or indirectly to the U.S. Government. However, we anticipate increasing that figure to 25% over the next 12 to 24 months as we expand our engagement with federal agencies.

Our work with the U.S. Army, Navy, and Air Force has been primarily defense-related, and we expect future revenues to stem from contracts awarded under a variety of U.S. Government programs, particularly within the Department of Defense (DoD) and other federal departments and agencies.

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Under the current administration, there is a strong focus on modernizing defense capabilities while reducing redundant spending through organizational consolidation, cost-cutting measures, and more efficient procurement processes. The DoD is increasingly prioritizing maintenance, repair, and overhaul (MRO) over new equipment purchases—creating a growing opportunity for companies like ours that provide cost-effective, high-performance solutions for extending the life of existing assets.

Funding for our programs remains subject to the U.S. Government’s annual budget and appropriation process, which is influenced by a wide range of factors, including geopolitical developments, macroeconomic conditions, and the strategic priorities of the administration and Congress. While overall defense spending has risen in recent years to address emerging global threats and modernization needs, future budget levels will continue to reflect a complex balance of domestic and international priorities, as well as the broader fiscal health of the U.S. economy.

The Budget Control Act (BCA) of 2011, along with subsequent budget agreements, imposed discretionary spending caps on both defense and non-defense programs from FY2012 through FY2021, ushering in a decade of relative fiscal austerity. These caps operated under a “principle of parity,” requiring proportional cuts across both categories. With the expiration of the BCA, federal budgeting has entered a new phase, where non-defense discretionary (NDD) spending has more flexibility to grow without necessarily triggering equal increases in defense funding.

Under the current administration, there is heightened emphasis on domestic investment, including infrastructure, advanced manufacturing, and clean energy, which may shift federal funding priorities away from certain defense initiatives. In parallel, ongoing debates over the national debt, deficit reduction, and federal spending limits—including discussions surrounding the debt ceiling—create continued uncertainty in the budgeting process.

As a result, while we remain optimistic about opportunities in defense-related MRO and modernization programs, we acknowledge that budgetary constraints and shifting fiscal priorities could result in the reduction, delay, or cancellation of funding for some contracts—particularly those with unobligated balances. Such developments could adversely affect our operations, financial performance, and growth outlook.

Significant reduction in defense spending could have long-term consequences for our size and structure. In addition, reduction in government priorities and requirements could impact the funding, or the timing of funding, of our programs, which could negatively impact our results of operations and financial condition. In addition, we are involved in U.S. Government programs, which are classified by the U.S. Government and our ability to discuss these programs, including any risks and disputes and claims associated with and our performance under such programs, could be limited due to applicable security restrictions.

Our financial performance is dependent on our ability to perform on our current and future expected U.S. Government contracts, which are subject to termination for convenience, which could harm our financial performance.

We believe that our financial performance will be dependent on our performance under our existing U.S. Government contracts and contracts we may enter into with the U.S. Government in the future. Government customers have the right to cancel any contract for its convenience. An unanticipated termination of, or reduced purchases under, one of our major contracts whether due to lack of funding, for convenience or otherwise, or the occurrence of delays, cost overruns and product failures could adversely impact our results of operations and financial condition. If one of our U.S. Government contracts were terminated for convenience, we would generally be entitled to payments for our allowable costs and would receive some allowance for profit on the work performed. If one of our contracts were terminated for default, we would generally be entitled to payments for our work that has been accepted by the government. A termination arising out of our default could expose us to liability and have a negative impact on our ability to obtain future contracts and orders. Furthermore, on contracts for which we are a subcontractor and not the prime contractor, the U.S. Government could terminate the prime contract for convenience or otherwise, irrespective of our performance as a subcontractor.

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Our failure to comply with a variety of complex procurement rules and regulations could result in our being liable for penalties, including termination of our current and anticipated U.S. Government contracts, disqualification from bidding on future U.S. Government contracts and suspension or debarment from U.S. Government contracting that could adversely affect our financial condition.

We must comply with laws and regulations relating to the formation, administration and performance of our one existing and anticipated future U.S. Government contracts, which affect how we do business with our customers and may impose added costs on our business. U.S. Government contracts generally are subject to the Federal Acquisition Regulation (FAR), which sets forth policies, procedures and requirements for the acquisition of goods and services by the U.S. Government, department-specific regulations that implement or supplement DFAR, such as the DOD’s Defense Federal Acquisition Regulation Supplement (DFARS) and other applicable laws and regulations. We are also subject to the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with certain contract negotiations; the Procurement Integrity Act, which regulates access to competitor bid and proposal information and government source selection information, and our ability to provide compensation to certain former government officials; the Civil False Claims Act, which provides for substantial civil penalties for violations, including for submission of a false or fraudulent claim to the U.S. Government for payment or approval; the Civil False Claims Act, which provides for substantial civil penalties for violations, including for submission of a false or fraudulent claim to the U.S. Government for payment or approval; and the U.S. Government Cost Accounting Standards, which impose accounting requirements that govern our right to reimbursement under certain cost- based U.S. Government contracts. These regulations impose a broad range of requirements, many of which are unique to government contracting, including various procurement, import and export, security, contract pricing and cost, contract termination and adjustment, and audit requirements. A contractor’s failure to comply with these regulations and requirements could result in reductions to the value of contracts, contract modifications or termination, and the assessment of penalties and fines and lead to suspension or debarment, for cause, from government contracting or subcontracting for a period. In addition, government contractors are also subject to routine audits and investigations by U.S. Government agencies such as the Defense Contract Audit Agency (DCAA) and Defense Contract Management Agency (DCMA). These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. The DCAA also reviews the adequacy of and a contractor’s compliance with its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. During the term of any suspension or debarment by any U.S. Government agency, contractors can be prohibited from competing for or being awarded contracts by U.S. Government agencies. The termination of any of our significant Government contracts or the imposition of fines, damages, suspensions or debarment would adversely affect our business and financial condition.

 The U.S. Government may adopt new contract rules and regulations or revise its procurement practices in a manner adverse to us at any time.

Our industry has experienced, and we expect it will continue to experience, significant changes to business practices because of an increased focus on affordability, efficiencies, and recovery of costs, among other items. U.S. Government agencies may face restrictions or pressure regarding the type and number of services that they may obtain from private contractors. Legislation, regulations and initiatives dealing with procurement reform, mitigation of potential conflicts of interest and environmental responsibility or sustainability, as well as any resulting shifts in the buying practices of U.S. Government agencies, such as increased usage of fixed price contracts, multiple award contracts and small business set-aside contracts, could have adverse effects on government contractors, including us. Any of these changes could impair our ability to obtain new contracts or renew our existing contracts when those contracts are recompeted. Any new contracting requirements or procurement methods could be costly or administratively difficult for us to implement and could adversely affect our future revenues, profitability and prospects.

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We may incur cost overruns because of fixed priced government contracts which would have a negative impact on our operations.

As we pursue additional U.S. Government contracts in addition to the one U.S. Government contract we now have for the U.S. Army, we expect to have to perform under fixed price contracts such as multi-award, multi-year IDIQ task order based contracts, which generally provide for fixed price schedules for products and services, have no pre-set delivery schedules, have very low minimum purchase requirements, are typically competed among multiple awardees and could force us to carry the burden of any cost overruns. Due to their nature, fixed-priced contracts inherently have more risk than cost reimbursable contracts. If we are unable to control costs or if our initial cost estimates are incorrect, we can lose money on these contracts. In addition, some of these fixed price contracts will likely have provisions relating to cost controls and audit rights, and if we fail to meet the terms specified in those contracts, we may not realize their full benefits. Lower earnings caused by cost overruns and cost controls would have a negative impact on our results of operations should we receive awards of such contracts. The U.S. Government has the right to enter into contracts with other suppliers, which may be competitive with our IDIQ contracts. We anticipate that it may also perform fixed priced contracts under which we agree to provide specific quantities of products and services over time for a fixed price. Since the price competition to win both IDIQ and fixed price contracts is intense and the costs of future contract performance cannot be predicted with certainty, there can be no assurance as to the profits, if any, that we will realize over the term of such contracts.

Misconduct of employees, subcontractors, agents and business partners could cause us to lose existing contracts or customers and adversely affect our ability to obtain new contracts and customers and could have a significant adverse impact on our business and reputation.

Misconduct could include fraud or other improper activities such as falsifying time or other records and violations of laws, including the Anti-Kickback Act. Other examples could include the failure to comply with our policies and procedures or with federal, state or local government procurement regulations, regulations regarding the use and safeguarding of classified or other protected information, legislation regarding the pricing of labor and other costs in government contracts, laws and regulations relating to environmental, health or safety matters, bribery of foreign government officials, import-export control, lobbying or similar activities, and any other applicable laws or regulations. Any data loss or information security lapses resulting in the compromise of personal information or the improper use or disclosure of sensitive or classified information could result in claims, remediation costs, regulatory sanctions against us, loss of current and future contracts and serious harm to our reputation. Although we have implemented policies, procedures and controls to prevent and detect these activities, these precautions may not prevent all misconduct, and as a result, we could face unknown risks or losses. Our failure to comply with applicable laws or regulations or misconduct by any of our employees, subcontractors, agents or business partners could damage our reputation and subject us to fines and penalties, restitution or other damages, loss of security clearance, loss of current and future customer contracts and suspension or debarment from contracting with federal, state or local government agencies, any of which would adversely affect our business, reputation and our future results.

We may fail to obtain and maintain necessary security clearances, which may adversely affect our ability to perform on certain anticipated U.S. government contracts and depress our potential revenues.

Many U.S. Government programs require contractors to have security clearances. Depending on the level of required clearance, security clearances can be difficult and time-consuming to obtain. If we or our employees are unable to obtain or retain necessary security clearances, we may not be able to win new business, and our existing clients could terminate their contracts with us or decide not to renew them. To the extent we are not able to obtain and maintain facility security clearances or engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively rebid on expiring contracts, as well as lose existing contracts, which may adversely affect our operating results and inhibit the execution of our growth strategy.

Our future revenues and growth prospects could be adversely affected by our dependence on other contractors.

If other contractors with whom we have contractual relationships either as a prime contractor or subcontractor eliminate or reduce their work with us, or if the U.S. Government terminates or reduces these other contractors’ programs, does not award them new contracts or refuses to pay under a contract our financial and business condition may be adversely affected. Companies that do not have access to U.S. Government contracts may perform services as our subcontractor and that exposure could enhance such companies’ prospect of securing a future position as a prime U.S. Government contractor which could increase competition for future contracts and impair our ability to perform on contracts.

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We may have disputes with our subcontractors arising from, among other things, the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontractor, our failure to extend existing task orders or issue new task orders under a subcontract, our hiring of a subcontractor’s personnel or the subcontractor’s failure to comply with applicable law. Current uncertain economic conditions heighten the risk of financial stress of our subcontractors, which could adversely impact their ability to meet their contractual requirements to us. If any of our subcontractors fail to timely meet their contractual obligations or have regulatory compliance or other problems, our ability to fulfill our obligations as a prime contractor or higher tier subcontractor may be jeopardized. Significant losses could arise in future periods and subcontractor performance deficiencies could result in our termination for default. A termination for default could eliminate a revenue source, expose us to liability and have an adverse effect on our ability to compete for future contracts and task orders, especially if the customer is an agency of the U.S. Government.

Our international business exposes us to geo-political and economic factors, regulatory requirements and other risks associated with doing business in foreign countries.

We intend to engage in additional foreign operations which pose complex management, foreign currency, legal, tax and economic risks, which we may not adequately address. These risks differ from and potentially may be greater than those associated with our domestic business.

Our international business is sensitive to changes in the priorities and budgets of international customers and geo-political uncertainties, which may be driven by changes in threat environments and potentially volatile worldwide economic conditions, various regional and local economic and political factors, risks and uncertainties, as well as U.S. foreign policy. Our international sales are subject to U.S. laws, regulations and policies, including the International Traffic in Arms Regulations (ITAR) and the Foreign Corrupt Practices Act (see below) and other export laws and regulations. Due to the nature of our products, we must first obtain licenses and authorizations from various U.S. Government agencies before we are permitted to sell our products outside of the U.S. We can give no assurance that we will continue to be successful in obtaining the necessary licenses or authorizations or that certain sales will not be prevented or delayed. Any significant impairment of our ability to sell products outside of the U.S. could negatively impact our results of operations and financial condition.

Our international sales are also subject to local government laws, regulations and procurement policies and practices which may differ from U.S. Government regulations, including regulations relating to import-export control, investments, exchange controls and repatriation of earnings, as well as to varying currency, geo- political and economic risks. Our international contracts may include industrial cooperation agreements requiring specific in-country purchases, manufacturing agreements or financial support obligations, known as offset obligations, and provide for penalties if we fail to meet such requirements. Our international contracts may also be subject to termination at the customer’s convenience or for default based on performance and may be subject to funding risks. We also are exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international subcontractors, partners and suppliers in connection with international programs. As a result of these factors, we could experience award and funding delays on international programs and could incur losses on such programs, which could negatively impact our results of operations and financial condition.

We are also subject to a number of other risks including:

●	The absence in some jurisdictions of effective laws to protect our intellectual property rights;
●	Multiple and possibly overlapping and conflicting tax laws;
●	Restrictions on movement of cash;
●	The burdens of complying with a variety of national and local laws;
●	Political instability;
●	Currency fluctuations;
●	Longer payment cycles;
●	Restrictions on the import and export of certain technologies;
●	Price controls or restrictions on exchange of foreign currencies; and
●	Trade barriers.

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Our international operations are subject to special U.S. government laws and regulations, such as the Foreign Corrupt Practices Act, and regulations and procurement policies and practices, including regulations to import-export control, which may expose us to liability or impair our ability to compete in international markets.

Our international operations are subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. We expect to have operations and deal with governmental customers in countries known to experience corruption, including certain countries in the Middle East and in the future, the Far East. Our activities in these countries could create the risk of unauthorized payments or offers of payments by one of our employees, consultants or contractors that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. We are also subject to import-export control regulations restricting the use and dissemination of information classified for national security purposes and the export of certain products, services, and technical data, including requirements regarding any applicable licensing of our employees involved in such work.

As a U.S. defense contractor, we are vulnerable to security threats and other disruptions that could negatively impact our business.

As a U.S. defense contractor, we face certain security threats, including threats to our information technology infrastructure, attempts to gain access to our proprietary or classified information, and threats to physical security. These types of events could disrupt our operations, require significant management attention and resources, and could negatively impact on our reputation among our customers and the public, which could have a negative impact on our financial condition, results of operations and liquidity. We are continuously exposed to cyber-attacks and other security threats, including physical break-ins. Any electronic or physical break-in or other security breach or compromise may jeopardize security of information stored or transmitted through our information technology systems and networks. This could lead to disruptions in mission-critical systems, unauthorized release of confidential or otherwise protected information and corruption of data. Although we have implemented policies, procedures and controls to protect against, detect and mitigate these threats, we face advanced and persistent attacks on our information systems and attempts by others to gain unauthorized access to our information technology systems are becoming more sophisticated. These attempts include covertly introducing malware to our computers and networks and impersonating authorized users, among others, and may be perpetrated by well- funded organized crime or state sponsored efforts. We seek to detect and investigate all security incidents and to prevent their occurrence or recurrence. We continue to invest in and improve our threat protection, detection and mitigation policies, procedures and controls. In addition, we work with other companies in the industry and government participants on increased awareness and enhanced protections against cyber security threats. However, because of the evolving nature and sophistication of these security threats, which can be difficult to detect, there can be no assurance that our policies, procedures and controls have or will detect or prevent any of these threats and we cannot predict the full impact of any such past or future incident. Although we work cooperatively with our customers and other business partners to seek to minimize the impacts of cyber and other security threats, we must rely on the safeguards put in place by those entities. Any remedial costs or other liabilities related to cyber or other security threats may not be fully insured or indemnified by other means. Occurrence of any of these security threats could expose us to claims, contract terminations and damages and could adversely affect our reputation, ability to work on sensitive U.S. Government contracts, business operations and financial results.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world. Weak economic conditions sustained uncertainty about global economic conditions, concerns about future U.S. budgetary cuts, or a prolonged or further tightening of credit markets could cause our customers and potential customers to postpone or reduce spending on technology products or services or put downward pressure on prices, which could have an adverse effect on our business, results of operations or cash flows. In the event of extreme prolonged adverse market events, such as a global credit crisis, we could incur significant losses.

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Inflation has been on the rise and continues to destabilize the global economy. The Russia Ukraine conflict and other geopolitical tensions, as well as the related international response, have exacerbated inflationary pressures, including causing increases in the price for goods and services and exacerbated global supply chain disruptions, which have resulted in, and may continue to result in, shortages in materials and services and related uncertainties. Such shortages have resulted in and may continue to result in cost increases for labor, fuel, materials and services, and could continue to cause costs to increase, and result in the scarcity of certain materials. We cannot predict any future trends in the rate of inflation or other negative economic factors or associated increases in our operating costs and how that may impact our business. To the extent we are unable to recover higher operating costs resulting from inflation or otherwise mitigate the impact of such costs on our business, our revenues and gross profit could decrease, and our financial condition and results of operations could be adversely affected.

Risks Related to Our Intellectual Property

Our success may depend on our ability to obtain and protect the proprietary information on which we base our laser-based cleaning equipment.

In the event we acquire companies with intellectual property (“IP”) that is important to the development of our laser cleaning products, we will need to:

●	Obtain valid and enforceable patents;
●	Protect trade secrets; and
●	Operate without infringing upon the proprietary rights of others.

We will be able to protect our proprietary technology from unauthorized use by third parties only to the extent that such proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. Any non-confidential disclosure or misappropriation by third parties of our confidential or proprietary information could enable competitors to quickly duplicate or surpass our technological achievements, thus eroding our competitive position in our market.

The patent application process, also known as patent prosecution, is expensive and time-consuming, and we and our current or future licensors and licensees may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we or our current licensors, or any future licensors or licensees, will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, these and any of our patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. It is possible that defects of form in the preparation or filing of our patents or patent applications may exist, or may arise in the future, for example with respect to proper priority claims or inventorship. If we or our current licensors or licensees, or any future licensors or licensees, fail to establish, maintain or protect such patents and other intellectual property rights, such rights may be reduced or eliminated. If our current licensors or licensees, or any future licensors or licensees, are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised. If there are material defects in the form or preparation of our patents or patent applications, such patents or applications may be invalid and unenforceable. Any of these outcomes could impair our ability to prevent competition from third parties, which may harm our business.

The patent applications that we may own, or license may fail to result in issued patents in the United States or in other countries. Even if patents are issued on such patent applications, third parties may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. For example, U.S. patents can be challenged by any person before the new USPTO Patent Trial and Appeals Board at any time within the first year of that person’s receipt of an allegation of infringement of the patents. Patents granted by the European Patent Office may be similarly opposed by any person within nine months from the publication of the grant. Similar proceedings are available in other jurisdictions, and in the United States, Europe and other jurisdictions third parties can raise questions of validity with a patent office even before a patent has granted. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from designing around our claims. If the breadth or strength of protection provided by the patents and patent applications we hold or pursue with respect to our product candidates is successfully challenged, then our ability to commercialize such product candidates could be negatively affected, and we may face unexpected competition that could harm our business. Further, if we encounter delays in our clinical trials, the period of time during which we or our collaborators could market our product candidates under patent protection would be reduced.

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The degree of future protection of our proprietary rights is uncertain. Patent protection may be unavailable or severely limited in some cases and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

●	we might not have been the first to invent or the first to file the inventions covered by each of our pending patent applications and issued patents;

●	others may be able to make, use, sell, offer to sell or import products that are similar to our products or product candidates but that are not covered by the claims of our patents; others may independently develop similar or alternative technologies or duplicate any of our technologies;

●	the proprietary rights of others may have an adverse effect on our business;

●	any proprietary rights we do obtain may not encompass commercially viable products, may not provide us with any competitive advantages or may be challenged by third parties;

●	any patents we obtain, or our in-licensed issued patents, may not be valid or enforceable; or

●	we may not develop additional technologies or products that are patentable or suitable to maintain as trade secrets.

●	If we or our current licensors or licensees, or any future licensors or licensees, fail to prosecute, maintain and enforce patent protection for our product candidates, our ability to develop and commercialize our product candidates could be harmed and we might not be able to prevent competitors from making, using and selling competing products. This failure to properly protect the intellectual property rights relating to our product candidates could harm our business, financial condition and operating results. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.

Even where laws provide protection, costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and the outcome of such litigation would be uncertain. If we or one of our collaborators were to initiate legal proceedings against a third party to enforce a patent covering the product candidate, the defendant could assert an affirmative defense or counterclaim that our patent is not infringed, invalid and/or unenforceable. In patent litigation in the United States, defendant defenses and counterclaims alleging non-infringement, invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, anticipation or obviousness, and lack of written description, definiteness or enablement. Patents may be unenforceable if someone connected with prosecution of the patent withheld material information from the USPTO, or made a misleading statement, during prosecution. The outcomes of proceedings involving assertions of invalidity and unenforceability are unpredictable. It is possible that prior art of which we and the patent examiner were unaware during prosecution exists, which would render our patents invalid. Moreover, it is also possible that prior art may exist that we are aware of, but that we do not believe are relevant to our current or future patents, that could nevertheless be determined to render our patents invalid. If a defendant were to prevail over a legal assertion of invalidity and/or unenforceability of our patents covering one of our product candidates, we would lose at least part, and perhaps all, of the patent protection on such a product candidate. Such a loss of patent protection would harm our business. Moreover, our competitors could counterclaim in any suit to enforce our patents that we infringe their intellectual property. Furthermore, some of our competitors have substantially greater intellectual property portfolios, and resources, than we do.

Our ability to stop third parties from using our technology or making, using, selling, offering to sell or importing our products is dependent upon the extent to which we have rights under valid and enforceable patents that cover these activities. If any patent we currently or in the future may own or license is deemed not infringed, invalid or unenforceable, it could impact our commercial success. We cannot predict the breadth of claims that may be issued from any patent applications we currently or may in the future own or license from third parties.

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To the extent that consultants or key employees apply technological information independently developed by them or by others to our product candidates, disputes may arise as to who has the proprietary rights to such information and product candidates, and certain of such disputes may not be resolved in our favor. Consultants and key employees that work with our confidential and proprietary technologies are required to assign all intellectual property rights in their inventions and discoveries created during the scope of their work to our company. However, these consultants or key employees may terminate their relationship with us, and we cannot preclude them indefinitely from dealing with our competitors.

If we are unable to prevent disclosure of our trade secrets or other confidential information to third parties, our competitive position may be impaired.

We also may rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. Our ability to stop third parties from obtaining the information or know-how necessary to make, use, sell, offer to sell or import our products or practice our technology is dependent in part upon the extent to which we prevent disclosure of the trade secrets that cover these activities. Trade secret rights can be lost through disclosure to third parties. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our trade secrets to third parties, resulting in loss of trade secret protection. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how, which would not constitute a violation of our trade secret rights. Enforcing a claim that a third party is engaged in the unlawful use of our trade secrets is expensive, difficult and time consuming, and the outcome is unpredictable. In addition, recognition of rights in trade secrets and a willingness to enforce trade secrets differs in certain jurisdictions.

If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in that litigation could harm our business.

Our commercial success depends significantly on our ability to operate without infringing, violating or misappropriating the patents and other proprietary rights of third parties. Our own technologies we acquire or develop may infringe, violate or misappropriate the patents or other proprietary rights of third parties, or we may be subject to third-party claims of such infringement. Numerous U.S. and foreign issued patents and pending patent applications owned by third parties, exist in the fields in which we are developing our product candidates. Because some patent applications may be maintained in secrecy until the patents are issued, because publication of patent applications is often delayed, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that we were the first to invent the technology or that others have not filed patent applications for technology covered by our pending applications. We may not be aware of patents that have already issued that a third party might assert are infringed by our product candidates. It is also possible that patents of which we are aware, but which we do not believe are relevant to our product candidates, could nevertheless be found to be infringed by our product candidates. Moreover, we may face patent infringement claims from non-practicing entities that have no relevant product revenue and against whom our own patent portfolio may thus have no deterrent effect. In the future, we may agree to indemnify our manufacturing partners against certain intellectual property claims brought by third parties.

Intellectual property litigation involves many risks and uncertainties, and there is no assurance that we will prevail in any lawsuit brought against us. Third parties making claims against us for infringement, violation or misappropriation of their intellectual property rights may seek and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our product candidates. Further, if a patent infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. Defense of these claims, regardless of their merit, would cause us to incur substantial expenses and, would be a substantial diversion of resources from our business. In the event of a successful claim of any such infringement, violation or misappropriation, we may need to obtain licenses from such third parties and we and our partners may be prevented from pursuing product development or commercialization and/or may be required to pay damages. We cannot be certain that any licenses required under such patents or proprietary rights would be made available to us, or that any offer to license would be made available to us on commercially reasonable terms. If we cannot obtain such licenses, we and our collaborators may be restricted or prevented from manufacturing and selling products employing our technology. These adverse results, if they occur, could adversely affect our business, results of operations and prospects, and the value of our shares.

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We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

The defense and prosecution of contractual or intellectual property lawsuits, USPTO interference or derivation proceedings, European Patent Office oppositions and related legal and administrative proceedings in the United States, Europe and other countries, involve complex legal and factual questions. As a result, such proceedings may be costly and time-consuming to pursue, and their outcome is uncertain.

●	Litigation may be necessary to:

●	protect and enforce our patents and any future patents issuing on our patent applications;

●	enforce or clarify the terms of the licenses we have granted or may be granted in the future;

●	protect and enforce trade secrets, know-how and other proprietary rights that we own or have licensed, or may license in the future; or

●	determine the enforceability, scope and validity of the proprietary rights of third parties and defend against alleged patent infringement.

Competitors may infringe our intellectual property. As a result, we may be required to file infringement claims to stop third-party infringement or unauthorized use. This can be expensive, particularly for a company of our size, and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patent claims do not cover its technology or that the factors necessary to grant an injunction against an infringer are not satisfied. An adverse determination of any litigation or other proceedings could put one or more of our patents at risk of being invalidated, interpreted narrowly, or amended such that they do not cover our product candidates. Moreover, such adverse determinations could put our patent applications at risk of not issuing or issuing with limited and potentially inadequate scope to cover our product candidates or to prevent others from marketing similar products.

Interference, derivation or other proceedings brought at USPTO, may be necessary to determine the priority or patentability of inventions with respect to our patent applications or those of our licensors or potential collaborators. Litigation or USPTO proceedings brought by us may fail or may be invoked against us by third parties. Even if we are successful, domestic or foreign litigation or USPTO or foreign patent office proceedings may result in substantial costs and distraction to our management. We may not be able, alone or with our licensors or potential collaborators, to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other proceedings, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings. In addition, during this kind of litigation or proceedings, there could be public announcements of the results of hearings, motions or other interim proceedings or developments or public access to related documents. If investors perceive these results to be negative, the market price for our common stock could be significantly harmed.

Some of our competitors may be able to sustain the costs of patent-related disputes, including patent litigation, more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

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We may not be able to enforce our intellectual property rights throughout the world.

Filling, prosecuting and defending patents on our product candidates in all countries throughout the world would be prohibitively expensive. The requirements for patentability may differ in certain countries, particularly in developing countries. Moreover, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws. Additionally, laws of some countries outside of the United States do not afford intellectual property protection to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property rights. This could make it difficult for us to stop the infringement of our patents or the misappropriation of our other intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, if our ability to enforce our patents to stop infringing activities is inadequate. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and resources from other aspects of our business. Furthermore, while we intend to protect our intellectual property rights in major markets for our products, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our products. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate.

Risks Related to Investing in Our Common Stock

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any September 30 before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and/or warrants and our stock price and price for the warrants may be more volatile.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the Securities and Exchange Commission (the “SEC”) following the date upon which we are no longer an “emerging growth company” as defined in the JOBS Act.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies

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Because the Company is a “smaller reporting company,” we may take advantage of certain scaled disclosures available to us, resulting in holders of our securities receiving less Company information than they would receive from a public company that is not a smaller reporting company.

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our common shares held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and our common shares held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of any reduced disclosure obligations, it may make it harder for investors to analyze the Company’s results of operations and financial prospects in comparison with other public companies.

As a smaller reporting company, we are permitted to comply with scaled-back disclosure obligations in our SEC filings compared to other issuers, including with respect to disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We have elected to adopt the accommodation available to smaller reporting companies. Until we cease to be a smaller reporting company, the scaled-back disclosure in our SEC filings will result in less information about our company being available than for other public companies.

We do not intend to pay cash dividends to our stockholders.

We paid a one-time cash dividend for the year ending December 31, 2021, in the amount of $310,280. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any cash dividends in the foreseeable future. If we determine that we will pay cash dividends to the holders of our common stock, we cannot assure that such cash dividends will be paid on a timely basis. The success of your investment in our Company will likely depend entirely upon any future appreciation.

Some provisions of our certificate of incorporation and bylaws may deter takeover attempts, which may inhibit a takeover that stockholders consider favorable and limit the opportunity of our stockholders to sell their shares at a favorable price.

Under our certificate of incorporation, our Board of Directors may issue additional shares of common or preferred stock. Our Board of Directors has the ability to authorize “blank check” preferred stock without future stockholder approval. This makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares and/or any other transaction that might otherwise be deemed to be in their best interests, and thereby protects the continuity of our management and limits an investor’s opportunity to profit by their investment in our business. Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

●	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

●	putting a substantial voting bloc in institutional or other hands that might undertake to support the incumbent Board of Directors, or

●	effecting an acquisition that might complicate or preclude the takeover.

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Our indemnification of our officers and directors may cause us to use corporate resources to the detriment of our stockholders.

Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

● conducted himself or herself in good faith, reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

● in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys’ fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification will be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities under the Securities Act of 1933, as amended – the “Securities Act” – may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our bylaws include a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, remove current management or to be acquired by a third party.

Our bylaws require that, unless we consent in writing to the selection of an alternative forum, either (i) the Court of Chancery of the State of Delaware is to be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or our bylaws or (d) any action or proceeding asserting a claim governed by the internal affairs doctrine or (ii) the federal district court in the State of Delaware will be the exclusive forum for a cause of action arising under the Securities Act and the Exchange Act. In addition, our bylaws could make it more difficult for a third party to acquire us or to remove current management through provisions that preclude cumulative voting in the election of directors and that allow our bylaws to be adopted, amended or repealed by our board of directors.

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This exclusive forum provision will apply to other states and federal law claims including actions arising under the Securities Act (although our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder). Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions. This forum selection provision in our bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. It is also possible that, notwithstanding the forum selection clause included in our bylaws, a court could rule that such a provision is inapplicable or unenforceable.

The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and The Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition, proxy statement, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. Our Chief Executive Officer and Chief Financial Officer will need to certify that our disclosure controls and procedures are effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC’s rules and forms. We may need to hire additional financial reporting, internal controls and other financial personnel to develop and implement appropriate internal controls and reporting procedures. As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur to comply with these requirements. We anticipate that these costs will materially increase our sales, general and administrative expenses.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time-consuming and costly. As a public company, these rules and regulations may make it more difficult and expensive for us to maintain our director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. There exist material weaknesses in our internal controls as of December 31, 2024. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. With each prospective acquisition we may make we will conduct whatever due diligence is necessary or prudent to assure us that the acquisition target can comply with the internal control requirements of the Sarbanes- Oxley Act. Notwithstanding our diligence, certain internal control deficiencies may not be detected at acquired entities. As a result, any internal control deficiencies may adversely affect our financial condition, results of operations, and access to capital.

A material weakness is a deficiency, or a combination of deficiencies, in internal financial controls such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate our material weaknesses. These remediation measures may be time-consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

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Any failure to maintain effective internal controls could adversely impact on our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	our ability to execute our business plan and complete prospective acquisitions;
●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
●	sales of our common stock (particularly following effectiveness of this Form S-1);
●	operating results that fall below expectations;
●	regulatory developments;
●	economic and other external factors;
●	period-to-period fluctuations in our financial results;
●	our inability to develop or acquire new or needed technologies;
●	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;
●	changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
●	the development and sustainability of an active trading market for our common stock; and
●	any future sales of our common stock by our officers, directors and significant stockholders.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

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If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the Nasdaq Capital Market and if the price of our common stock is less than $5.00 per share, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker- dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period under Rule 144, or shares issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and impair our ability to raise capital through the sale of shares.

Any substantial sale of stock by existing stockholders could depress the market value of our stock, thereby devaluing the market price and causing investors to risk losing all or part of their investment.

ICT Investments through its ownership of Fonon Corporation and its affiliates, holds a large number of our outstanding shares. We can make no prediction as to the effect, if any, that sales of shares, or the availability of shares for future sale, will have on the prevailing market price of our shares of common stock. Sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the shares. Such sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly under “Risk Factors” on page 7 of this prospectus and the documents incorporated herein that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

While we believe we have identified material risks in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, together with the information included in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, these risks and uncertainties are not exhaustive. Other sections of this prospectus and the documents incorporated herein by reference may describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. You should read this prospectus and any free writing prospectus and the documents that we have incorporated by reference to this prospectus and filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, you should not rely on any of the forward-looking statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed in this prospectus and the documents incorporated herein.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting Placement Agent fees and estimated offering expenses payable by us, will be approximately $9 million (based on an assumed public offering price of $2.12 per share of Common Stock, which was the last reported sales price of our Common Stock on Nasdaq on January 27, 2026, and assuming that all shares of Common Stock and accompanying Common Warrants offered hereunder are sold and assuming no issuance of any Pre-Funded Warrants and assuming no exercise of the Common Warrants. However, because this is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $6,750,000, $4,500,000 and $2,250,000, respectively, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, and assuming no issuance of any Pre-Funded Warrants and assuming no exercise of the Common Warrants.

Assuming the sale of all securities offered under this prospectus, we are currently anticipating that we will use the net proceeds from this offering as follows:

●	Approximately $3.2 million to pay off certain note holders under a Note Purchase Agreement financing in the principal amount of approximately $2.1 million that is increased by the Mandatory Default Amount and other fees associated with such default(the “Note Repayment”),;

●	Following, and only following, the Note Repayment, up to approximately $3,000,000 for research and development to make improvement to our anti-drone system, our semi-conductor business, our bulk-to-shape technology, our ESG Lasers and our material processing;~

●	Following, and only following, the Note Repayment, approximately up to $2,500,000 to support strategic acquisitions (which may be structured on an earn-out basis as a percentage of sales and/or with issuance of shares instead of cash outlay); and;

●	The remaining funds for general working capital.

We cannot specify with certainty all of the particular uses for the remaining net proceeds to us from this offering. In addition, although from time to time, we may meet with and identify acquisition targets, we currently have no agreements or commitments with respect to material acquisitions or investments in other companies. Management will retain broad discretion in the allocation of the net proceeds of this offering. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

DIVIDEND POLICY

We paid a one-time cash dividend for the year ended December 31, 2021, in the amount of $310,280. We currently intend to retain all available funds and any future earnings, if any, and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our Board of Directors may deem relevant.

Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant. In addition, our ability to pay dividends may be restricted by any agreements we may enter into in the future.

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CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2025:

-	on an actual basis,; and

-	on a pro-forma basis to reflect the net proceeds from our sale of 4,716,981 Shares and accompanying Common Warrants in this offering at an assumed public offering price of $2.12 per Share, which was the closing price of our Common Stock as reported on Nasdaq on January 27, 2026, after deducting the Placement Agent fee and the estimated offering expenses, and assuming that all shares of Common Stock and accompanying Common Warrants offered hereby are sold.

This table should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Use of Proceeds” sections, as well as our audited financial statements, included elsewhere in this prospectus. The following table assumes no exercise by the Placement Agent of its warrants in this offering.

	As of September 30, 2025
	Actual	Pro Forma
Cash and cash equivalents	$3,624,529	$12,758,939
Liabilities	$13,362,185	13,362,185
Stockholders’ equity:	$4,099,173	13,233,583
Share capital	22,210	36,467
Additional paid in capital	19,642,112	28,762,265
Retained deficit	$(15,864,546)	(15,864,546)
Total stockholders’ equity	$4,099,173	13,233,583
Total capitalization	$17,461,358	$26,595,768

Each $1.00 increase or decrease in the assumed public offering price of $2.12 per Share would increase or decrease, as applicable, our cash, additional paid-in capital, and total stockholders’ equity by approximately $4.3 million assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated placement agent fees payable by us. Similarly, each increase or decrease of 1.0 million Shares offered by us would increase or decrease, as applicable, our cash, additional paid-in capital, and total stockholders’ equity by approximately $1.9 million, assuming the assumed initial public offering price remains the same, and after deducting the placement agent fees payable by us.

The number of shares of Common Stock that will be outstanding after this offering is based on 22,775,204 shares of Common Stock outstanding as of January 27, 2026, and excludes 1,666,667 shares of Common Stock reserved for future issuance under our 2019 Plan, 118,032 unexercised warrants issued to the underwriters in connection with our initial public offering in September 2022, warrants to purchase 1,050,000 shares of our Common Stock issued in connection with a 2024 financing and Series A warrants to purchase up to 1,098,902 shares of Common Stock and Series B warrants to purchase up to 1,098,902 shares of Common Stock issued under a September 22, 2025, Purchase Agreement.

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DILUTION

Purchasers of our Common Stock in this offering will experience an immediate and substantial dilution in the pro forma net tangible book value of their shares of Common Stock. Dilution in pro forma net tangible book value represents the difference between the public offering price per Share and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after the offering.

The historical net tangible book value (deficit) of our Common Stock as of September 30, 2025, was $(879,857) or $(0.23) per share. Historical net tangible book value per share of our Common Stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of our Common Stock outstanding as of that date.

After giving effect to the issuance of an aggregate of 565,000 shares of our Common Stock subsequent to September 30, 2025, until the date of this prospectus, our pro forma net tangible book value as of September 30, 2025, would have been $(879,857) or approximately $(0.20) share of our Common Stock.

After giving effect to the pro forma adjustments set forth above and the sale of 4,716,981 shares of our Common Stock and accompanying Common Warrants in this offering at an assumed public offering price of $2.12 per share, after deducting estimated placement agent fees and estimated offering expenses, our pro forma as adjusted net tangible book value as of September 30, 2025, would have been $8,254,553 or approximately $0.91 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value per Share of $1.11 to the existing stockholders and an immediate dilution in pro forma net tangible book value per Share of $1.21 to new investors who purchase our shares of Common Stock in the offering. The following table illustrates this per Share dilution to new investors:

Assumed public offering price per share of our Common Stock and Accompanying Common Warrants	$2.12
Historical net tangible book value per share as of September 30, 2025	$(0.23)
Increase in net tangible book value per Share attributable to the pro forma adjustments described above	$0.03
Pro forma net tangible book value per Share as of September 30, 2025	$(0.20)
Increase in pro forma net tangible book value per share after giving effect to this offering	$1.11
Pro forma as adjusted net tangible book value per Share as of September 30, 2025, after the offering	0.91
Dilution per Share to investors in this public offering	1.21

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. A $1.00 increase or decrease in the assumed public offering price of $2.12 per share of our Common Stock, would increase or decrease our pro forma as adjusted net tangible book value per share after this offering by $0.52 and increase or decrease dilution per share to new investors purchasing shares of Common Stock in this offering by $0.52, assuming that the number of shares of Common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated Placement Agent fee and estimated offering expenses payable by us.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The foregoing table and discussion is based on is based on 22,202,826 shares of Common Stock outstanding as of September 30, 2025, and excludes 1,666,667 shares of Common Stock reserved for future issuance under our 2019 Plan, shares of Common Stock issuable upon exercise of 118,032 warrants issued to the underwriters in connection with our initial public offering in September 2022, shares of Common Stock issuable upon exercise of warrants to purchase 1,050,000 shares of our Common Stock issued in connection with a 2024 financing and shares of Common Stock issuable upon exercise of Series A warrants to purchase up to 1,098,902 shares of Common Stock and Series B warrants to purchase up to 1,098,902 shares of Common Stock issued under a September 22, 2025, Purchase Agreement.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion and analysis of the results of operations and financial condition of the Company for the years ended December 31, 2024, and 2023 and for the nine months ended September 30, 2025 and September 30, 2024, should be read in conjunction with our audited consolidated financial statements and related notes and the description of our business and properties included elsewhere herein.

Overview

We are a vertically integrated manufacturing company for photonics-based industrial products and solutions and, since recently acquiring the assets of Control Micro Systems, Inc., have now expanded the market for our laser products into a large, growing pharmaceutical manufacturing vertical, in what we believe is a recession-resistant sector with significant barriers to entry.

We are pioneering a new generation of laser blasting technologies focused on disrupting the sandblasting and abrasives blasting markets. We offer a full portfolio of integrated laser blasting solutions for corrosion control, rust removal, de-coating, pre-welding and post-welding, laser cleaning and surface conditioning. Our solutions span use cases throughout product lifecycles, from product fabrication to maintenance and repair, as well as aftermarket operations. Our laser blasting solutions are applicable in most industries dealing with materials processing, including automotive, aerospace, healthcare, consumer products, shipbuilding, heavy industry, machine manufacturing, nuclear maintenance and de-commissioning and surface coating.

Our vertically integrated operations allow us to reduce development and advanced laser equipment manufacturing time, offer better prices, control quality and protect our proprietary knowhow and technology compared to other laser cleaning companies and companies with competing technologies.

Description of Our Gross Sales, Costs and Expenses

Gross sales. We derive net sales primarily from the growth was driven by increasing demand for our products, partially offset by declines in average sales prices, the introduction of new products, including laser blasting systems and the development of new applications for our products.

We develop our products to standard specifications and use a common set of components within our product architecture. Our major products are based upon a common technology platform. We continually enhance these and other products by improving their components and developing new product designs. Sales of our products are generally recognized upon shipment, provided that no obligations remain, and collection of the receivable is reasonably assured.

Our sales typically are made on a purchase order basis rather than through long-term purchase commitments. We entered into laser equipment sales agreements with customers for specific equipment based on purchase orders and our standard terms and conditions of sale. All revenues are reported net of any sales discounts or taxes. Under our customer contracts or/and purchase orders, we transfer title and risk of loss to the customer and recognize revenue upon shipment. Our customers do not have extended payment terms or rights of return under these contracts.

Our Sales Channels

Sales Channels Overview

We generate revenue through a multi-channel sales strategy that includes a Direct Sales team—comprised of Strategic Account Managers and a regionally distributed Outside Sales force—along with a growing network of distributors and resellers. This integrated approach enables us to maximize market reach, tailor engagement by customer segment, and accelerate the sales cycle across both commercial and government markets.

Direct Sales

Our Direct Sales team consists of Strategic Account Managers based at our corporate headquarters and a rapidly expanding Outside Sales team positioned in key heavy manufacturing regions across the United States.

This dual structure allows us to deepen relationships with major strategic accounts, driving broader adoption of our laser systems within large enterprises, while our Outside Sales representatives focus on engaging small and mid-sized businesses. These field reps play a critical role in educating customers on the advantages of laser solutions over outdated, hazardous legacy methods—such as sandblasting or chemical cleaning—highlighting the efficiency, safety, and cost-effectiveness of our technology.

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Distributors and Resellers

Our distribution and reseller network extends our reach to a wider audience by placing our product line within trusted sales channels that many customers already use and have contracts with. This not only increases exposure and accessibility but also streamlines the purchasing process, particularly for customers in the government and enterprise sectors where existing vendor relationships and procurement frameworks are critical.

By leveraging both direct and indirect sales strategies, we’re able to accelerate growth, build lasting customer relationships, and deliver tailored solutions that meet the evolving needs of diverse market segments.

All orders are received on a revolving bases in accordance with the Company’s standard Terms and Conditions of Sale. Orders are not cancelable. Orders typically consist of multiple units. Payment terms are typically net 120 days from transferring the ownership of equipment to the distributor. Revenue is recognized on a “piece by piece” equipment basis after the appropriate transfer of the equipment’s ownership to the distributor. Payments are made by the distributor to the Company when the distributor collects funds from its regional customers or when they have funds available to reduce the outstanding balance. The Company allocates payments in accordance with its accounting practices. Detailed aging is accounted for in the Company’s MRP system – DBA Manufacturing keeping records of all equipment units ever manufactured with coordinating serial numbers. Higher level account-related data with payment history is recorded in the Company’s QuickBooks accounting software.

Cost of Sales. Our cost of sales includes the cost of raw materials and components for manufacturing laser systems and consists of different electronic and optical components such as optical generators, scan heads, connector assemblies and wires, edge seal and adhesives, junction boxes, and other items, such as raw aluminum and aluminum extrusions, steel for tilt brackets and frames, subassemblies, miscellaneous materials, chemicals, support and low cost common parts and components, like tie wraps, insulating tape, shrink wraps, terminals, etc. We are vertically integrated and currently manufacture all critical components for our products as well as assemble finished products. Our cost of sales also includes direct labor, manufacturing overhead (such as engineering labor), equipment maintenance, quality and production control, procurement costs, and warranty costs. Cost of sales does not include depreciation of manufacturing plant and equipment, nor does it include facility-related expenses (such as rent and utilities).

Overall, we expect our cost of goods sold to continue to decrease over the next several years due to an increase in worldwide capacity in fiber laser parts and components, and availability of optical generators, an increase in unit output per production line, and more efficient absorption of fixed costs driven by economies of scale. This expected decrease in cost for laser technology would be partially offset during periods in which we underutilize manufacturing capacity.

Sales and marketing. Our sales and marketing expenses consist primarily of costs related to compensation, trade shows, professional and technical conferences, travel, facilities, depreciation of equipment used for demonstration purposes and other marketing costs.

Selling, general, and administrative Expenses. Our general and administrative expense consists primarily of compensation and associated costs for executive management, sales and marketing personnel, outside legal and professional fees, insurance premiums and fees, allocated facilities costs, and other corporate expenses such as charges and benefits related to the change in allowance for doubtful debt.

Gross margin. Our total gross margin in any period can be significantly affected by total net sales in any period, by competitive factors, by product mix, and by other factors such as changes in foreign exchange rates relative to the U.S. Dollar, some of which are not under our control. Gross margin is affected by numerous factors, including our module average selling prices, foreign exchange rates, the existence and effectiveness of subsidies and other economic incentives, competitive pressures, market demand, market mix, our manufacturing costs, product development costs, the effective utilization of our production facilities, and the ramp of production on new products.

Research and development expenses. Our research and development expenses consist primarily of compensation, development expenses related to the design of our products and certain components, the cost of materials and components to build prototype devices for testing and facilities costs. Costs related to product development are recorded as research and development expenses in the period in which they are incurred. We acquire equipment for general use in further process developments and record the depreciation of this equipment as research and development expense.

We plan to continue to invest in research and development to improve our existing products and develop new systems and applications technology. We maintain several programs and activities to improve our technology and processes in order to enhance the performance and reduce the costs of our laser cleaning modules.

Interest Expense, Net. Interest expense, net of capitalized amounts, is incurred on various debt financings. We capitalize interest expense into our property, plant and equipment, project assets, and deferred project costs when such costs qualify for interest capitalization.

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Factors and Trends That Affect Our Operations and Financial Results

In reading our financial statements, you should be aware of the following factors and trends that our management believes are important in understanding our financial performance.

Net sales. Net sales generated in 2024 increased towards the second half of the year driven by the sales of recently purchased of CMS and the stable sales of traditional products. Sales were unaffected by market pricing pressures, due to our lower prices, quality control, and proprietary know-how as compared to other laser cleaning companies with competing technologies.

Gross margin. Our total gross margin in any period can be significantly affected by total net sales in any period, by competitive factors such as product mix, and by other factors, some of which are not under our control. For instance, the gross margin for certain specialty products may be higher because there are fewer or sometimes no equivalent competing products. Further, we expect that some new technologies, products and systems will have returns above our cost of capital but may have gross margins below our corporate average.

Selling, general, and administrative expenses. Selling, general and administrative expenses consist primarily of salaries and other personnel-related costs, professional fees, insurance costs, travel expenses and other selling expenses. We expect selling expenses to increase in the near term to support the planned growth of our business as we expand our sales and marketing efforts.

Research and development expenses. Research and development expenses consist primarily of salaries and personnel-related costs, the cost of products, materials, and outside services used in our process and product research and development activities. We acquire equipment for general use in further process developments and record the depreciation of this equipment as research and development expense. We maintain several programs and activities to improve our technology and processes to enhance performance and reduce the costs of our cleaning laser modules.

Goodwill and long-lived assets impairments. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flow expected to result from use of the assets and their ultimate disposition. In instances where impairment is determined to exist, the Company will write down the asset to its fair value based on the present value of estimated future cash flows.

Major customers. While we would expect to depend on current customers for a large percentage of our annual net sales, the composition of this group can change from year to year. Net sales derived from our current customers as a percentage of our annual net sales was 17.42% in 2024. New customers accounted for 82.58% of our net sales in 2024. We seek to add new customers and to expand our relationships with existing customers.

Relationship with distributors. All orders received on revolving bases in accordance with LPC standard Terms and Conditions of Sale. Orders are not cancelable. Orders typically consist of multiple units. Payment terms are typically Net 30 days from transferring the ownership of equipment to Distributor. Revenue recognized on a “piece by piece” equipment bases after appropriate transfer equipment ownership to Distributor. Payments are made by Distributor to The Company when Distributor collects funds from their regional customers, or then they have funds availability to reduce the outstanding balance. The company allocates payments in accordance with LPC Accounting practices. Detailed aging is accounted in MRP system – DBA Manufacturing keeping records of all equipment units ever manufactured with coordinating serial numbers. Higher level account-related data with payment history is recorded in Company’s Quick Books Accounting software.

Distributor Discounts. Distributors and representatives earn various rebates and discounts based on purchase volume commitments and the achievement of certain performance KPIs. The company estimates the amount of discounts based on historical volumes, geographical market, end customer buying potential, and the ordered equipment amount. The company also utilizes various programs to offer volume cash discounts, first customer discounts, or reimburse distributors for certain expenses, mainly associated with warranty, transportation costs, and inventory interest costs incurred by the distributor for limited periods of time, generally up to eighteen months.

Repurchase policy. LPC Operational Management regular conducts evaluation of unsold equipment in Distributors possession and determines what particular units cannot be sold anymore because of the moral aging. However, after the manufacturing upgrade it can be added back to the finished goods inventory and sold as a current model. Repurchase records can be viewed in the Repurchase History Records folder.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net sales and expenses

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. These estimates are based on management’s historical industry experience and not the company’s historical experience.

Revenue Recognition

Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Revenue is then recognized for the amount of the transaction price allocated to each respective performance obligation when (or as) the performance obligation is satisfied. For our products, revenue is generally recognized on a free on board origin (FOB Origin) basis. This means that revenue is recognized when our products have been manufactured, crated, and placed in the collection warehouse for customer pick-up in accordance with the Customer Quote and Company Terms and Conditions of Sale. At this stage, the title on the manufactured equipment is transferred to the customer, and the customer is responsible for transportation expenses, insurance, and any transport-related damage to the equipment in transit. We do not hold any obligations to deliver beyond the collection warehouse, and it is the customers’ contractual responsibility to ensure their goods reach their destination.

For projects that are considered custom in nature like most of what we see at Control Micro systems, and we’ve determined the obligation will be six months to a year or more, the company will recognize revenue as a percentage of completion basis. The percentage of completion method recognizes income as work on a project progresses. The recognition of revenues and profits is generally related to costs incurred in providing the services required under the project. Refunds and returns, which are minimal, are recorded as a reduction of revenue.

Payments received from customers before satisfying the above criteria are recorded as unearned income on the combined balance sheets.

Payments received as deposits for specific purchase orders or future laser equipment sales to customers are recognized as customer deposits and included in liabilities on the balance sheet. Customer deposits are recognized as revenue when control over the ordered equipment is transferred to the customer.

All revenues are reported net of any sales discounts or taxes.

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Other Revenue Recognition Matters related to Distributors

Distributors generally have no right to return unsold equipment. However, in limited circumstances, if the company determines that distributor stock is morally aging beyond the company’s new model releases, it may accept returns and provide the distributor with credit against their trading account at the company’s discretion under its warranty policy. This situation may also arise if the business climate suddenly changes in the distributor’s country of operation, and the company determines that older and aged equipment can no longer be sold in a specific geographical area, requiring equipment stock to be upgraded to modern models and capabilities. The company may also be obligated, in the event of default by a distributor, to accept returns of unsold laser equipment under its repurchase commitment to equipment financing providers or directly to the distributor. The repurchase commitment is on an individual piece of equipment basis with a term from the date it is financed by the lending institution through the payment date by the distributor, generally not exceeding 36 months.

The Company has excluded sales and other taxes assessed by a governmental authority in connection with revenue-producing activities from the determination of the transaction price for all contracts. The company has not adjusted net sales for the effects of significant repurchase financing activity (e.g., customer default with a financial institution, repurchasing, or warranty replacement) because the period between the transfer of the equipment title and the customer’s payment may exceed 24 months of the equipment warranty period and occur within the maturity of the equipment financial agreement between the customer or distributor and the financial institution.

Inventory. Inventory is stated at the lower level of cost (first-in, first-out method) or market value. Inventory includes parts and components that may be specialized in nature and subject to rapid obsolescence. We maintain a reserve for excess or obsolete inventory items. Inventories are written off and charged to cost of goods sold when identified as excess or obsolete. If future sales differ from these forecasts, the valuation of excess and obsolete inventory may change, and additional inventory provisions may be required. Because of our vertical integration, a significant or sudden decrease in sales could result in a significant change in the estimates of excess or obsolete inventory valuation. As of December 31, 2024, we have recorded $776,638 for obsolescence.

Warranty. We maintain an accrual for warranty claims for units sold that are subject to warranty.

Income Taxes and Deferred Taxes. Our annual tax rate is based on our income, statutory tax rates and tax planning opportunities available to us in the various jurisdictions in which we operate. The net operating loss reported in 2023 will be carried forward to subsequent periods. No deferred tax asset has been recorded.

Goodwill and Long-lived assets impairments. We review our intangible assets and property, plant and equipment for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment at least annually. We perform our annual goodwill impairment review as of the first day of our fourth quarter, or more frequently if events or circumstances indicate it is more likely than not that the fair value of an intangible is less than the carrying amount.

Results of Operations

Our results of operations for the nine months ended September 30, 2025, as compared to the same period of 2024, were as follows:

	2025	2024
Revenue	$5,808,541	$2,083,123
Operating expenses	$(8,097,404)	$4,496,541
Other income (expense)	—	—
Loss before income tax expense	(8,110,233)	(3,105,233)
Income tax expense	—	—
Net loss	$(8,110,233)	$3,105,233

The Company had revenue of $5,808,541 in the nine months ended September 30, 2025, as compared to revenue of $2,083,123 in the nine months ended September 30, 2024, which represents an increase of 179% in revenue.

Gross profit for the nine months ended on September 30, 2025, was $2,344,876 for a gross margin of 40%, compared to $1,310,642 for a gross margin of 62.92% in the nine months ending September 30, 2024.

Selling, general, and administrative (“SG&A”) expenses consist primarily of salaries and other personnel-related costs; professional fees; insurance costs; SEC filing, compliance, and other public Company costs; travel expenses; and other sales and marketing expenses; and excludes depreciation & amortization expenses. In the near term, we expect SG&A expenses to increase as we expand our sales and marketing efforts to support the planned growth of our business. In the long run, we expect SG&A expenses as a percent of sales to decline as our business grows.

For the nine months ending September 30, 2025, we recorded total expenses of $8,097,404  as compared to the nine months ending in September 30,2024 of $4,496,541. SG&A expenses for the nine months ending September 30, 2025, are $4,274,873 as compared to the nine months ending in September 30,2024 of $2,802,725. The significant increase in SG&A is primarily driven by comparative ramp up of costs in 2025 to establish our strategic plan to increase market reach and sales force as part of our sales & Marketing development and investment plan as noted in our previous 10-Q’s in accordance with “Use of Proceeds” as stated in our most recent Form S-1 Registration Statement, coupled with higher personnel costs resulting from additional headcount, professional service fees, SEC compliance costs, bad debt expenses, etc.

Our net loss, for the nine months ending September 30, 2025, was $8,110,233, as compared to net loss of $3,105,233 in the same period of 2024.

Summary of Statements of Operations for the Years Ended December 31, 2024, and 2023:

	Year Ended December 31,
	2024	2023
Statement of operations data:
Net Sales	$3,415,196	$3,939,473
Cost of Sales	1,934,150	1,041,697
Gross Profit	1,481,046	2,897,776
Operating Expenses	7,944,389	6,246,011
Income (Loss) from Operations	(6,463,343)	(3,348,235)
Interest Expense		-
Other (Income) Expense	3,944,516	30,063
Income Tax Provision		-
Net Income (Loss)	(2,518,827)	(3,318,172)
Income (Loss) per Common Share	$(0.22)	$(0.37)

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Revenue

	Year Ended December 31,
	Jan - Dec 2024	Jan - Dec 2023
Sales
Product Sales	$3,969,798	$4,520,892
Sales Discounts	(554,602)	(581,419)
Net Sales	$3,415,196	$3,939,473

Gross Product Sales were $3,969,798 for the year ended December 31, 2024, as compared to $4,520,892 for the comparable year ended December 31, 2023, representing a 12.19% decrease. Our sales typically are made on a purchase order basis rather than through long-term purchase commitments. We entered into laser equipment sales agreements with customers for specific equipment based on purchase orders and our standard terms and conditions of sale. Our largest sales were to is E.S FOX LTD for $273,518. for the year ended December 31, 2024. However, sales discounts applied in 2024 in the amount of $554,602 in comparison to $581,419 in 2023 reflects the fact of stronger completion on the market and a need for a price adjustment. The net revenue decreased accordingly by $524,278 or 13.30% for FY 2024 compared to FY2023.

Sales Pipeline

Our Sales Pipeline at the end of December 31, 2024, has reached $41.1M in industrial products and $19.9M in Military and Government sales what can support the revenue for up to $10M a year.

Gross Profit

For the year ending December 31, 2024, we reported gross profit in the amount of $1,481,046 or 43.37% of net sales, as compared to $2,897,777 or 73.56% net sales, in the year ended December 31, 2023. Gross profit is affected by numerous factors, including our module average selling prices, foreign exchange rates, the existence and effectiveness of subsidies and other economic incentives, competitive pressures, market demand, market mix, our manufacturing costs, product development costs, the effective utilization of our production facilities, and the ramp-up of production on new products. Our cost of sales includes the cost of raw materials and components for manufacturing laser systems. We are vertically integrated and currently manufacture all critical components for our products as well as assemble finished products. Our cost of sales also includes direct labor for manufacturing, and manufacturing overhead such as engineering, equipment maintenance, quality and production control, and procurement costs. Cost of sales does not include depreciation of manufacturing plant and equipment and facility-related expenses.

Overall, we expect our cost of sales to continue to decrease over the next several years due to an increase in worldwide capacity in fiber laser parts and components, and availability of optical generators, an increase in unit output per production line, and more efficient absorption of fixed costs driven by economies of scale. This expected decrease in cost for laser technology would be partially offset during periods in which we underutilize manufacturing capacity.

The Company contracted with a third party to test impairment of their intangible assets. After the evaluation was completed, the company recognized an impairment of $932,669 based on the third parties report.

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Operating Expenses

Operating expenses for the year ended December 31, 2024, were $7,944,389 as compared to $6,246,011 for the year ended December 31, 2023, representing an increase of $1,698,378. The following table summarizes the significant changes in operating expenses for the years ended December 31, 2024, and 2023

	Year Ended December 31,
	2024	2023
Operating Expenses:
Sales & Marketing	$1,561,506	$1,996,363
General & Administrative	2,790,543	2,123,058
Depreciation & Amortization	972,135	523,380
Payroll Expenses	1,430,840	1,400,951
Impairment	932,669
Research and Development Cost	261,911	202,259
Total Operating Expenses	$7,944,389	$6,246,011

We expect recurring selling expenses to increase in the near term to support the planned growth of our business as we expand our sales and marketing efforts. In the future, we expect selling, general, and administrative expenses to decline as a percentage of net sales, as our net sales grow beyond the fixed costs of the business.

Net Loss (Income)

Net loss for the year ending December 31, 2024, was $ 2,518,827 compared to $ 3,318,171 for the year ended December 31, 2023. We have spent much of the last two years assembling people and equipment necessary to increase sales and production levels. While our revenue levels increased, our expenses also increased. That coupled with the additional expenses associated with being a public company and our research and development efforts for our new generation of laser blasting equipment, resulted in a net loss for 2024. With these investments, we are building the foundation for our future, not only for our laser blasters, but also for the expansion of our laser equipment for material processing product offering. Basic and dilutive loss per share of Common Stock decreased for the year ended December 31, 2024, to ($0.22) compared to ($0.37) for the year ended December 31, 2023

Inflation did not have a material impact on our operations for the period applicable. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on our results of operations.

Net Income/Loss per Share

Basic earnings/loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock or resulted in the issuance of Common Stock that shared in our earnings (loss). Diluted earnings/(loss) per share is computed by dividing the earnings/loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution.

	Year Ended December 31,
	2024	2023
Net Income/(Loss)	$(2,518,827)	$(3,318,171)
Net Income/(Loss) per Share	$(0.22)	$(0.37)
Weighted Average Shares Outstanding, Basic	11,631,999	8,934,035

Liquidity and Capital Resources

The following is a summary of the Company’s cash flows provided and (and used in) operating, investing, and financing activities for the quarter’s ended on September 30, 2025, and September 30, 2024.

	Nine Months Ended September 30
	2025	2024
Net cash provided by Operating Activities	$(1,429,652)	$(2,621,062)
Net cash provided by Investing Activities	(22,560)	(288,628)
Net cash provided by Financing Activities	4,542,870	(1,169,687)
Net cash increase for period	3,090,658	(4,079,377)
Cash at the beginning of period	533,871	6,201,137
Cash at end of period	$3,624,529	$2,121,760

As of September 30, 2025, the Company had 3,624,529 in cash, $3,182,930 in current assets (without cash and cash equivalents) and $9,113,872 in current liabilities.

As a result, on September 30, 2025, the Company had a deficit of $2,346,825 in total working capital, compared to $3,879,770 of total working capital on September 30, 2024.

The acquisition of Beamer did not require cash consideration, as the Company issued 3,000,000 restricted shares as payment for the assets. While no immediate cash impact occurred, management expects incremental working-capital demands associated with onboarding Beamer’s production and service workflows. Integration-related operating cash outflows may occur during Q4 2025 and into 2026.

We will have to meet all the financial disclosure and reporting requirements associated with being a public reporting, Company. Our management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance required by management could limit the amount of time our management has to implement our business plan and may delay our anticipated growth plans.

The following is a summary of the Company’s cash flows provided by (used in) operating, investing, and financing activities for the years ended December 31, 2024, and 2023:

	Year ended December 31
	2024	2023
Net cash provided by Operating Activities	$(9,138,555)	$(5,470,567)
Net cash provided by Investing Activities	(977,821)	(484,855)
Net cash provided by Financing Activities	4,449,110	(25,240)
Net cash increase for period	(5,667,266)	(5,980,662)
Cash at the beginning of period	6,201,137	12,181,799
Cash at end of period	$533,871	$6,201,137

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As of December 31, 2024, the Company had $4,664,460 in current assets, comprised of $533,871 in cash, $937,605 in accounts receivable, $2,338,759 in inventory, $759,658 in Contract Assets and $58,567 in Other Assets, as of December 31, 2023, the Company had $ 9,294,147 in current assets, comprised of $ 6,201,137 in cash, $816,364 in accounts receivable, $ 2,237,456 in inventory, and $39,190 in other assets.

As of December 31, 2024, current liabilities totalled $2,573,435 as compared to $1,031,844 as of December 31, 2023. As a result, as of December 31, 2024, the Company had $2,091,025 in total working capital as compared to $8,262,303 as of December 31, 2023.

	Year Ended December 31,
	2024	2023
Cash And Cash Equivalents	$533,871	$6,201,137
Working Capital (excluding cash and cash equivalents)	1,557,154	2,061,166
Total Working Capital	$2,091,025	$8,262,303

We anticipate spending an additional $3M over the next 2 years, to increase our sales and marketing efforts, as well as to increase our manufacturing capacity. While doing so, we expect to return to profitability in 2025. Therefore, we anticipate minimal long-term liquidity needs to support our organic growth, which we expect to achieve using the proceeds of our recent IPO, exclusively.

We must fulfil all of the financial disclosure and reporting requirements of a public reporting company. Our management must spend additional time on policies and procedures to ensure compliance with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. The additional corporate governance required of management could limit the amount of attention management can afford to our business plan, and therefore may delay our anticipated growth plans. Over the next 12 months, we anticipate the marginal cost of being a public company to exceed $750,000.

Lease Liability

On December 1, 2019, we entered a sub-lease with ICT Investments for 5,000 sf of manufacturing space on a month-to -month basis at $4,050 per month. In January 2020, we expanded the lease with ICT Investments to include the entire facility of 18,000 sf. In October of 2021, a direct lease was signed with the landlord for three years, terminating on October 31, 2024. In November we entered into a lease amendment that expires December 31, 2025. The facility is currently equipped with three of our latest advanced laser cleaning demonstration models. It includes a materials stock room, a ramp and high dock, loading and moving equipment, a machine shop, an electronics room, and an equipment assembly area. The monthly rent for this facility is currently $15,549.

In December 2022, we entered into an agreement with 2701 Maitland Building Associates to rent 8,000 sf of additional office space nearby the main facility, for our growing sales and marketing program. The monthly rent for this space is currently $14,805. On February 10, 2025, we entered into a Lease Termination Agreement with 2701 Maitland Building Associates, LLC, the Landlord of Suite 125 containing approximately 7,981 rentable square feet that Laser Photonics had leased from November 7, 2022, through December 31, 2025, at a base monthly rent of $14,818.06 (“Suite 125”). In light of our entering into a long-term lease at 250 Technology Park. Lake Mary, FL 32746 on July 1, 2024, we determined that we did not need Suite 125 for our future growth and, since we could not sublet this space, we entered into the Lease Termination Agreement to reduce our lease expense. Under the terms of the Lease Termination Agreement, we agreed to pay a monthly termination fee of $14,912.14 base rent plus operating expenses for five months, saving us approximately $80,000 in lease payments for 2025.

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On July 1, 2024, we entered into a lease agreement for 48,481 square feet of office space at a base monthly rent of $ 50,354.42 with an annual increase of 3%, that has a term of 10.5 years. The location of the facility is 250 Technology Park. Lake Mary, FL

Our facility is currently equipped with three of our latest advanced laser cleaning demonstration models.

Upon acquisition of Control Micro Systems in on October 31, 2024 at 4420 Metric Dr. Winter Park Florida. The lease expires on October 31, 2025. The facility is 52,200 total square ft at a cost of $27,700 per month.

Off-Balance Sheet Arrangements

As of December 31, 2024, we have not entered any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Legal Proceedings

We expect from time to time to be the subject of various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. As of the date of this report we have not subject to any legal threats, proceedings or lawsuits of any nature.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net sales and expenses.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. These estimates are based on management’s historical industry experience and not our historical experience.

Revenue Recognition- Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. We only apply the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. We then recognize as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. Refunds and returns, which are minimal, are recorded as a reduction of revenue. Payments received by customers prior to our satisfying the above criteria are recorded as unearned income in the combined balance sheets. All revenues were reported net of any sales discounts or taxes.

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Inventory is stated at the lower cost (first-in, first-out method) or market value. Inventory includes parts and components that may be specialized in nature and subject to rapid obsolescence. We maintain a reserve for excess or obsolete inventory items. Inventories are written off and charged to cost of goods sold when identified as excess or obsolete. If future sales differ from these forecasts, the valuation of excess and obsolete inventory may change, and additional inventory provisions may be required. Because of our vertical integration, a significant or sudden decrease in sales could result in a significant change in the estimates of excess or obsolete inventory valuation. On December 31, 2024, we recorded $776,638 in Inventory Obsolescence.

Warranty We maintain an accrual for warranty claims for units sold that are subject to warranty.

Income Taxes and Deferred Taxes Our annual tax rate is based on our income, statutory tax rates and tax planning opportunities available to us in the various jurisdictions in which we operate.

Goodwill and Long-lived assets impairment. We review our intangible assets and property, plant and equipment for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment at least annually. We perform our annual goodwill impairment review as of the first day of our fourth quarter, or more frequently if events or circumstances indicate it is more likely than not that the fair value of a reporting unit is less than the carrying amount.

Recent Accounting Pronouncements

The Company evaluates all Accounting Standard Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”) for consideration of their applicability. ASUs not included in our disclosures were assessed and determined to be either not applicable or are not expected to have a material impact on our consolidated financial statements.

On November 27, 2023, FASB issues ASU 2023-07. ASU 2023-07 is effective for public entities fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. ASU 2023-07 enhances segment reporting under Topic 280 by expanding the breadth and frequency of segment disclosures. Its amendments fall into the following categories. Topic 280 requires a public entity to disclose entity-wide and segment information in the notes to financial statements. This includes the measure of profit or loss that the CODM uses to assess segment performance and decide how to allocate resources, as well as certain specified amounts included in that measure – e.g. revenue, depreciation and amortization, interest and income tax expense. However, investors have observed that there has been limited information reported about a segment’s expenses. The analysis of the company after acquisition of CMS concluded that we have only one segment and according to this, the results will be disclosed consolidated.

ASC-280 Segment Reporting

Financial Accounting Standard Board (“FASB”) ASC Topic 280, “Segment Reporting,” requires annual and interim reporting for an enterprise’s operating segments and related disclosures about its products, services, geographic areas and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources.

Laser Photonics operates as one segment located in Orlando, FL. Our company develops industrial laser cleaning, cutting, welding, marking, and wire stripping across multiple industries and customer bases. The chief operating decision maker (CODM) being the Chief Executive Officer. The CODM uses net income from operations to evaluate and make key operating decisions.

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BUSINESS

Overview

We were formed under the law of Wyoming on November 8, 2019. We changed our domicile to Delaware on March 5, 2021. We are a vertically integrated manufacturing company for photonics-based industrial products and solutions and, since recently acquiring the assets of Control Micro Systems, Inc., have now expanded the market for our laser products into the large, growing pharmaceutical manufacturing vertical, in what we believe is a recession-resistant sector with significant barriers to entry.

We are pioneering a new generation of laser blasting technologies focused on disrupting the sandblasting and abrasives blasting markets. We offer a full portfolio of integrated laser blasting solutions for corrosion control, rust removal, de-coating, pre-welding and post-welding, laser cleaning and surface conditioning. Our solutions span use cases throughout product lifecycles, from product fabrication to maintenance and repair, as well as aftermarket operations. Our laser blasting solutions are applicable in most industries dealing with materials processing, including automotive, aerospace, healthcare, consumer products, shipbuilding, heavy industry, machine manufacturing, nuclear maintenance and de-commissioning and surface coating.

Our vertically integrated operations allow us to reduce development and advanced laser equipment manufacturing time, offer better prices, control quality and protect our proprietary knowhow and technology compared to other laser cleaning companies and companies with competing technologies.

We initiated our sales effort in December 2019. By December 31, 2024, we had net revenues of $3.415 million. We are strategically positioned to drive growth and innovation in the laser technology market by targeting three key customer segments: government entities, Fortune 1000 companies, and medium/small businesses. Each of these segments presents unique opportunities and challenges, and our business model is designed to cater specifically to the needs and growth potential within each category.

For government agencies, we provide highly specialized laser solutions that meet stringent regulatory and performance standards. This segment benefits from our expertise in delivering reliable, durable, and effective laser systems for various applications, from defense and aerospace to public infrastructure projects. Working with government clients not only solidifies our reputation as a trusted provider of advanced laser technology but also paves the way for new contracts and collaborative projects. One of our current projects is the Laser Shield Anti-Drone System (LSAD), a joint development with our affiliate, Fonon Corporation, to create a laser defense system to serve as an immediate response defense system for addressing the threat of small-scale unmanned aerial systems (UAS) in conflict zones and expeditionary locations. We successfully completed a test of the LSAD prototype at our Orlando facility.

Fortune 1000 companies represent another critical segment, where our laser technology can significantly enhance operational efficiency, precision, and productivity. By addressing the unique challenges of large-scale industrial applications, we position ourselves as an essential partner in the innovation strategies of these corporations. Our advanced laser solutions help these clients stay competitive and maintain high-quality standards, driving repeat business and fostering long-term partnerships.

Medium and small businesses represent the third key pillar of our customer base, and we recognize that this segment has unique operational needs, budget considerations, and purchasing behaviors compared to larger enterprises and government agencies. To better serve this growing market, we have launched a targeted initiative to expand our outside sales force and equip them with our CleanTech Professional Portable Finishing Laser 1040 (CTPF-1040)—a compact, high-performance laser system designed for versatility, mobility, and ease of use.

This initiative empowers our sales team to bring the CleanTech experience directly to the customer, allowing potential clients to see and feel the benefits of our laser technology in real-time, within their own environments. For situations involving larger, more complex components—or when customers are unable to send samples to our Customer Experience Center—we have deployed two fully equipped mobile demonstration vans. These vehicles are outfitted with a range of laser systems and come complete with onboard power generation, compressed air, and full laser safety gear, enabling us to perform live on-site demonstrations, sample processing, and customer training anywhere in the field.

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By strategically addressing the distinct needs of enterprise, government, and small-to-medium business customers—and leveraging our agile, field-ready sales team to deepen engagement and showcase our technology—we are positioning ourselves for strong, sustainable growth. Our customer-first approach, combined with cutting-edge product innovation and adaptive market strategies, strengthens our reputation as a trusted, forward-thinking leader in the laser technology industry.

We market our products globally through our direct sales force which is located in the United States.

We have a perpetual, worldwide exclusive license agreement with ICT Investments, LLC (“ICT Investments”), an affiliate of the Company as discussed below, to sell the Laser Photonics™ branded equipment and licenses for laser cleaning and rust removal, in exchange for 3,000,000 shares of Common Stock.

On October 18, 2023, we entered into a license agreement with an affiliated company, Fonon Technologies, Inc., which is majority-owned by ICT Investments, for an exclusive, worldwide, nontransferable license for high power turbo piercing (“Cold Cutting”) laser cutting technology and any improvements to such technology to allow us to manufacture, sell, export and import products incorporating such technology in return for our paying a license fee of $350,000 in cash and a one-time grant of 1,000,000 restricted shares of our Common Stock to ICT Investments.

ICT Investments LLC currently owns approximately 31.13% of the outstanding shares of our Common Stock and Fonon Corporation currently owns approximately 21.04% of the outstanding shares of our Common Stock, and collectively are our majority shareholders. Dmitriy Nikitin has voting control of the Company through his ownership of all membership interests of ICT Investments, LLC which is the controlling entity of Fonon Corporation and Fonon Technologies, Inc. On May 21, 2024 we entered into a license agreement with Fonon Corporation to receive an exclusive, worldwide, sublicensable license to Fonon’s laser material processing equipment and technology, including all applications of laser cutting, marking, engraving, laser welding, brazing, ablation, laser drilling, semiconductor chip marking, semiconductor and flat panel display laser processing equipment, all other laser material processing equipment documented or existing in a form of knowhow and/or trade secrets in return for 3,000,000 restricted shares of Laser Photonics Common Stock. ICT Investments, LLC, through its control of Fonon Corporation and Fonon Technologies, Inc., in the aggregate, owns approximately _59.19_% of our Common Stock and will have the voting power to decide all matters submitted to a vote of our shareholders, including the election of our directors. Through our affiliation with ICT Investments, its portfolio companies and its customers, we have access to more than 1,500 high profile Fortune 5000 customer prospects as well as recognition as a global leader in manufacturing premium laser equipment. In addition, through the expertise and reputation of our officers, Board members and advisors, we have the foundation of our technologically advanced, disruptive laser systems specifically suited for most material processes with specific cleaning requirements and challenges.

On October 30, 2024, we entered into an Asset Purchase Agreement with Control Micro Systems, Inc. (“CMS”), a laser company located in Orlando, Florida, that designs and builds turnkey laser material processing systems for marking, cutting, drilling and welding. CMS allows us to expand into the pharmaceutical market for controlled-release medications that are expanding rapidly, driven by the growing need for more effective and patient-friendly drug delivery systems. Controlled-release tablets, which gradually release medication over time, require precision manufacturing techniques to ensure the proper dosage and timing of active ingredient release. Laser technology plays a critical role in creating micro-drilled apertures in these tablets, ensuring accurate and consistent drug release. We believe that there is a significant opportunity to unlock CMS’s growth potential by integrating it into our existing sales and marketing infrastructure, enhancing customer engagement and expanding our market reach to maximize wallet share from current customers and bring new clients on board.

With global pharmaceutical companies focusing on enhancing drug delivery mechanisms, the demand for laser-based solutions like those provided by CMS is expected to rise. CMS’ experience in supplying laser systems to pharmaceutical companies, coupled with Laser Photonics’ sales and marketing expertise, positions LPC to take full advantage of this growing market segment. We acquired all business assets of CMS, including its intellectual property. This purchase enabled us to expand into the large and growing pharmaceutical manufacturing vertical as well as hiring CMS’ existing workforce, including engineers and customer support personnel, that we believe will add significant value to the acquired CMS assets.

Our principal executive offices are located at 250 Technology Park, Lake Mary, Florida 32746, and our telephone number is (407) 804-1000. Our corporate website is https://laserphotonics.com. Information contained on our websites does not form a part of this prospectus.

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Growth Strategy

Our objective is to achieve a leadership position in our industry with a focus in growth technologies including laser welding, laser cutting, laser cleaning, semiconductor, 3-D Printing, and anti-drone defense. The key elements of our growth strategy are:

Multi-market and Multi-product Approach. We intend to develop and manufacture laser systems for a variety of markets to reduce the financial impact that a downturn in any one market would have.

Accent on Developing Standard Systems for Specific Markets. We expect to increase sales through an industry-recognized expertise in clearly defined markets with substantial sales demand such as rust removal equipment for the shipbuilding industry, laser de-contamination equipment for the nuclear industry and laser blasting cabinets for the general manufacturing industry.

Broaden Customer Relationships. We expect to develop a globally diversified customer base in a variety of industries. We seek to differentiate ourselves from our competitors through superior product pricing, performance and service. We believe that a global presence and investments in application engineering and support will create competitive advantages in serving multinational and local companies.

New Product Development. We intend to target new applications early in the development cycle and drive adoption by leveraging our strong customer relationships, engineering expertise and competitive production costs.

We intend to continue to stay ahead of the technology curve by researching and developing cutting edge products and technologies for both large and small businesses. In addition to our attention to Fortune 1000 companies, we also view the small companies as an attractive market opportunity since they were previously unable to take advantage of laser processing equipment due to high prices, significant operating costs and the technical complexities of the laser equipment. As a result, we are developing a group of standardized laser cleaning equipment that we have named the CleanTech™ laser blaster family of equipment that we believe represents a new generation of high-power laser cleaning and rust removal systems that will be affordable to more than a million small and mid-size companies.

Our Laser Cleaning Products

The current administration’s focus on fiscal responsibility and budget constraints has led to reduced spending on new equipment, increasing the need for maintenance, repair, and overhaul (MRO) of existing assets. As a result, demand for cost-effective, high-performance solutions is rising across defense and industrial sectors.

Laser Photonics is strategically positioned to meet this need with our TAA-compliant line of laser solutions offered under the DefenceTech brand. Our “Made in America” industrial laser systems align with federal procurement priorities, ensuring U.S. agencies have access to cutting-edge, domestically manufactured technology for MRO applications. As one of few industrial laser cleaning equipment manufacturer meeting “Buy American” requirements, we are well-positioned to receive preferential consideration over foreign competitors in the laser cleaning systems market.

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Diversified and Proprietary Technology Platform and Knowhow

We were able to secure through our affiliation with ICT Investments a diverse portfolio of know-how, trade secrets and proprietary technologies. We believe that we possess design documentation for the largest array of laser-based systems for material processing in North America.

Core Technologies Underlying Each Product

Fiber laser cleaning technology or laser ablation which we market under the Laser Blasting™ brand, is a proven, state-of-the-art, 21st Century replacement for hazardous 19th century abrasives blasting (or sandblasting). It is a non-contact, environmentally friendly process that removes surface coatings from metals, concrete and delicate substrates such as composites—with minimal impact on the base material. Laser Blasting works by aiming brief pulses of high-power laser energy (in the µs–ms range) at a surface to be prepared or cleaned of paint, rust, or other contaminants. The energy applied to the layer being removed doesn’t dissipate. Instead, it blasts off the substrate material being cleaned. Most or all of the material being removed is vaporized, resulting in a much cleaner process than other cleaning methods. Whatever removed material has not been vaporized may be suctioned away and filtered out of the air as particle dust.

We are recognized as a pioneer and an industry leader with our CleanTech™ Laser Blasting™ technology. Laser Blasting can replace sandblasting or dry ice blasting in nearly every industry and every application where an abrasive blasting is used. It is effective on glass, ceramics, metals, concrete, plastics and much more, and provides greater control and precision than possible with the legacy technologies it is designed to replace. LP portable Laser Blasting systems incorporate proprietary autofocusing C-Optics technology that allows for greater precision on uneven or contoured surfaces, even from handheld Laser Blasting systems. This innovation expands laser cleaning from the production floor to the field. Laser Blasting is effective on small parts and sensitive materials, as well as surfaces of ships, bridges, aircraft, pipelines, large vehicles, and trains, among others.

Our Product Platforms

Since our founding in 2019, and through IP received from ICT Investments, we have developed an extensive portfolio of products based on proprietary technologies that form the foundation of our laser blasting equipment manufacturing solutions, which are comprised of hardware, equipment design documentation, bills of materials, software, materials, and service practices.

Designed in-house by industry-recognized laser scientists and inventors, our expansive product portfolio covers a broad spectrum of applications across key industries, including maritime and shipbuilding, oil and gas, automotive manufacturing, rail transport, aerospace, defense, and space exploration. Our CleanTech™ line scales with customer needs, starting with low price-point handheld Laser Blasters™ designed to tackle simple cleaning and surface predation jobs, to high-end AI-controlled, user-programmable C-Robotics™ made for complex, precision production environments.

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Our state-of-the-art, performance-based “Made in America” Laser Blasting™ products are industrial-grade laser cleaning systems developed to disrupt and displace hazardous legacy abrasives blasting (a.k.a. sandblasting) and chemical cleaning methods that have been in common usage since the 19th century. Laser Blasting is cleaner to operate, more cost effective to own and safer for the worker and the environment. We believe that Laser Blasting is right on time as industry is increasingly coming under pressure to phase out abrasive blasting and chemical cleaning methods in compliance with health, environmental and safety regulations designed to protect laborers and the environment.

Since our founding in 2019, we have developed an extensive portfolio of proprietary equipment and technologies that formed the base for our broad product offering, starting from relatively simple handheld devices to fully automatic and operated by AI robotic systems.

Our diverse lines of laser cleaning equipment are used in a variety of industries to improve and promote programs to address significant concerns about the exposure of employees to toxic airborne materials to reduce the risk of lung cancer and silicosis triggered by inhalation of crystalline silica dust released from abrasive blasting. Laser cleaning uses photons emissions, thus eliminating the need for abrasive media, including silica. The chart below provides information on several industries to indicate the need for laser cleaning equipment and how our technology meets those industries’ requirements. This chart was developed by us in the last few months to allow our salespeople to identify the specific model of our CleanTech laser blasting equipment that matches target industries and the surface integrity parameters familiar to prospective customers. We want to demonstrate our capability to address the specific cleaning applications that such customers require. The industry terminology is explained in our footnotes to the chart.

Below is the description of abbreviations and definitions used in Laser Photonics Laser Blaster products qualification chart:

●	Roughing-Rough surface condition for thick material
●	Mid-Range-Normal level below roughest surface condition for medium material thickness
●	Finishing-Least amount of roughness on a surface for thin materials
●	Gauge-indication of a measurement of industrial materials.
●	Grit-indication of roughness to apply to a surface for preparation prior to coating.
●	CAML-grade of abrasive media used for the sandblasting industry.
●	DPI-Dots per inch
●	LPI-Lines per inch
●	Laser Grade-Designated choice of laser for best results
●	Strip Rate in Ft Squared per hour is calculated as follows: 2X (laser power in KW) / (coating thickness in mils, where one mill= .001), X 60 minutes. Source: Robotic Laser Coating Removal System ESTCP Project WP- 0526 apps.dtic.mil

Our current Laser Blasting solutions are as follows:

Handheld CleanTech Line: We offer the widest range of Class IV handheld laser blasting equipment in the world, spanning from 50W to 3000W, and including the world’s most powerful production laser blaster on the market — the CleanTech Industrial Roughening Laser 3060, delivering average power levels in the 10,000-watt range.

We are currently developing an even more powerful solution designed for seamless integration into our CleanTech Robotic Cell, complete with safety interlocks to ensure full OSHA and FDA CDRH Class 1 compliance.

The CleanTech 3060 is a high-performance cleaning and surface preparation system, engineered to efficiently remove rust, paint, and other surface contaminants from materials such as steel, aluminum, iron, and a wide range of other substrates.

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Our handheld CleanTech line features five distinct pulse laser patterns, including a proprietary cleaning mode specifically designed to maximize efficiency and minimize thermal stress, offering unmatched flexibility for a variety of industrial applications across diverse surface types.

CleanTech™ Laser Blaster Cabinet The CleanTech™ Laser Blaster Cabinet is a fully enclosed, Class 1 laser workspace, engineered as a safer, cleaner, and more efficient alternative to traditional sandblasting enclosures—eliminating the noise, dust, media storage, replenishment, and cleanup associated with abrasive blasting.

Designed for companies of all sizes, this self-contained, industrial-grade laser cleaning machine replaces abrasive blasting and chemical baths, providing a high-precision, environmentally friendly solution for part cleaning and material preparation.

What sets the CleanTech™ Laser Blaster Cabinet apart is its exclusive fiber laser technology, paired with a handheld laser-blasting head, all housed within a fully enclosed 30” x 26” workspace. Built for speed, precision, safety, and flexibility, it is the only laser-blasting cabinet in the world manufactured in full compliance with CDRH, FDA, and OSHA regulations.

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With this system, companies can eliminate hazardous dust, noise, and toxic chemicals, ensuring a safer, cleaner, and more cost-effective work environment while achieving superior cleaning and surface preparation results.

CleanTech™ Class I Laser Blasting Systems

Our CleanTech™ MegaCenter, Titan, and Titan Express automated Class I-ready laser blasting systems are purpose-built for mass production environments. Engineered with advanced automation controls and automated material-loading capabilities, these systems deliver maximum throughput for high-volume, high-precision manufacturing operations.

The CleanTech™ Titan Series is a high-power, large-format laser system designed for parts cleaning, rust removal, and surface conditioning, featuring an expansive 6′ x 12′ working area and Flex-Loading options for seamless, continuous operation. This industrial-grade, turn-key solution can operate as a standalone unit or be fully integrated into an existing production line.

The full CleanTech lineup includes the Titan, Titan Express, MegaCenter, and the portable CleanTech™ Handheld, ideal for use both in the field and on the factory floor. All CleanTech systems are built for industrial durability and operate in full compliance with OSHA, FDA, and CDRH safety standards, supporting true “Push-Button” laser-safe operation for unmatched ease of use and workplace safety.

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CleanTech™ Robotic Cell with AI

The CleanTech™ Robotic Cell integrates our advanced User-Programmable AI (UPAI), enabling factory line workers to easily program precision robotic operations—no coding or robotics expertise required. This breakthrough makes it simple to automate complex, repetitive tasks in high-throughput production environments, boosting both productivity and consistency.

The CleanTech™ Laser Cleaning Robot is the first commercially available, collaborative, and AI-capable laser cleaning system in the United States. Purpose-built for precise beam positioning and tight focus, it operates at significantly lower laser power levels than traditional handheld systems—dramatically reducing operational costs and making laser cleaning more accessible and affordable for a wide range of industrial applications.

Safety and efficiency are at the core of the system’s design. With optional adds on including AI, a 3D scanner and visualizer, vision system, and a Class 1 safety enclosure, the robot can perform multiple tasks simultaneously—all while minimizing operator exposure and ensuring full compliance with OSHA and FDA CDRH regulations.

The result is a next-generation laser cleaning solution that combines cutting-edge automation, intelligent control, and industry-leading safety—bringing unprecedented capability to modern manufacturing floors.

Customers

Our intent is to establish additional relationships with Fortune 1000 customers primarily within the United States and with select Fortune 1000 customers around the globe and represent a broad array of industries, including automotive, aerospace, healthcare, consumer products, heavy industry, machine design, research, and others.

Research, Development and Engineering

The principal focus of our research and development activity is the development of our proprietary laser-based cleaning equipment to replace global sand blasting and abrasive blasting applications in a large number of markets discussed below.

Marketing and Sales

For the year ending in December 31, 2024, we employed 8 direct salespeople, 10 global distributors/resellers, and signed two technology partnerships for integration of our Cleantech product line into robotic platforms for both commercial and defense applications.

Each of 2023 and 2024 was a year of investments sales and marketing activity, and we invested nearly $4M in development and scaling of sales and marketing operation. We have a marketing and sales budget equal to 10% of our gross sales, and a new product promotional budget of $0.7 million for 2025.

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Product Warranty and Support

We offer for sale with our equipment a two-year limited warranty against defects in materials and workmanship under normal use and service conditions following delivery of our equipment to our customers.

We also warrant the owners of our custom laser systems that are designed and manufactured in accordance with agreed-upon specifications. In resolving claims under both the defects and performance warranties, we have the option of either repairing or replacing the covered laser cleaning equipment. Our warranties are automatically transferred from the original purchaser of our laser cleaning equipment and optical components to subsequent purchasers upon delivery of our finished laser systems.

In general, our products carry a warranty against defects, depending on the product type and customer negotiations. The costs associated with these warranty obligations are not expected to be significant and no such costs have been recorded in our financial statements.

Competition

The laser cleaning market is highly fragmented, with most competitors being small, privately held, or operating within limited geographic regions, specific industries, or niche applications. While our competitive landscape is diverse, it remains intensely competitive, shaped by rapid technological advancements, increasing customer demands, and downward pressure on average selling prices as newer, integrated technologies replace outdated systems.

Our most notable competitors include P-Laser and Clean-Lasersysteme GmbH (represented in the U.S. by Adapt Laser Systems), along with smaller players such as Laserax and 4JET. Some of these competitors are attempting to close the gap by increasing the output power of their fiber lasers to compete with our high-powered, industrial-grade solutions.

However, most competitors do not meet CDRH safety requirements for Class 4 laser systems, making them unlikely to be considered by many companies that prioritize workplace safety and regulatory compliance. At Laser Photonics, customer safety is our top priority. Our systems are designed and manufactured to fully comply with OSHA, FDA, and CDRH regulations, ensuring that companies receive not only cutting-edge performance but also the highest level of operational safety and reliability.

We also compete with end-users that produce laser technology, as well as with manufacturers of non-laser methods and tools, such as traditional abrasives blasting (referred to as sandblasting), non-laser welding, cutting dies, mechanical cutters, and plasma cutters in the materials processing market. Some of our competitors are larger, with considerably more financial, managerial, and technical resources, as well as more extensive sales, distribution, and service networks, and greater marketing capacity.

Our primary focus is to provide diversified industrial-grade laser-based cleaning machinery in a variety of markets. Each market has a different group of competitors subject to rapidly changing technologies and materials, a customer base with continuously changing requirements and geographical outsourcing challenges.

We believe that our future success is dependent on our flexibility to adapt to changes in the marketplace, expanding our existing products and services targeting application specific systems for each industry we serve. We continuously introduce new products and services on a timely and cost-effective basis identifying both standard and niche laser-systems opportunities enhancing our ability to penetrate new customers and new emerging markets.

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Primary competitive factors in our markets include:

●	Price and value
●	Ability to design, manufacture, and deliver new products on a cost-effective and timely basis.
●	Ability of our suppliers to produce and deliver components in a timely manner, in the quantity desired and at the budgeted prices
●	Product performance and reliability
●	Service support.
●	Product mix
●	Ability to meet customer specifications.
●	Ability to respond quickly to changes in market demand and technology developments.

In the materials processing market, the competition is fragmented with a large number of competitors that are small or privately owned or compete with us on a limited geographic, industry, or application specific basis including Trumpf GmbH, Clean Laser GMBH, P-Laser. Advanced Laser Technology, Anilox Roll Cleaning Systems, General Lasertronics, IPGPhotonics, Laserax, and White Lion Dry Ice & Laser Cleaning Technology. We believe that none of our competitors compete in all the industries, applications, and geographical markets which we serve and that our products compete favorably with respect to their laser cleaning equipment.

Intellectual Property and License Rights

We believe that our success depends, in part, on our ability to maintain and protect our proprietary technology and to conduct our business without infringing on the proprietary rights of others.

We rely primarily on a combination of trademarks and trade secrets, as well as associate and third-party confidentiality agreements, to safeguard our intellectual property.

With respect to proprietary know-how that is not patentable and processes for which patents are difficult to enforce, we rely on, among other things, trade secret protection and confidentiality agreements to safeguard our interests. We believe that many elements of our laser system manufacturing process, including our unique materials sourcing, involve proprietary know-how, technology, or data that are not covered by patents or patent applications, including technical processes, equipment designs, algorithms, and procedures. We have taken security measures to protect these elements. All our research and development personnel will have to sign confidentiality and proprietary information agreements with us. These agreements address intellectual property protection issues and require our associates to assign to us all the inventions, designs, and technologies they develop during the course of employment with us. We also require our customers and business partners to enter into confidentiality agreements before we disclose any sensitive aspects of our modules, technology, or business plans.

Employees and Human Capital

As of December 31, 2024, we employed 94 full-time team members and had no part-time employees. Our human capital strategy focuses on identifying, recruiting, retaining, incentivizing, and effectively integrating both existing personnel and new talent, including employees, advisors, and consultants. These efforts are essential to support our continued growth and innovation across all areas of the business.

Government Regulation

Our current and contemplated activities and the products and processes that will result from such activities are subject to substantial government regulation, both in the United States and internationally.

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Government Contracts and Regulations

Our U.S Government business is heavily regulated. We contract with several U.S. Government agencies and entities, principally all branches of the U.S. military. We must comply with, and are affected by, laws and regulations relating to the formation, administration, and performance of U.S. Government contracts. These laws and regulations, among other things:

●	require certification and disclosure of all cost or pricing data in connection with certain types of contract negotiations;

●	impose specific and unique cost accounting practices that may differ from U.S. generally accepted accounting principles (GAAP);

●	impose acquisition regulations, which may change or be replaced over time, that define which costs can be charged to the U.S. Government, how and when costs can be charged, and otherwise govern our right to reimbursement under certain U.S. Government contracts;

●	require specific security controls to protect U.S. Government controlled unclassified information and restrict the use and dissemination of information classified for national security purposes and the export of certain products, services and technical data; and compliance with cyber security regulations by our supply chain; and

●	require the review and approval of contractor business systems, defined in the regulations as: (i) Accounting System; (ii) Estimating System; (iii) Earned Value Management System, for managing cost and schedule performance on certain complex programs; (iv) Purchasing System; (v) Material Management and Accounting System, for planning, controlling and accounting for the acquisition, use, issuing and disposition of material; and (vi) Property Management System.

The U.S. Government may terminate any of our government contracts and subcontracts either at its convenience or for default based on our performance. If a contract is terminated for convenience, we generally are protected by provisions covering reimbursement for costs incurred on the contract and profit on those costs. If a contract is terminated for default, we generally are entitled to payments for our work that has been accepted by the U.S. Government or other governments; however, the U.S. Government could make claims to reduce the contract value or recover its procurement costs and could assess other special penalties. For more information regarding the U.S. Government’s right to terminate our contracts and government contracting laws and regulations, see “Risk Factors”.

Radiation Control for Health and Safety Act

We are subject to the laser radiation safety regulations of the Radiation Control for Health and Safety Act administered by the National Center for Devices and Radiological Health, a branch of the United States Food and Drug Administration. Among other things, those regulations require laser manufacturers to file new product and annual reports, to maintain quality control and sales records, to perform product testing, to distribute appropriate operating manuals, to incorporate design and operating features in lasers sold to end-users and to certify and label each laser sold to end-users as one of four classes (based on the level of radiation from the laser that is accessible to users). Various warning labels must be affixed, and certain protective devices installed depending on the class of product. The National Center for Devices and Radiological Health is empowered to seek fines and other remedies for violations of regulatory requirements.

CE Marking

We are subject to certain regulations in Europe as administered by the European Commission. CE Marking is required for products marketed within the European Economic Area (EEA) and confirms that the manufacturer meets certain safety, health and environmental protection requirements administered by the European Union. Non-compliance with these regulations could result in warnings, penalties, or fines. We believe that we are currently in compliance with these regulations.

United States Food and Drug Administration

Certain products manufactured by us are integrated into systems by our customers that are subject to certain regulations administered by the United States Food and Drug Administration. We must comply with certain quality control measurements for our products to be effectively used in our customers’ end products. Non-compliance with quality control measurements could result in loss of business with our customers, fines and penalties.

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Facilities

On December 1, 2019, we entered a sub-lease with ICT Investments for 5,000 sf of manufacturing space on a month-to-month basis at $4,050 per month. In January 2020, we expanded the lease with ICT Investments to include the entire facility of 18,000 sf. In October of 2021, a direct lease was signed with the landlord for three years, terminating on October 31, 2024. In November we entered into a lease amendment that expires December 31, 2025. The facility is currently equipped with three of our latest advanced laser cleaning demonstration models. It includes a materials stock room, a ramp and high dock, loading and moving equipment, a machine shop, an electronics room, and an equipment assembly area. The monthly rent for this facility is currently $15,549.

In December 2022, we entered into an agreement with 2701 Maitland Building Associates to rent 8,000 sf of additional office space nearby the main facility, for our growing sales and marketing program. The monthly rent for this space is currently $14,805. On February 10, 2025, we entered into a Lease Termination Agreement with 2701 Maitland Building Associates, LLC, the Landlord of Suite 125 containing approximately 7,981 rentable square feet that Laser Photonics had leased from November 7, 2022 through December 31, 2025, at a base monthly rent of $14,818.06 (“Suite 125”). In light of our entering into a long-term lease at 250 Technology Park. Lake Mary, FL 32746 on July 1, 2024, we determined that we did not need Suite 125 for our future growth and, since we could not sublet this space, we entered into the Lease Termination Agreement to reduce our lease expense. Under the terms of the Lease Termination Agreement, we agreed to pay a monthly termination fee of $14,912.14 base rent plus operating expenses for five months, saving us approximately $80,000 in lease payments for 2025.

On July 1, 2024, we entered into a lease agreement for 48,481 square feet of office space at a base monthly rent of $ 50,354.42 with an annual increase of 3%, that has a term of 10.5 years. The location of the facility is 250 Technology Park. Lake Mary, Florida 32746.

Our facility is currently equipped with three of our latest advanced laser cleaning demonstration models.

Upon acquisition of Control Micro Systems on October 31, 2024, we assumed their lease at 4420 Metric Drive, Winter Park, Florida. The lease expires on October 31, 2025. The facility is 52,200 total square ft at a cost of $27,700 per month.

MANAGEMENT

The following table sets forth information for our executive officers and directors as of January 12, 2026:

Name	Age	Position
Wayne Tupuola	66	President, Chief Executive Officer and Chairman of the Board
Carlos Sardinas[1]	43	Chief Financial Officer
Michael Lockey	52	Controller
Gennady Korotkov	68	Vice President of Operations
Igor Vodopiyanov	64	Vice President, R&D and Product Development
Arnold Bykov	89	Chief Design Engineer
Tim Miller	3	Director
Troy Parkos	54	Director
Carlos M. Gonzalez	79	Director
Qing Lu	52	Director

(1)	Carlos Sardinas resigned as Chief Financial Officer on January 8, 2026.

Wayne Tupuola is President, Chief Executive Officer and the Chairman of the Board. Mr. Tupuola joined an affiliate of ICT Investments as Vice President of Operations in January 2007 and joined us in November 2019. From January 2014 to May 2015, he was acting as an Industrial Consultant for Florida high tech companies. He brought experience based on 15 successful years of C-level management capacity in manufacturing operations, and more than 24 years hands-on experience in the semiconductor, aerospace, food & beverage and commercial industries, including: Sumitomo Corp, the world’s second-largest wafer manufacturer in the semiconductor sector; ON Semiconductor Corp, one of the world’s largest semiconductor component companies; and Thermo-Electron, one of the world’s leading analytical instruments, lab equipment, and industrial equipment manufacturers. From September 2015 to December 2015, he was a Director and Vice President of Operations to an affiliate of Laser Photonics and one of ICT Investment’s portfolio companies, Fonon Corporation. He is currently in charge of all manufacturing and day-to-day business operations of Laser Photonics. Mr. Tupuola is a graduate of the University of Phoenix with a degree in Communications. We believe that his significant management experience with manufacturing operations makes him qualified to be a member of our Board of Directors.

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Troy Parkos has been a member of the Board since August 15, 2023. Since June 1994, Mr. Parkos has been employed by Fastenal Company, a global distributor of wide-ranging industrial and construction products having annual sales in 2022 of approximately $7 billion. Mr. Parkos started his career at Fastenal Company as a sales representative from 1994 to 1997, becoming a Regional Sales Consultant Manager from 1997 to 2007, a District Manager from 2007 to 2018 and, since 2018, Vice President overseeing approximately 1,000 employees throughout the United States. Mr. Parkos has expertise in industrial sales, operations, and supply chain management, including partnering with Federal Government prime and DOD contractors and dealing with MRO and OEM manufacturers. Mr. Parkos graduated Magna Cum Laude from the University of Wisconsin with a Bachelor of Science in Industrial Technology Management in May 1994. Laser Photonics believes that the expertise that Mr. Parkos has with the procurement processes and supply chains of Fastenal Company’s customer base and experience in managing a large sales force will be valuable to it as it expands its sales.

Carlos M. Gonzalez has been a member of the Board since February 6, 2024. Since August 2013, Mr. Gonzalez has served as Managing Director of Global Pangermex, LLC, a distributor of chemicals for the treatment of fruits and commercial seafood on a global basis, including through access to financial services such as insurance and financing. Mr. Gonzalez concurrently from October 2013 to July 2017 served as the International Trade Finance & Business Development Director for Unified Energy Solutions, Inc., a company assisting medium to large users of energy with the planning, including financing products and services, to provide economically feasible alternative green energy sources of energy using only quality U.S. or European made products. From April 2009 to September 2013, Mr. Gonzalez was the Business Development Director of Sfinkx Corporation, a manufacturer of high-tech industrial laser equipment and photovoltaic energy-generating equipment. Mr. Gonzalez previously held for over 25 years several executive officer positions with large and medium-sized banks, including Wells Fargo, SunTrust Bank, Banco Popular North America, and Fifth Third Bank. Mr. Gonzalez was an Adjunct Professor of Finance at the University of Central Florida, School of Business Administration, from 1988 to 1995. Mr. Gonzalez received his B.S. degree in Business Administration from Portland State University with a minor in Finance and Marketing. His professional education includes the U.S. Army Command and General Staff College and the Florida Bankers Association’s International Banking School. He is a Vietnam and Operation Desert Storm veteran, received the U.S. Army Bronze Star Medal, and retired with the rank of Major.

Michael Lockey joined the Company’s subsidiary, CMS Laser, on March 3, 2025, as Controller, and now serves as Controller for the Company, responsible for all aspects of interdental and external financial, including the preparation of the Company’s financial statements in accordance with GAAP, SEC, and other regulatory requirements. Mr. Lockey oversees an accounting staff of five members. From October 2023 to December 2024, Mr. Lockey was a consultant serving as a fractional controller for a number of company clients. From December 2018 to October 2023, Mr. Lockey served as Director of Management Services for American Management Services, Inc., overseeing the day-to-day operations and management of all active consulting projects, managing approximately 20 full-time consultants, and from November 2013 to December 2018 was a Senior Consultant and General Manager for American Management Services, Inc. From February 2008 to August 2013, Mr. Lockey served as Chief Financial Officer of PSL North America LLC, a manufacturer of large diameter steel pipes. From April 2006 to January 2008 Mr. Lockey was U.S. Regional Controller for Future Pipe Industries, Inc., overseeing 12 accounting staff members. From April 2005 to April 2006, Mr. Lockey was Controller for Camper City, Inc., an auto parts and supply company, and from September 2000 to April 2005 was Financial Reporting Supervisor for Winn Dixie Stores Inc., a publicly traded company on the New York Stock Exchange, for which he was directly responsible for all aspects of its internal and external financial reporting , as he is now for the Company, and in which he supervised a team of five senior staff accountants. Mr. Lockey received his Masters of Accountancy Degree from the University of North Florida, is licensed as a Certified Public Accountant and is a member of the AICPA. Mr. Lockey will serve as Principal Financial and Accounting Officer of the Company until the Company finds a new Chief Financial Officer to replace Carlos Sardinas.

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Qin Lu has been a member of the Board since December 5, 2025. Since October 2022, Ms. Lu has served as Chief Financial Officer |at Addition Financial Credit Union in Orlando, Florida, a 3+ billion financial institution, in which she managed an investment portfolio of over $1 billion and directed its M&A activity. From August 2021 to August 2022, Ms. Lu was Chief Financial Officer of Farm Credit West (now AgWest Farm Credit) in| Rocklin, California, where she led the Treasury and Finance departments for this $10+ billion agricultural lending institution. From June 2016 to July 2021, Ms. Lu served as Chief Financial Officer of| Northwest Community Credit Union in| Eugene, Oregon where she oversaw a $200 million investment portfolio that included MBS, CMO, CMBS and other agency-backed securities, and from March 2014 to June 2016 served as Controller for this credit union. Between June 1997 to March 2014 Ms. Lu held the positions of investment accountant at University of Oregon Foundation, accountant at PeachHealth Medical Group, investment advisor at Edward Jones Canada and Marketing Manager at Siemens Ltd. in China. Ms. Lu received her Bachelor of Engineering, Wuhan Institute of Technology, China, MBA in International Business & Finance from Simon Fraser University in Canada and Master of Accounting from the University of Oregon. Ms. Lu is a licensed CPA (Certified Public Accountant), CTP (Certified Treasury Professional), has passed Level I and II in the CFA Program and is fluent in English, Mandarin and Cantonese and is conversational in Spanish and Japanese. Laser Photonics believes that the financial expertise and international business and language skills that Ms. Lu has will be valuable to the Company as it expands its sales both domestically and internationally.

Arnold Bykov joined us in November 2019 as Chief Design Engineer. For the last 25 years, Mr. Bykov has been working in the photonics industry, primarily with ICT Investments and affiliated companies, including being appointed Director and Chief Design Engineer of Fonon Corporation from September 2015 to December 2015, where he developed laser systems for material processing and worked as a design and project engineer supervising design teams. Mr. Bykov is currently responsible for the industrial design and technological process of our laser cleaning technology. Mr. Bykov has devoted 20 years of his engineering career in the development of industrial equipment for high-tech industries. The majority of those developments were prepared for laser cutting technology related products through his work with a team of other ICT engineers during the last 15 years and directly for ICT Investments for the past five years. Mr. Bykov received a number of state awards and certificates of invention for the development of laser cutting technology. He graduated from Minsk Polytechnic University in 1966. We believe that the expertise that Arnold Bykov has in industrial design and engineering makes him a valuable resource of knowledge and qualifies him to be a member of the Board. Mr. Bykov will resign as a member of our Board of Directors at the time this registration statement is declared effective.

Igor Vodopiyanov, PhD, is the Senior Research & Development (R&D) Engineer at Laser Photonics. Dr. Vodopiyanov served as a Research Scientist at Florida Institute of Technology before joining the Laser Photonics R&D team in 2017 as a Subject Matter Expert in the tuning and calibration of laser systems for material processing. Dr. Vodopiyanov conducted research in Particle Physics within CMS (Compact Muon Solenoid) Collaboration at the CERN Large Hadron Collider in Switzerland and managed the Hadron Calorimeter Calibration and Condition Group of the CMS Collaboration, which included the calibration and alignment of Forward Tracking Chambers of CERN’s L3 detector. Dr. Vodopiyanov also carried out research in Particle Physics within L3 Collaboration at the CERN Electron-Positron Collider at Petersburg Nuclear Physics Institute. He earned a Master of Science degree from the M. I. Kalinin Leningrad Polytechnic Institute in Saint Petersburg, Russia, and a PhD in Physics and Mathematics from the V.G. Khlopin Radium Institute in Saint Petersburg, Russia. Dr. Vodopiyanov has over 250 publications to his credit, and he is a Professional Member of the Sigma Pi Sigma honor society within the American Institute of Physics.

Tim Miller has since 1983 served as the founder and CEO of Control Micro Systems, Inc. (“CMS”). CMS was a pioneer in software controls development for laser machines that expanded to cover a wide range of laser-based manufacturing processes, including laser marking, cutting, drilling, and welding and designing and building complete industrial laser systems, for a global customer base. Mr. Miller had four patents granted by the USPTO in aspects of laser manufacturing. By the time of its sale for over $10 million in 2019 to 600 Group PLLC, a company that until April 2024 was listed on the AIM market of the London Stock Exchange, CMS had grown, without any third-party financing, to over 55 employees with annual revenues over $10 million operating in a 40,000 sq. ft. facility. Mr. Miller graduated from the University of Central Florida in 1978 with a BS Degree in Computer Science. Laser Photonics believes that the experience that Mr. Miller has in the laser photonics industry and the growth of CMS as well as overseeing a successful exit for CMS qualifies him to be a valuable member of the Laser Photonics Board of Directors.

Board Composition and Election of Directors

Our Board of Directors is currently authorized to have five members. In accordance with the terms of our current certificate of incorporation and bylaws, the term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

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Director Independence

We are a “controlled company” under the Nasdaq Marketplace Rules, but we have not exempted ourselves from the requirement to have independent directors and independent compensation and nomination committees. Currently we have three members of our Board of Directors who are independent as defined under Nasdaq Marketplace Rules. Qing Lu, Troy Parkos, Tim Miller and Carlos M. Gonzalez are all members of our audit committee, our corporate governance and nominating committee and compensation committee in accordance with the Nasdaq listing rules that require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent.

There are no family relationships among any of our directors or executive officers.

Director Compensation

2024 and 2025 Director Compensation

Cash Compensation

All non-employee directors are entitled to receive the following cash compensation for their services:

●	$30,000 per year for service as a board member;

All cash payments to non-employee directors who served in the relevant capacity at any point during the immediately preceding prior fiscal quarter will be paid quarterly in arrears. A non-employee director who served in the relevant capacity during only a portion of the prior fiscal quarter will receive a pro-rated payment of the quarterly payment of the applicable cash retainer.

Equity Compensation

Each non-employee director who served as a director during 2024 and 2025 received a grant of 20,000 shares of Common Stock.

Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our board of directors by our non-employee directors during the year ended December 31, 2025.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tim Miller	30,000	20,000		—	—	—	85,800
Troy Parkos	30,000	20,000		—	—	—	85,800
Carlos Gonzalez[1]	15,000	20,000		—	—	—	70,800
Qing Lu		—

(1)	Carlos Gonzalez requested a cap of $15,000.

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During 2025, each non-employee member of the Board of Directors received an annual cash fee of $30,000. Since Qing Lu joined the Board of Directors on December 5, 2025, she will not start to receive any compensation until January 1, 2026.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

Audit Committee

Our audit committee is comprised of Qing Lu, Carlos M. Gonzalez , Tim Miller and Troy Parkos, each of whom our board has determined is financially literate and qualifies as an independent director under Section 5605(a)(2) and Section 5605(c)(2) of the Nasdaq rules. Ms. Lu is the chairman of our audit committee, and she qualifies as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our audit committee has adopted a written audit committee charter, viewable at https://laserphotonics.com/auditcommittee, that provides that the functions of our audit committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing and approving related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee discussed with management and the independent auditor the Company’s annual audited financial statements for the year ended December 31, 2024. The Audit Committee discussed with M&K CPAS, PLLC (“M&K CPAS, PLLC”), the Company’s independent auditor for the 2024 fiscal year, matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee received written disclosures and letters from M&K CPAS, PLLC and discussed their independence from management and the Company. Based upon the reviews and discussions, the Audit Committee recommended to the Board of Directors that the previously mentioned audit financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

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Compensation Committee

Our compensation committee is comprised of Troy Parkos, Tim Miller, Qing Lu and Carlos M. Gonzalez. Our board has determined that each of Mr. Parkos, Mr. Miller Mr. Gonzalez and Ms. Lu qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules and as “non-employee director” for purposes of Section 16b-3 under the Exchange Act and does not have a material relationship with us that would affect their ability to be independent from management in connection with the duties of a compensation committee member, as described in Section 5605(d)(2) of the Nasdaq rules. Mr. Miller serves as the chairman of our compensation committee.

Our compensation committee has adopted a written compensation committee charter, viewable at https://laserphotonics.com/compensationcommittee, that provides that the functions of our compensation committee include, among other things:

●	reviewing and approving, or recommending to our board of directors for approval, the compensation of our executive officers and any compensatory arrangement with our executive officers;

●	reviewing and recommending to our board of directors for approval the compensation of our directors and any changes to their compensation;

●	reviewing and approving, or recommending to our board of directors for approval, and administering incentive compensation and equity incentive plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Mr. Parkos, Mr. Miller, Ms. Lu and Mr. Gonzalez. Our board has determined that each of Mr. Parkos, Mr. Miller, Ms. Lu and Mr. Gonzalez qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules. Mr. Parkos is the chairman of our nominating and corporate governance committee.

We have adopted a written nominating and corporate governance committee charter, viewable at https://laserphotonics.com/nominatingandgovernance, that provides that the functions of our nominating and corporate governance committee include, among other things:

●	identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

●	overseeing the evaluation and the performance of our board of directors and of individual directors;

●	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

●	overseeing our corporate governance practices;

●	contributing to succession planning; and

●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

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Code of Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The full text of our Code of Business Conduct and Ethics is published in the Investors section of our website at www.laserphotonics.com. We intend to disclose any future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on this website within four business days following the date of any such amendment or waiver.

Insider Trading Policies

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees and their respective immediate family members, which are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards while they are in possession of material nonpublic information (the “Insider Trading Policy”).

The foregoing description of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by the terms and conditions of the Insider Trading Policy, a copy of which is attached hereto as Exhibit 19.1 and is incorporated herein by reference.

EXECUTIVE COMPENSATION

Compensation Philosophy

The following is a discussion and analysis of our underlying our policies and decisions with respect to the compensation of our executive officers and what we believe are the most important factors relevant to an analysis of these policies and decisions. We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. Our only “named executive officers” for 2024 and 2025 were Wayne Tupuola, Carlos Sardinas and . The compensation of our named executive officers and our other current executive officers is based on individual terms approved by our Board of Directors. This section highlights key aspects of our compensation program.

Our compensation committee will oversee these compensation policies and, together with our Board of Directors, will periodically evaluate the need for revisions to ensure our compensation program is competitive with the companies with which we compete for executive talent.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the Board of Directors in designing our executive compensation program are to:

●	attract, retain and motivate experienced and talented executives;
●	ensure executive compensation is aligned with our corporate strategies, research and development programs and business goals;
●	recognize the individual contributions of executives while fostering a shared commitment among executives by aligning their individual goals with our corporate goals;
●	promote the achievement of key strategic, development and operational performance measures by linking compensation to the achievement of measurable corporate and individual performance goals; and
●	align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

To achieve these objectives in the future, we expect that our Board of Directors and compensation committee will evaluate our executive compensation program with the goal of setting and maintaining compensation at levels that are justifiable based on each executive’s level of experience, performance and responsibility and that the board believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, we expect that our executive compensation program will tie a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals. We have provided, and expect to continue to provide, a portion of our executive compensation in the form of stock options and restricted stock that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

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Use of Compensation Consultants and Market Benchmarking

For purposes of determining total compensation and the primary components of compensation for our executive officers in 2024 and 2025, we did not retain the services of a compensation consultant or use survey information or compensation data to engage in benchmarking. In the future, we expect that our compensation committee will consider publicly available compensation data for national and regional companies in the laser cleaning industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Even if we retain the services of an independent compensation consultant to provide additional comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally, our Board of Directors and future compensation committee will ultimately make their own decisions about these matters.

Beginning in 2026, we expect that our annual cash bonus program will be based upon the achievement of specified annual corporate and individual goals that will be established in advance by our Board of Directors or compensation committee. We expect that our annual cash bonus program will emphasize pay-for-performance and will be intended to closely align executive compensation with achievement of specified operating results as the amount will be calculated on the basis of percentage of corporate goals achieved. The performance goals established by our compensation committee are based on our business strategy and the objective of building stockholder value. We expect that there will be three steps to determine if and the extent to which an annual cash bonus is payable to a named executive officer. First, at the beginning of the year, our compensation committee will determine the target annual cash incentive award for the named executive officer based on a percentage of the officer’s annual base salary for that year. Second, the compensation committee will establish the specific performance goals, including both corporate and individual objectives, that must be met for the officer to receive the award. Third, shortly after the end of the year, the compensation committee will determine the extent to which these performance goals were met and the amount of the award. Our compensation committee works with our chief executive officer to develop corporate and individual goals that they believe can be reasonably achieved with hard work over the course of the year and will target total cash compensation, consisting of base salaries and target annual cash bonuses.

Stock-Based Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. While we do not have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity awards contributes to executive retention by providing an incentive for our executives to remain in our employment during the vesting period. Currently, our executives are eligible to participate in our 2019 Stock Incentive Plan, which we refer to as the 2019 Plan. Following the consummation of this offering, our employees and executives will be eligible to receive stock-based awards pursuant to our 2019 Plan. Under our 2019 Plan, executives will be eligible to receive grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards at the discretion of our Board of Directors.

Our employee equity awards have typically been in the form of stock options. Because our executives profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives for our executives to achieve increases in the value of our stock over time. While we currently expect to continue to use stock options as the primary form of equity awards that we grant, we may in the future use alternative forms of equity awards, such as restricted stock and restricted stock units. To date, we have generally used equity awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment. In the future, we also generally plan to grant equity awards on an annual basis to our executive officers. We may also make additional discretionary grants, typically in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

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We normally grant stock awards that will vest 25% of the shares on the first anniversary of the grant date and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the grant date. Vesting cease upon termination of employment and exercise rights cease shortly after termination of employment. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

We have granted, and going forward expect to grant, stock options with exercise prices that are set at no less than the fair value of shares of our Common Stock on the date of grant as determined by our Board of Directors.

Benefits and Other Compensation

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We expect to maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance. All of our executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

In certain circumstances, we award cash signing bonuses or may reimburse relocation expenses when executives first join us. Whether a signing bonus is paid or relocation expenses are reimbursed, and the amount of either such benefit, is determined by our Board of Directors on a case-by-case basis based on the specific hiring circumstances and the recommendation of our chief executive officer.

Severance and Change in Control Benefits

Pursuant to agreements we expect to enter into with certain of our executives, these executives will be entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company.

We believe providing these benefits helps us compete for executive talent. Based on the substantial business experience of the members of our Board of Directors, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives by companies at comparable stages of development in our industry and related industries.

Risk Considerations in Our Compensation Program

Our Board of Directors determines with the Company’s management the philosophy and standards on which our compensation plans are implemented across our Company. It is our belief that our compensation programs do not, and in the future will not, encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program will encourage management to assume excessive risks. We believe that our current business process and planning cycle fosters the behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives. We believe that the following aspects of our executive compensation program that we plan to implement will mitigate the potential for adverse risk caused by the action of our executives:

●	annual establishment of corporate and individual objectives for our performance-based cash bonus programs for our executive officers, which we expect to be consistent with our annual operating and strategic plans, designed to achieve the proper risk/reward balance and not require excessive risk taking to achieve;

●	the mix between fixed and variable, annual and long-term and cash and equity compensation, which we expect to be designed to encourage strategies and actions that balance our short-term and long-term best interests; and

●	equity incentive awards that vest over a period of time, which we believe will encourage executives to take a long-term view of our business.

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Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1,000,000 per person paid to a publicly traded company’s chief executive officer and three other most highly paid officers, other than the chief financial officer.

We account for equity compensation paid to our employees in accordance with Financial Accounting Standards Board, or FASB, Accounting Standard Codification Topic 718, Compensation-Stock Compensation, or ASC 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

Name and Principal Occupation	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards ($)	All Other Compensation ($)	Total($)

Wayne Tupuola,	2025	225,879		250,000			923,379
Chief Executive Officer	2024	200,000	0	0	0		200,000
Carlos Sardinas	2025	215,887		125,000			348,750
Chief Financial Officer[1]	2024	180,000					180,000
John Armstrong,	2025	114,571					114,571
Executive Vice President	2024	170,000					170,000

(1)	Carlos Sardinas entered into an Offer Letter Agreement with the Company on April 8, 2024, and resigned as Chief Financial Officer on January 8, 2026.
(2)	John Armstrong resigned as Executive Vice President of the Company on July 25, 2025.

Summary Compensation Table

The following table reflects compensation paid or awarded to our named executive officers during the fiscal years ended December 31, 2023, 2024 and 2025.

SUMMARY COMPENSATION TABLE

Grants of Plan-Based Awards

Jade Barnwell, our former CFO who resigned on December 20, 2023, received on February 27, 2024, 17,008 shares of our Common Stock under a compensation agreement.

Outstanding Equity Awards

There were no outstanding equity awards held by our named executive officers as of December 31, 2023, December 31, 2024, and December 31, 2025.

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Clawback Policy

In November 2023, our Board of Directors adopted a policy regarding the recovery of erroneously awarded compensation (“Clawback Policy”) in accordance with the applicable rules of Nasdaq and Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended. In the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under U.S. securities laws or otherwise erroneous data or if we determine there has been a significant misconduct that causes material financial, operational or reputational harm, we shall be entitled to recover a portion or all of any incentive-based compensation, if any, provided to certain executives who, during a three-year period preceding the date on which an accounting restatement is required, received incentive compensation based on the erroneous financial data that exceeds the amount of incentive-based compensation the executive would have received based on the restatement.

Our Clawback Policy is administered by our Compensation Committee, and the Compensation Committee has the authority, in accordance with the applicable laws, rules and regulations, to interpret and make determinations necessary for the administration of the Clawback Policy, and may forego recovery in certain instances, including if it determines that recovery would be impracticable.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Defined Contribution Plan

We do not currently have a defined contribution plan.

Stock Option and Other Employee Benefit Plans

The purpose of the 2019 Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of our stockholders.

2019 Stock Incentive Plan

History. On December 2, 2019, the Board of Directors approved and on December 3, 2019, the stockholders approved the 2019 stock incentive plan (the “2019 Plan”) under which employees, officers, directors and consultants are eligible to receive grants of stock options, stock appreciation rights (“SAR”), restricted or unrestricted stock awards, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing. The Plan authorizes up to 10,000,000 shares of our Common Stock for stock-based awards.

Administration. The 2019 Plan is administered by the Board of Directors or the committee or committees as may be appointed by the Board of Directors from time to time (the “Administrator”). The Administrator determines the persons who are to receive awards, the types of awards to be granted, the number of shares subject to each such award and the terms and conditions of such awards. The Administrator also has the authority to interpret the provisions of the 2019 Plan and of any awards granted there under and to modify awards granted under the 2019 Plan. The Administrator may not, however, reduce the price of options or stock appreciation rights issued under the 2019 Plan without prior approval of the Company’s shareholders.

Eligibility. The 2019 Plan provides that awards may be granted to employees, officers, directors and consultants of the Company or of any parent, subsidiary or other affiliate of the Company as the Administrator may determine. A person may be granted more than one award under the 2019 Plan.

Shares that are subject to issuance upon exercise of an option under the 2019 Plan but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award granted under the 2019 Plan but are forfeited or repurchased by the Company at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2019 Plan.

Terms of Options and Stock Appreciation Rights. The Administrator determines many of the terms and conditions of each option and SAR granted under the 2019 Plan, including whether the option is to be an incentive stock option or a non-qualified stock option, whether the SAR is a related SAR or a freestanding SAR, the number of shares subject to each option or SAR, and the exercise price of the option and the periods during which the option or SAR may be exercised. Each option and SAR is evidenced by a grant agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2019 Plan):

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Vesting and Exercisability. Options, restricted shares and SARs become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Administrator in its discretion and as set forth in the related grant agreement. The term of each option is also set by the Administrator. However, a related SAR will be exercisable at the time or times, and only to the extent, that the option is exercisable and will not be transferable except to the extent that the option is transferable. A freestanding SAR will be exercisable as determined by the Administrator but in no event after 10 years from the date of grant.

Exercise Price. Each grant agreement states the related option exercise price, which, in the case of SARs, may not be less than 100% of the fair market value of the Company’s shares of Common Stock on the date of the grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of shares of the Company’s Common Stock on the date of grant.

Method of Exercise. The option exercise price is typically payable in cash, Common Stock or a combination of cash of Common Stock, as determined by the Administrator, but may also be payable, at the discretion of the Administrator, in a number of other forms of consideration.

Recapitalization; Change of Control. The number of shares subject to any award, and the number of shares issuable under the 2019 Plan, are subject to proportionate adjustment in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like. Except as otherwise provided in any written agreement between the participant and the Company in effect when a change in control occurs, in the event an acquiring company does not assume plan awards (i) all outstanding options and SARs shall become fully vested and exercisable; (ii) for performance-based awards, all performance goals or performance criteria shall be deemed achieved at target levels and all other terms and conditions met, with award payout prorated for the portion of the performance period completed as of the change in control and payment to occur within 45 days of the change in control; (iii) all restrictions and conditional applicable to any restricted stock award shall lapse; (iv) all restrictions and conditions applicable to any restricted stock units shall lapse and payment shall be made within 45 days of the change in control; and (v) all other awards shall be delivered or paid within 45 days of the change in control.

Other Provisions. The option grant and exercise agreements authorized under the 2019 Plan, which may be different for each option, may contain such other provisions as the Administrator deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of the Company to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

Amendment and Termination. The Administrator, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 2019 Plan or amend the 2019 Plan in any respect; provided that the Administrator may not, without approval of the stockholders, amend the 2019 Plan in a manner that requires stockholder approval.

Recapitalization; Change of Control. The number of shares subject to any award, and the number of shares issuable under the 2019 Plan, are subject to proportionate adjustment in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like. Except as otherwise provided in any written agreement between the participant and us in effect when a change in control occurs, in the event an acquiring company does not assume plan awards (i) all outstanding options and SARs shall become fully vested and exercisable; (ii) for performance-based awards, all performance goals or performance criteria shall be deemed achieved at target levels and all other terms and conditions met, with award payout prorated for the portion of the performance period completed as of the change in control and payment to occur within 45 days of the change in control; (iii) all restrictions and conditional applicable to any restricted stock award shall lapse; (iv) all restrictions and conditions applicable to any restricted stock units shall lapse and payment shall be made within 45 days of the change in control; and (v) all other awards shall be delivered or paid within 45 days of the change in control.

Other Provisions. The option grant and exercise agreements authorized under the 2019 Plan, which may be different for each option, may contain such other provisions as the Administrator deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of us to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

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Amendment and Termination of the 2019 Plan. The Administrator, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 2019 Plan or amend the 2019 Plan in any respect; provided that the Administrator may not, without approval of the stockholders, amend the 2019 Plan in a manner that requires stockholder approval.

Director Compensation

Under our non-employee director compensation policy adopted in November 2023, our independent directors in 2024 and 2025 were paid $30,000 in each year in cash compensation, 20,000 shares of Common Stock in 2025 and will receive in 2026 a yet to be determined number shares of restricted stock. Additionally, the Company will reimburse them for their reasonable expenses incurred in connection with attending our board of directors and committee meetings. In the future, we may also grant stock options to our independent directors.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that we are authorized to provide indemnification and advancement of expenses to our directors, officers and other agents to the fullest extent permitted by Delaware General Corporation Law.

In addition, our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our certificate of incorporation also provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or Board of Directors of any other entity that has one or more officers serving as a member of our Board of Directors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2025, we have engaged in the following transactions in an amount that exceeds $120,000 with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities, and our co-founders. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

On April 3, 2025, April 16, 2025, June 20, 2025, July 8, 2025, and July 12, 2025, we received from ICT Investments, the company that together with is affiliates owns the majority of the outstanding shares of our Common Stock, unsecured loans in the principal amount of $200,000, $400,000, $20,000, $101,000, and $30,000 respectively, to assist us in meeting certain expenses, including payroll. We issued promissory notes, with interest at $20,000, $40,000, $2,000, $10,000 and $3,000 respectively, and a maturity date of May 31, 2025, June 30, 2025, August 30, 2025, September 8, 2025, and September 12, 2025 respectively. The unpaid principal balance of ICT loans as of September 30, 2025, was $751,000. The unpaid interest balance of ICT loans as of September 30, 2025, was $75,000.

On August 5, 2025, we entered into an Asset Purchase Agreement with Fonon Quantum Technologies, Inc., an affiliate of ICT Investments, to acquire the assets of Beamer Laser Marking Systems (“Beamer”), the laser capital equipment manufacturing division of ARCH Cutting Tools, Inc, a Michigan corporation. We issued 3,000,000 restricted shares of our Common Stock as payment for the Beamer assets.

On August 11, 2025, we entered in Consulting Services Agreement with FMW Media Works LLC, an affiliate of ICT Investments, under which we issued them 130,000 restricted shares of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information as of January 8, 2026, regarding the beneficial ownership of our Common Stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our Common Stock;

●	our named executive officers;

●	each current director; and

●	all of our current executive officers and directors as a group; and

There were 22,775,204 shares of our Common Stock outstanding on January 8, 2026. Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 8, 2026, are deemed outstanding. These shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

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Each person named in the table has sole voting and investment power and that person’s address is c/o Laser Photonics Corporation, 250 Technology Park, Lake Mary, FL 32746.

Name of Beneficial Owner[1]	No. of Shares	% of Total Shares Outstanding	% of Total Voting Power
5% or Greater Stockholders
ICT Investments, LLC[2]	4,438,695	19.5%	19.5%
Fonon Corporation[2]	3,000,000	13.1%	13.1%
Fonon Technologies, Inc.[2]	935,000	4.1%	4.1%
Fonon Quantum Technologies, Inc.[2]	3,000,000	13.1%	13.1%
Named Executive Officers and Directors:
Wayne Tupuola	601,760	2.6%	2.6%
John Armstrong[3]	0	0
Carlos Sardinas[4]	125,000	.55	,55
Tim Miller
Troy Parkos	0	0
Carlos M. Gonzalez	0	0
All Officers and Directors as a Group		1.6%	1.6%
*Represents less than 1%

(1)	Unless otherwise indicated, the address of such individual is c/o the Company.

(2)	Dmitriy Nikitin has voting control through his ownership of all membership interests of ICT Investments, LLC that controls Fonon Corporation, Fonon Quantum Technologies, Inc., Fonon Technologies, Inc. and FMW Media Works LLC that owns 130,000 shares of Common Stock or .57% of the outstanding shares of Common Stock.

(3)	On July 25, 2025, John Armstrong resigned as Executive Vice President.

(4)	On January 8, 2026, Carlos Sardinas resigned as Chief Financial Officer of the Company.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our securities and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and our bylaws that will be in effect on the closing of this offering. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. The descriptions of the Shares and preferred stock reflect changes to our capital structure that will be in effect on the closing of this offering.

Our authorized capital stock consists of 100,000,000 shares of our Common Stock, $0.001 par value per share, and 10,000,000 shares of undesignated preferred stock $0.001 par value per share.

As of January 8, 2026, we had 22,775,204 shares of our Common Stock outstanding held by 20 stockholders of record.

Our Board of Directors is authorized, without stockholder approval, to issue additional shares of our capital stock.

Common Stock

As of January 8, 2026, we had 22,340,203 shares of Common Stock outstanding and 100,000,000 shares of our Common Stock authorized. Holders of shares of our Common Stock have the right to cast one vote for each share of our Common Stock in their name on the books of our Company, whether represented in person or by proxy, on all matters submitted to a vote of holders of Common Stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute, by our certificate of incorporation, or by our bylaws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our Common Stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our certificate of incorporation.

There are no restrictions in our certificate of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

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Holders of shares of our Common Stock are not entitled to preemptive or subscription or conversion rights, and no redemption or sinking fund provisions are applicable to our Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors also has the authority to designate the rights and preferences, including but not limited to the voting rights, redemption rights, conversion rights and right to payment of dividends, of our preferred stock. Under our certificate of incorporation, we have 10,000,000 authorized shares of “blank check” preferred.

Outstanding Warrants

Under the terms of a September 22, 2025, Securities Purchase Agreement described elsewhere in this prospectus, we have outstanding (i) series A warrants to purchase up to 1,098,902 shares of Common Stock (the “Series A Warrants”) and (iii) series B warrants to purchase up to 1,098,902 shares of Common Stock (the “Series B Warrants” for a purchase price of $3.64 per share.

The Series A Warrants have an exercise price of $3.40 per share, are exercisable upon issuance (the “Initial Exercise Date”), and expire five years following the December 31, 2025, effective date of the resale registration statement filed in connection with that offering. The Series B Warrants have an exercise price of $3.40 per share, are exercisable commencing on the Initial Exercise Date and expire eighteen months following the December 31, 2025, effective date of the resale registration statement that we filed on October 14, 2025. Under the terms of the Series A and Series B Warrants, the purchasers of those warrants may not exercise the warrants to the extent such exercise would cause the purchaser, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or, at such purchaser’s option upon issuance, 9.99%), of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations; Stockholder Action; Forum Selection

Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of the meeting or brought before the meeting by or at the direction of our Board of Directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. Further, our bylaws require that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is to be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or our bylaws or (iv) any action or proceeding asserting a claim governed by the internal affairs doctrine. This forum selection provision in our Bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

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Limitations of Liability and Indemnification

Delaware Law

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. Below is a summary of the circumstances in which such indemnification is provided.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interests; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he or she was a party, he or she is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by us or in our right in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interests and must not have been adjudged liable to us, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on our behalf in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he or she is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, by-laws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants us the power to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him or her in such capacity arising out of his or her status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

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Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been our director or officer. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. No advance will be made by us to a party if it is determined that the party acting in bad faith. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

At present, we do not maintain directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act; however, we are in the process of obtaining such insurance.

Certificate of Incorporation

Our certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our certificate of incorporation authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Offering

We are offering shares of our Common Stock, Pre-Funded Warrants, and Common Warrants. The shares of our Common Stock and/or Pre-Funded Warrants and accompanying Common Warrants will be issued together but are immediately separable. We are also registering the shares of our Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants and the Common Warrants offered hereby.

Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following is a brief summary of certain terms and conditions of the Pre-Funded Warrants being offered by us. The following description is subject in all respects to the provisions contained in the Pre-Funded Warrants.

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Overview

We are offering to the investors who purchase shares of Common Stock in this offering that would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of our Common Stock immediately following the consummation of this offering, the opportunity to purchase Pre-Funded Warrants, in lieu of shares that otherwise would result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock. Each Pre-Funded Warrant is exercisable for one share of our Common Stock at an exercise price of $0.001. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Form

The Pre-Funded Warrants will be issued as individual warrant agreements to each individual purchaser of a Pre-Funded Warrant. The form of Pre-Funded Warrant has been filed as an exhibit to the Registration Statement on Form S-1 of which this prospectus forms a part.

Term and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price equal to $0.001 per share of our Common Stock. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) one (1) trading day and (ii) the number of trading days comprising the standard settlement period with respect to our shares of Common Stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 9.99% of the number of shares of our Common Stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 9.99%, upon notice to us delivered to us, may increase or decrease the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of shares of our Common Stock outstanding immediately after exercise, provided that any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may exercise its Pre-Funded Warrants (either in whole or in part) by means of a cashless exercise in which the holder shall be entitled to receive upon such exercise the net number of shares of our Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional shares of our Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, we will, at our election, and in lieu of the issuance of such fractional share, either (i) pay cash in an amount equal to such fraction multiplied by the exercise price or (ii) round up to the next whole share issuable upon exercise of the Pre-Funded Warrants.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

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Trading Market; Exchange Listing

We do not plan to apply to list the Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange, or any other nationally recognized trading system. Our shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are currently listed on the Nasdaq Capital Market under the symbol “LASE.”

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of our Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our shares of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Common Warrants

The following is a brief summary of certain terms and conditions of the Common Warrants being offered by us. The following description is subject in all respects to the provisions contained in the Common Warrants.

Form

The Common Warrants will be issued as individual warrant agreements to each individual purchaser of a Common Warrant. The form of the Common Warrant has been filed as an exhibit to the Registration Statement on Form S-1 of which this prospectus forms a part.

Term

The series A-1 warrants will expire on the date that is five years after the Initial Exercise Date and the series A-2 warrants will expire on the date that is twenty-four months after the Initial Exercise Date.

We intend to promptly, and in no event later than ninety (90) days after the consummation of this offering, seek Warrant Stockholder Approval for the issuance of shares of Common Stock issuable upon exercise of the Common Stock purchase warrants but we cannot assure you that such stockholder approval will be obtained, provided, that, if, and only if, the Pricing Conditions are satisfied, we will not seek Warrant Stockholder Approval as such stockholder approval will not be required. We have agreed with the investors in this offering that, if we do not obtain stockholder approval for the issuance of the shares of Common Stock upon exercise of the Common Stock purchase warrants at the first stockholder meeting for such purpose after this offering, we will call a stockholder meeting every ninety (90) days thereafter until the earlier of the date we obtain such approval or the Common Stock purchase warrants are no longer outstanding, provided, that, if, and only if, the Pricing Conditions are satisfied, we will not seek Warrant Stockholder Approval as such stockholder approval will not be required.

Exercisability

The Common Warrants are exercisable at any time beginning on the effective date of the Warrant Stockholder Approval, provided however, if the Pricing Conditions are met, the Warrant Stockholder Approval will not be required and the Common Warrant will be exercisable upon issuance. The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of Shares of Common Stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the Shares of Common Stock to be issued upon exercise of the Common Warrants, then as an alternative to payment of the exercise price in immediately available funds, the holder may elect to exercise the Common Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Shares of Common Stock determined according to the formula set forth in the Common Warrant. No fractional Shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the last closing trading price of the Shares of Common Stock on the exercise date or round up to the next whole share.

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Exercise Limitations

Under the Common Warrant, we may not effect the exercise of any Common Warrant, and a holder will not be entitled to exercise any portion of any Common Warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our Common Stock beneficially owned by the Investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser prior to the issuance of the Common Stock purchase warrants, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser prior to the issuance of the Common Stock purchase warrants, 9.99%) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% provided that any increase shall not be effective until 61 days following notice from the holder to us.

Exercise Price

The exercise price per whole share of our Common Stock issuable upon the exercise of the Common Warrants is $_____ per share of our Common Stock. The exercise price and the number of shares of our Common Stock issuable upon exercise of the Common Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock and also upon any distributions of assets, including cash, stock, or other property to our stockholders. The exercise price will not be adjusted below the par value of our shares of Common Stock.

Fractional Shares

No fractional shares of our Common Stock will be issued upon the exercise of the Common Warrants. Rather, we will, at our election, and in lieu of the issuance of such fractional share, either (i) pay cash in an amount equal to such fraction multiplied by the exercise price or (ii) round up to the next whole share issuable upon exercise of the Common Warrants.

Transferability

Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred, or assigned without our consent. The Common Warrants will be held in definitive form by the purchasers. The ownership of the Common Warrants and any transfers of the Common Warrants will be registered in a warrant register maintained by us or our transfer agent.

Trading Market; Exchange Listing

We do not plan to apply to list the Common Warrants on the Nasdaq Capital Market, any other national securities exchange, or any other nationally recognized trading system. The shares of our Common Stock issuable upon exercise of the Common Warrants are currently listed on the Nasdaq Capital Market under the symbol “LASE.”

Fundamental Transactions

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, upon consummation of such a fundamental transaction, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Common Warrants. In addition, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrant for the cash paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Common Warrant on the date of the consummation of the fundamental transaction.

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No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Common Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights or the rights to receive dividends, until the holder exercises the Common Warrant.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock, including shares issued on the exercise of outstanding options, in the public market after this offering, or the possibility of these sales or issuances occurring, could adversely affect the prevailing market price for our Common Stock or impair our ability to raise equity capital.

Based on our shares outstanding as of December 31, 2025, on the closing of this offering, a total of 27,492,185 shares of Common Stock will be outstanding. Of these shares, all of the Common Stock sold in this offering by us, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining shares of Common Stock will be, and shares of Common Stock subject to stock options, will be on issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S.

As a result of the lock-up agreements described below and subject to the provisions of Rule 144 under the Securities Act, 12,184,067 restricted shares of our Common Stock will be available for sale in the public market upon expiration of the six-month lock-up agreements.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible stockholder is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible stockholder under Rule 144, such stockholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and must have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144, subject to the expiration of the lock-up agreements described below.

●	In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell shares upon expiration of the lock-up agreements described below. Beginning 90 days after the date of this prospectus, within any three-month period, such stockholders may sell a number of shares that does not exceed the greater of:

●	1% of the number of Common Stock then outstanding, which will equal approximately 320,705 shares immediately after this offering, the concurrent private placements, and the secondary transaction by one of our stockholders, assuming no exercise of the underwriters’ option to purchase additional shares of Common Stock from us; or

●	the average weekly trading volume of our Common Stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

●	Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Form S-8 Registration Statements

We intend to file one or more registration statements on Form S-8 under the Securities Act with the SEC to register the offer and sale of shares of our Common Stock that are issuable under our 2019 Plan. These registration statements will become effective immediately on filing. Shares covered by these registration statements will then be eligible for sale in the public markets, subject to vesting restrictions, any applicable lock-up agreements described below, and Rule 144 limitations applicable to affiliates.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR SECURITIES

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of shares of Common Stock, Pre-Funded Warrants, Common Warrants and the shares of Common Stock underlying the Common Warrants that we will refer to generally as our securities that will be acquired in this offering by Non-U.S. Holders (as defined below). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not deal with non-U.S., state, and local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, and does not address U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the Code), such as financial institutions, insurance companies, tax-exempt organizations, tax-qualified retirement plans, governmental organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes, persons that hold our Common Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment or other risk reduction strategy, persons who acquire our Common Stock through the exercise of an option or otherwise as compensation, persons subject to the alternative minimum tax or federal Medicare contribution tax on net investment income, persons subject to special tax accounting rules under Section 451(b) of the Code, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, partnerships and other pass-through entities or arrangements and investors in such pass-through entities or arrangements, persons deemed to sell our Common Stock under the constructive sale provisions of the Code, and persons that own, or are deemed to own, our Common Stock. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code and Treasury Regulations, rulings, and judicial decisions thereunder, each as of the date hereof, and such authorities may be repealed, revoked, or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (the IRS) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion is for informational purposes only and is not tax advice. Persons considering the purchase of our securities pursuant to this offering should consult their own tax advisors concerning the U.S. federal income, gift, estate, and other tax consequences of acquiring, owning, and disposing of our Common Stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local, or foreign tax consequences, or under any applicable income tax treaty.

For the purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation). A “U.S. Holder” means a beneficial owner of our securities that is for U.S. federal income tax purposes any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

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Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Common Stock to a Non-U.S. Holder, such distributions, to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussions below regarding effectively connected income, backup withholding, and foreign accounts. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities), or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. We do not intend to adjust our withholding unless such certificates are provided to us or our paying agent before the payment of dividends and are updated as may be required by the IRS. In the case of a Non-U.S. Holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty and you do not timely file the required certification, you may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. residents. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

To the extent distributions on our Common Stock, if any, exceed our current and accumulated earnings and profits, they will first reduce the Non-U.S. Holder’s adjusted basis in our Common Stock, but not below zero, and then will be treated as gain to the extent of any excess amount distributed, and taxed in the same manner as gain realized from a sale or other disposition of Common Stock as described in the next section.

Allocation of Purchase Price

For U.S. federal income tax purposes, each holder of Common Stock, Pre-Funded Warrants and the Common Warrants must allocate the purchase price paid by such holder for such securities between the one share of Common Stock and the one series A-1 warrant and one series A-2 warrant based on the relative fair market value of each at the time of issuance. We strongly urge each investor to consult his or her own tax advisor regarding the determination of value for these purposes. The price allocated to each share of Common Stock and the series A-1warrant and series A-2 warrant should be the stockholder’s tax basis in such share or warrant, as the case may be. Any disposition of these securities should be treated for U.S. federal income tax purposes as a disposition of the share of Common Stock and the Commo Warrants warrant comprising the holdings of such shareholder, and the amount realized on their disposition should be allocated between the Common Stock and the Common Warrants based on their respective fair market values at the time of disposition. The separation of shares of Common Stock and the Common Warrants comprising the securities held by a stockholder should not be a taxable event for U.S. federal income tax purposes.

The foregoing U.S. federal income tax treatment of the shares of Common Stock, Pre-Funded Warrants and Common Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the combined sale of the Common Stock, Pre-Funded Warrants and Common Warrants, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a the Common Stock, Pre-Funded Warrants and Common Warrants. The balance of this discussion assumes that the characterization of the Common Stock, Pre-Funded Warrants and Common Warrants described above is respected for U.S. federal income tax purposes.

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Gain on Disposition of Our Common Stock, Pre-Funded Warrants and Common Warrants

Subject to the discussions below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our securities unless (a) the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period in our Common Stock. In general, we would be a United States real property holding corporation if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we have not been and we are not, and do not anticipate becoming, a United States real property holding corporation. Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our Common Stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly, and constructively, no more than 5% of our Common Stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period in our securities and (2) our securities are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market. There can be no assurance that our Common Stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a United States real property holding corporation and your ownership of our securities exceeds 5%, you will be taxed on such disposition generally in the manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on a net income basis at the U.S. federal income tax rates applicable to U.S. Holders, and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are a Non-U.S. Holder described in (b) above, you will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which gain may be offset by certain U.S.-source capital losses (even though you are not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting Requirements and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments of dividends on our Common Stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our Common Stock. You may be subject to backup withholding on payments on our Common Stock or on the proceeds from a sale or other disposition of our Common Stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as FATCA) impose a U.S. federal withholding tax of 30% on certain payments, including dividends paid on, and the gross proceeds of a disposition of, our securities paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments, including dividends paid on, and the gross proceeds of a disposition of, our Common Stock, Pre-Funded Warrants and/or Common Warrants to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, PRE_FUNDED WARRANTS AND COMMON WARRANTS INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

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PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive Placement Agent in connection with this offering. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. This is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered hereby. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for 90 days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

● standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

● covenants regarding matters such as registration of warrant shares, no integration with other offerings, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of Common Stock, and no subsequent equity sales for 90 days, subject to certain exceptions.

This offering will terminate on March 2, 2026, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share (or Pre-Funded Warrant) and accompanying Common Warrant will be fixed for the duration of this offering.

The Placement Agent expects to deliver the shares and securities to the purchasers in the offering on or about [*], 2026, subject to satisfaction of certain conditions.

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Fees and Expenses

This offering is being conducted on a reasonable best efforts basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Offering price	$	$	$
Placement Agent’s Fees(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include potential proceeds from the exercise of the Common Warrants and/or Pre-Funded Warrants for cash, if any.

We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds of the offering. We have agreed to reimburse the Placement Agent at closing for legal expenses incurred by the Placement Agent in connection with this offering in an aggregate amount of up to $150,000 and for the Placement agent’s clearing expenses in an amount of up to $15,950. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $150,000.

Placement Agent Warrants

The Placement Agent or its designees will receive warrants to purchase up to seven percent (7.0%) of the number of shares of Common Stock and Pre-Funded Warrants sold in the offering, which Placement Agent Warrants are exercisable at an exercise price equal to 125% of the public offering price and will terminate five (5) years from the date of the commencement of sales in this offering. The Placement Agent warrants provide for customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares of Common Stock issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Placement Agent warrants and the shares of Common Stock underlying the Placement Agent warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent warrant is included as an exhibit to this registration statement of which this prospectus forms a part.

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Lock-Up Agreements

We and our directors and officers and holders of 10% or greater of our outstanding shares have entered into lock-up agreements. Under these agreements, we and these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of our Common Stock or securities convertible into, or exchangeable or exercisable for, our shares of Common Stock during a period ending 90 days after the closing date of this offering, Specifically, we and these individuals have agreed, subject to certain exceptions, not to:

●	offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction that is designed to, or could reasonably be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of our Common Stock (including, without limitation, shares of our Common Stock that may be deemed to be beneficially owned and shares of our Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for our Common Stock;

●	enter into any swap or other agreement, arrangement, hedge, or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of shares of our shares of Common Stock, in cash or otherwise;

●	file any registration statement, including any amendments thereto, with respect to the registration of any shares of our Common Stock or securities convertible into or exercisable or exchangeable for shares of our Common Stock or any other securities of the Company; or

●	publicly disclose the intention to do any of the foregoing.

The Placement Agent may waive any of these lock-ups in its sole discretion and without notice. In addition, we have agreed not to effect or enter into an agreement to effect any issuance by us or our subsidiaries of any securities that involve a variable rate transaction (as defined in the securities purchase agreement) for a period of one year following the closing date of this offering, subject to an exception. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted by the Placement Agent or who was introduced to the Company by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction of any kind during the 18-month period following expiration or termination of our engagement of the Placement Agent.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the Placement Agent. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

Listing

Our shares of Common Stock are listed on the Nasdaq Capital Market under the symbol “LASE”.

There is no established public trading market for the Common Warrants or the Pre-Funded Warrants and we do not expect a market to develop for either security. Without an active trading market, the liquidity of the Common Warrants and the Pre-Funded Common Warrants will be limited. In addition, we do not intend to list the Warrants or the Pre-Funded Warrants on Nasdaq, any other national securities exchange, or any other trading system.

Other Relationships

From time to time, the Placement Agent has provided, and may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. The Placement Agent acted as placement agent in our private placement in September 2025, for which it received compensation. Additionally, upon completion of this offering, we expect to pay Wainwright a cash fee equal to $147,777.78 and issue the Placement Agent, or its designees, unregistered warrants to purchase 57,058 shares of our common stock at an exercise price of $3.2375 per share and a term of five years from the date of issuance, which is payable to Wainwright in connection with the Notes issued by us in September 2025.

Except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services. In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Regulation M Compliance

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti. We have not applied, and do not intend to apply, to list the pre-funded warrants or the Common Stock purchase warrants on the Nasdaq Capital Market. We will act as the registrar and transfer agent for the Common Stock purchase warrants and the pre-funded warrants.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by CM Law LLP, Washington, D.C. The Placement Agent is being represented by Ellenoff Grossman & Schole LLP.

EXPERTS

The financial statements as of December 31, 2023, and for the year then ended included in this prospectus have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing, and the financial statements as of December 31, 2024, and for the year then ended included in this prospectus have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements and other information is available at www.sec.gov.

We also maintain a website at www.laserphotonics.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Laser Photonics Corporation

250 Technology Park

Lake Mary, FL 32746

(407) 804-1000

For other ways to obtain a copy of these filings, please refer to “Where You Can Find Additional Information” above.

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INDEX TO FINANCIAL STATEMENTS

Laser Photonics, Inc. December 31, 2024 Audited Financial Statements

Laser Photonics, Inc. September 30, 2025 and 2024 Unaudited Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Laser Photonics Corporation

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Laser Photonics Corporation (the Company) as of December 31, 2024, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year-ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its consolidated operations and its cash flows for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America. The consolidated financial statements of Laser Photonics Corporation as of December 31, 2023 were audited by other auditor whose report dated April 16, 2024, except for certain items disclosed in Note 7, as to which the date is August 27, 2024, expressed an unqualified opinion on those statements.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not earned sufficient revenue since inception and has sustained operating losses during the year ended December 31, 2024, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audits matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Evaluation of Intangible Assets

As discussed in Note 2 and 8 to the consolidated financial statements, the Company acquired an entity during 2024 accounted for as business combinations, which required assets and liabilities assumed to be measured at their acquisition date fair values. Additionally, the Company has other intangible assets from previous years activities. At each reporting period, certain intangible assets are required to be assessed annually for impairment based on the facts and circumstances at that time. Auditing management’s evaluation of intangible assets can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not easily able to be substantiated.

Given these factors and due to significant judgements made by management, the related audit effort in evaluating management’s judgments in evaluation of intangible assets required a high degree of auditor judgment.

The procedures performed included evaluation of the methods and assumptions used by the Company, tests of the data used and an evaluation of the findings. We evaluated and tested the Company’s significant judgments that determine the valuation of and impairment evaluation of intangible assets.

/s/ M&K CPAS, PLLC

www.mkacpas.com

We have served as the Company’s auditor since 2024.

The Woodlands, Texas

June 24, 2025

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Laser Photonics Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Laser Photonics Corporation (“the Company”) as of December 31, 2023 and 2022, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 to the financial statements, the financial statements have been revised to incorporate changes related to the correction of an error.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has history of net losses and accumulated deficits. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition – Refer to Note 2 to the financial statements

Description of the Critical Audit Matter

The Company has material revenue with a revenue recognition policy in which determining when the performance obligation has been settled and obtaining appropriate and sufficient audit evidence took significant audit effort.

How the Critical Audit Matter was Addressed in the Audit

●	Reviewed the Company’s assessment of its revenue recognition policy, independently assessing the Company’s conclusion that it is consistent with the principles of ASC 606: Revenue from Contracts with Customers. Traced significant considerations through to the Company’s disclosure of its related accounting policy.

●	Testing of a sample of revenue transactions, including sending confirmations, encompassing transactions near year end, to determine the product has been shipped and recorded in the appropriate period.

Allowance for Uncollectible Accounts – Refer to Note 2 to the financial statements

Description of the Critical Audit Matter

The Company has material accounts receivable for which assessing the potential collectability of accounts may include subjective and potentially complex considerations from management, as well as requiring high degrees of auditor judgment to assess the appropriateness of the audit evidence to support the Company’s assessment.

How the Critical Audit Matter was Addressed in the Audit

●	Tested subsequent collections for a selection of accounts receivable balances, including both material and immaterial account balances at year end.

●	Confirmed a selection of accounts receivable, including immaterial balances, to determine the completeness and accuracy of accounts receivable balances.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2023.

Spokane, Washington

April 16, 2024, except for certain items disclosed in Note 7, as to which the date is August 27, 2024.

F-3

LASER PHOTONICS CORPORATION.

Consolidated Balance Sheets as of December 31, 2024, and 2023

	As of December 31, 2024 (Audited)	As of December 31, 2023 (Restated)
Assets
Current Assets:
Cash and Cash Equivalents	$533,871	$6,201,137
Accounts Receivable, Net	973,605	816,364
Contract Assets	759,658	-
Inventory	2,338,759	2,237,456

Other Assets	58,567	39,190

Total Current Assets	4,664,460	9,294,147

Property, Plant, & Equipment, Net	1,872,034	952,811

Intangible Assets, Net	5,458,522	4,279,986

Other Long Term Assets	316,378	-

Operating Lease Right-of-Use Asset	4,840,753	597,143

Total Assets	17,152,147	15,124,087

Liabilities & Stockholders’ Equity
Current Liabilities:
Accounts Payable	531,268	223,040
Accounts Payable related parties	27,988	-
Deferred Revenue	55,383	213,114
Contract Liabilities	1,042,090	-
Current Portion of Operating Lease	649,989	434,152
Accrued Expenses	266,717	161,538
Total Current Liabilities	2,573,435	1,031,844

Long Term Liabilities:
Lease liability - less current	4,366,419	162,991
Total Long Term Liabilities	4,366,419	162,991
Total Liabilities	6,939,854	1,194,835

Stockholders’ Equity:
Preferred stock Par value $0.001: 10,000,000 shares authorized. 0 Issued: 0 shares were outstanding as of December 31, 2024 and December 31, 2023, respectively.	-	-

Common Stock Par Value $0.001: 100,000,000 shares authorized; 14,282,395 and 9,253,419 issued and 14,257,458 and 9,228,482 outstanding as December 31, 2024 and December 31, 2023, respectively	14,257	9,253

Additional Paid in Capital	17,886,159	19,180,725

Retained Earnings (Deficit)	(7,754,313)	(5,235,486)
Shares to be issued	100,000	-
Treasury Stock	(33,810)	(25,240)

Total Stockholders’ Equity	10,212,293	13,929,252

Total Liabilities & Stockholders’ Equity	$17,152,147	$15,124,087

* See accompanying notes to financial statements.

F-4

LASER PHOTONICS CORPORATION.

Consolidated Statements of Operations for the years ended December 31, 2024, and 2023

	Year Ending December 31,
	2024 (Audited)	2023 (Restated)
Net Sales	$3,367,681	$3,939,473

Net affiliate sales	47,515	-

Cost of Sales	1,934,150	1,041,697

Gross Profit	1,481,046	2,897,776

Operating Expenses:

Sales & Marketing	1,556,291	1,996,363

General & Administrative	2,790,543	2,123,058

Depreciation & Amortization	972,135	523,380
Impairment	932,669	-

Payroll Expenses	1,430,840	1,400,951

Research and Development Cost	261,911	202,259

Total Operating Expenses	7,944,389	6,246,011

Operating Income (Loss)	(6,463,343)	(3,348,234)
Other Income (Expenses):
Total Other Income (Loss)	3,944,516	30,063

Income (Loss) Before Tax	(2,518,827)	(3,318,171)

Tax Provision
Net Income (Loss)	(2,518,827)	(3,318,171)

Deemed Dividend from Software Acquisition	(6,615,000)	-
Net Comprehensive loss attributed to Common Shareholders	(9,133,827)	(3,318,171)

Earning (Loss) per Share:
Basic and Diluted	(0.22)	(0.37)
Loss per share (attributable to common shareholders)	(0.79)	(0.37)
Weighted Average of Shares Outstanding	11,631,999	8,934,035

* See accompanying notes to financial statements.

F-5

LASER PHOTONICS CORPORATION.

Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2024, and 2023 (Restated)

	Preferred Stock		Common Stock		Shares to be issued		Treasury		Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Shares	Amount	Stock	APIC	Deficit	Equity
Balance, December 31,2022	-	-	7,878,419	$7,878	350,000	$829,500	-	$18,211,425	$(1,917,315)	$17,131,488

Net Loss	-	-	-	-	-	-	-	-	$(3,318,171)	$(3,318,171)

Stock Issued for services	-	-	350,000	$350	(350,000)	$(829,500)	$(25,240)	$829,150	-	$(25,240)

Stock Issued for License Agreement	-	-	1,000,000	$1,000	-	-	-	$1,209,000	-	$1,210,000

Distributions to affiliate	-	-	-	-	-	-	-	$(1,214,325)	-	$(1,214,325)

Stock issued for compensation	-	-	25,000	$25	-	-	-	$145,475	-	$145,500

Balance, December 31, 2023	-	-	9,253,419	$9,253	-	-	$(25,240)	$19,180,725	$(5,235,486)	$13,929,252

Net Loss	-	-	-	-	-	-	-		$(2,518,827)	$(2,518,827)

Distribution to affiliate	-	-	-	-	-	-	-	$(5,780,578)	-	$(5,780,578)

Stock Issued for compensation	-	-	17,008	$17	-	-	-	$33,319	-	$33,336

Stock issued for Software purchases	-	-	3,000,000	$3,000	-	-	-	$6,612,000	-	$6,615,000

Deemed Divident to APIC	-	-	-	-	-	-	-	$(6,615,000)	-	$(6,615,000)

Treasury stock adjustment	-	-	-24,937	$(25)	-	-	$(8,570)	$8,595	-	-

Stock Issue PIPE	-	-	1,500,000	$1,500	-	-	-	$2,650,850	-	$2,652,350

Cashless Exercise of Warrants	-	-	61,968	$62	-	-	-	$(62)	-	-

Shares to be issued for investment	-	-	-	-	-	$100,000	-		-	$100,000

Warrants exercise	-	-	450,000	$450	-		-	$1,796,310	-	$1,796,760

Balance, December 31, 2024	-	-	14,257,458	$14,257	-	$100,000	$(33,810)	$17,886,159	$(7,754,313)	$10,212,293

*See accompanying notes to financial statements.

F-6

LASER PHOTONICS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended on December 31,
	2024 (Audited)	2023 (Restated)

OPERATING ACTIVITIES
Net Loss/Gain	$(2,518,827)	$(3,318,171)
Adjustments to Reconcile Net Loss to Net Cash Flow from Operating Activities:
Bargain Purchase	(3,857,999)	-
Bad Debt	285,486	-
Shares issued for compensation	33,336	145,550
Distribution to affiliate	(5,780,578)	(1,214,325)
Impairment	932,669	-
Depreciation & Amortization	972,135	523,380
Net Change, Right-of-Use Asset & Liabilities	175,654	(31,775)
Change in Operating Assets & Liabilities:
Accounts Receivable	176,066	(395,002)
Contract Assets	(759,658)	-
Inventory	329,100	(1,191,437)
Prepaids & Other Current Assets	14,905	32,910
Accounts Payable	334,406	32,653
Contract Liabilities	942,090
Accrued Expenses	56,969	(267,464)
Deposits	(316,378)	-
Deferred Revenue	(157,931)	213,114
Net Cash Used in Operating Activities	(9,138,555)	(5,470,567)

INVESTING ACTIVITIES
Purchase of Property, Plant an Equipment	(306,726)	(76,686)
Purchase of Research & Development Equipment	(4,095)	-
Purchase of Operational Software & Website	(42,000)	(408,169)
Cash Paid for Acquisition net of Cash Received	(625,000)	-
Net Cash Used in Investing Activities	(977,821)	(484,855)

FINANCING ACTIVITIES
Shares issued for PIPE Warrants Exercise	1,796,760	-
Shares issued for PIPE	2,652,350	(25,240)
Net Cash provided by (used in) Financing Activities	4,449,110	(25,240)
Net Cash Flow for Period	(5,667,266)	(5,980,662)
Cash and Cassh Equivalents - Beginning of Period	6,201,137	12,181,799
Cash and Cash Equivalents- End of Period	$533,871	$6,201,137
NON-CASH INVESTING AND FINANCING ACTIVITIES
Right of use property Lease	(4,755,728)	-
Shares issued on conversion of debt	-	-
Transfer demo inventory to PPE	507,931	-
Share issued for purchase of license	6,615,000	1,210,000
Treasury stock adjustment	(8,570)	-
Common Stock issued for cashless exercise of warrants	62	-
SUPPLEMENTARY CASH FLOW INFORMATION
Cash Received / Paid During the Period for:
Income Taxes	-	-
Interest	-	39,509

See accompanying notes to financial statements.

F-7

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2023, and 2024

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Laser Photonics Corporation (the “Company”) was formed under the laws of Wyoming on November 8, 2019, and changed its domicile to Delaware on March 5, 2020. The Company is a vertically integrated manufacturing company for photonics based industrial products and solutions, primarily disruptive laser cleaning technologies. Its vertically integrated operations allow us to reduce development and advanced laser equipment manufacturing time, offer better prices, control quality, and protect our proprietary knowhow and technology compared to other laser cleaning companies and companies with competing technologies.

The recently acquired Control Micro Systems was purchased by the Company on October 31, 2024. The company is 100% owned by Laser Photonics Corporation.

The Company’s accounting year end is December 31.

Going Concern

The Company has not earned sufficient revenue since inception and has sustained operating losses during the year ended December 31, 2024 and the year ended December 31, 2023 mainly due to investments in its sales and marketing departments. The Company had sufficient working capital as of December 31, 2023. However, the Company’s continuation as a going concern is dependent on its ability to generate additional cash flows from operations to meet its obligations and/or obtaining additional financing, as may be required. There is substantial doubt of the ability of the Company to continue as a going concern.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates. Our significant estimates and assumptions include depreciation and the fair value of our stock, stock-based compensation, debt discount and the valuation allowance relating to the Company’s deferred tax assets.

Assets

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with an original maturity of three months or less at the date of purchase. Cash and cash equivalents are carried at cost, which approximates fair value. Company had $6,000,000 in flexible CD account with Bank of America at the beginning of 2024. The terms on this CD if flexible, there is no fixed maturity day on CD, and funds can be withdrawn at any time without penalty. The account was closed in November 2024

As of December 31, 2024, and December 31, 2023, the Company had $533,871 and $6,201,137 of cash, respectively.

We do have bank accounts with exposure $5,951,137 over FDIC insurability of $250,000 as of year-end 2023 and $283,871 as of year-end 2024.

Accounts Receivable

Trade accounts receivable are recorded net of allowance for expected uncollectible accounts. The Company extends credit to its customers in the normal course of business and performs on-going credit evaluations of its customers. All accounts, or portions thereof, that are deemed uncollectible are written off to bad debt expense, as incurred. As of December 31, 2024, and December 31, 2023, the Company’s ledger had $973,605 and $816,364, respectively as a balance for collectible accounts. Allowance and amount recognized as bad debt for 2024 is $285,486, for 2023 is $216,083.

For the reporting periods of the year ending December 31, 2023, and for the year ending December 31, 2024, there were no customers whose Account Receivables were greater than 10% of the total amount of A/R.

Advertising Expenses

Marketing, advertising and promotion expenditures are expensed in the annual period in which the expenditure is incurred.

Research & Development Expenses

Research & Development expenditures are expensed in the annual period in which the expenditure is incurred.

F-8

Stock Based Compensation

The Company accounts for stock-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable. The Company issues compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

Lease Accounting

The Company leases office space and the production facility under operating lease agreements. The lease term begins on the date of initial possession of the leased property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

Inventory

Inventories are stated at a lower cost or net realizable value using the first-in first-out (FIFO) method. The Company has four principal categories of inventory:

Sales demonstration inventory-Sales demonstration inventory represents completed product used to support the Company’s sales force for demonstrations and held for sale. Sales demonstration inventory is held in the Company’s demo facilities or by its sales representatives for up to three years, at which time it would be refurbished and transferred to finished goods as used equipment, stated at the lower of cost or net realizable value. The Company expects these refurbished units to remain in finished goods inventory and sold within 12 months at prices that produce reduced gross margins.

Equipment parts inventory- This inventory represents components and raw materials that are currently in the process of being converted to a certifiable lot of saleable products through the manufacturing and/or equipment assembly process. Inventories include parts and components that may be specialized in nature and subject to rapid obsolescence. The Company periodically reviews the quantities and carrying values of inventories to assess whether the inventories are recoverable. Because of the Company’s vertical integration, a significant or sudden decrease in sales activity could result in a significant change in the estimates of excess or obsolete inventory valuation. The costs associated with provisions for excess quantities, technological obsolescence, or component rejections are charged to cost of sales as incurred.

Work in process inventory-Work in process inventory consists of inventory that is partially manufactured or not fully assembled as of the date of these financial statements. This equipment, machines, parts, frames, lasers and assemblies are items not ready for use or resale. Costs are accumulated as work in process until sales ready items are compete when it is moved to finished goods inventory. Amounts in this account represent items at various stages of completion at the Registration date. Types of costs allocated to WIP include only cost of materials and finished goods inventory used to manufacture specific product.

F-9

Finished goods inventory- Finished goods inventory consists of purchased inventory that was fully manufactured, assembled or in salable condition. Finished goods inventory is comprised of items that are complete and ready for commercial application without further cost other than delivery and setup. Finished goods inventory includes demo and other equipment, lasers, software, machines, parts or assemblies.

On December 31, 2024, and December 31, 2023, respectively, the Company’s inventory consisted of the following:

	Year Ended December 31,
	2024 (Audited)	2023 (Audited)
Inventory
Equipment Parts Inventory	$1,820347	$862,941
Finished Goods Inventory	999,100	992,744
Sales Demo Inventory	-	162,958
Work in process Inventory	295,950	243,029
Inventory Reserve	(776,638)	(24,216)
Total Inventory	$2,338,759	$2,237,456

Inventory is stated at the lower of cost (first-in, first-out method) or market value. Inventory includes parts and components that may be specialized in nature and subject to rapid obsolescence. Company maintains a reserve for excess or obsolete inventory items. Inventories are written off and charged to the cost of goods sold when identified as excess or obsolete. If future sales differ from these forecasts, the valuation of excess and obsolete inventory may change, and additional inventory provisions may be required. Because of our vertical integration, a significant or sudden decrease in sales could result in a significant change in the estimates of excess or obsolete inventory valuation.

On December 31, 2024, the Company recorded $776,638 in inventory obsolescence reserve in comparison to a markdown of $24,216 in the prior year. $507,931 of demonstration inventory was reclassified to fixed assets during the year ending December 31. 2024.

Fixed Assets- Plant Machinery and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

Machinery and Equipment

Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company will use other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Category	Economic Useful Life
Office furniture and fixtures	3-5 years
Machinery and equipment	5-7 years
Leasehold Improvements	1-10 years
Intangible Assets	6-15 years

F-10

	Year Ended December 31,
	2024 (Audited)	2023 (Audited)
Fixed Assets
Accumulated Depreciation	$(2,513,551)	$(729,956)
Machinery & Equipment	2,458,986	796,783
Office Furniture & Computer Equipment	301,487	77,487
Vehicles	117,894	90,959
R&D Equipment	43,268	37,973
Software	50,671
Leasehold improvements	257,558	31,775
Demonstration equipment	1,155,721	647,790
Total Fixed Assets	$1,872,034	$952,811

As of December 31, 2024, the Company recorded $1,872,034 of capital assets net of depreciation in comparison to $952,811 recorded on December 31, 2023. Accordingly, depreciation in 2024 was recorded at $571,530 in comparison to $267,381 in 2023. $507,931 of demonstration inventory was reclassified to fixed assets during the year ending December 31. 2024.

Intangible Assets

Intangible assets consist primarily of capitalized equipment design documentation, software costs for equipment manufactured for sale, research, and development, as well as certain patent, trademark and license costs. Capitalized software and equipment design documentation development costs are recorded in accordance with Accounting Standard Codification (“ASC”) 985 “Software” with costs amortized using the straight-line method over a ten-year period. Patent, trademark and license costs are amortized using the straight-line method over their estimated useful lives of 15 years. On an ongoing basis, management reviews the valuation of intangible assets to determine if there has been impairment by comparing the related assets’ carrying value to the undiscounted estimated future cash flows and/or operating income from related operations.

The Company’s intangible assets are deemed to have indefinite lives and, accordingly, are not amortized, but are evaluated for impairment at least annually, but more often whenever changes in facts and circumstances occur which may indicate that the carrying value may not be recoverable.

The Company employs various core technologies across many different product families and applications in an effort to maximize the impact of our research and development costs and increase economies of scale and to leverage its technology-specific expertise across multiple product platforms. The technologies inherent in its laser equipment products include application documentation, proprietary and custom software developed for operation of its equipment, specific knowledge of supply chain and, most important, equipment design documentation, consisting of 3D engineering drawings, bills of materials, wiring diagrams, parts AutoCad drawings, software architecture documentation, etc. Intangible assets were received from a related party, ICT Investments, and therefore transferred and booked by Laser Photonics Corp. at their historical cost.

The Company contracted with a third party to test impairment of their intangible assets. After the evaluation was completed the company recognized an impairment of $932,669. This impairment has been recognized and is reflected in the current financial statements for year ending December 31, 2024.

As of December 31, 2024, and December 31, 2023, the Company had $5,458,522 and $4,279,986, respectively of intangible property. Amortization expense for the year ending December 31, 2023, was $233,099 and for the year ending December 31, 2024, was $400,605.

	Year Ended December 31,
	2024 (Audited)	2023 (Audited)
Intangible Assets
Accumulated Amortization	$(1,125,025)	$(725,228)
Customer Relationships	211,000	211,000
Equipment Design Documentation	2,675,000	2,675,000
Operational Software & Website	381,539	339,539
Trademarks	787,800	216,800
License & Patents	3,460,877	1,562,876
Accumulated Impairment Loss	(932,669)	0
Total Intangible Assets	$5,458,522	$4,279,987

F-11

Long- Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. In instances where impairment is determined to exist, the Company writes down the asset to its fair value based on the present value of estimated future cash flows.

Sales Tax Liability

Sales tax liability is created when the Company sells equipment and services to another entity located in the State of Florida. Currently the sales tax rate in the Company’s County of Business is 6.5%. As of December 31, 2024, we had $1,031 sales tax liability as compared to $106 recorded on December 31, 2023.

Accounts Payable

Accounts payable consist of short-term liability to our vendors and sub-contractors, who extend credit terms to the Company or deliver goods or services with delayed payment terms. As of December 31, 2024, and December 31, 2023, our accounts payable were recorded at $559,256 and $223,040, respectively. As of December 31, 2024, we had an accounts payable balance of $27,988 to a related party.

Deferred Revenue

Deferred Revenue is primarily comprised of amounts collected from customers for product or obligation that has not been fulfilled. As of December 31, 2024, the Company had $337,815, and December 31, 2023, had $213,114.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flow expected to result from use of the assets and their ultimate disposition. In instances where impairment is determined to exist, the Company writes down the asset to its fair value based on the present value of estimated future cash flows.

Earnings/(Loss) per Share

Basic earnings/(loss) per share is calculated by dividing the earnings/(loss) attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted earnings/(loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings/(loss) of the Company. Diluted earnings/(loss) per share is computed by dividing the earnings/(loss) available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. There were 1,050,000 warrants for shares of common stock at the end of 2024 and 180,000 warrants for shares available to potentially issued at the end of 2023.

F-12

On December 31, 2024, the Company recorded a $0.22 basic/diluted loss per share, as compared to a $0.37 basic/diluted loss per share on December 31, 2023.

Relationship with distributors:

All orders received on a revolving basis in accordance with Laser Photonics Corporation standard Terms and Conditions of Sale. Orders are not able to be cancelled. Orders typically consist of multiple units. Payment terms are typically Net 120 days from transferring the ownership of equipment to Distributor. Revenue recognized on a “piece by piece” equipment bases after appropriate transfer equipment ownership to Distributor. Payments are made by Distributor to The Company when Distributor collects funds from their regional customers, or then they have funds availability to reduce the outstanding balance. Detailed aging is accounted in MRP system – DBA Manufacturing keeping records of all equipment units ever manufactured with coordinating serial numbers. Higher level account related data with payment history is recorded in the Company’s Quick Books Accounting software.

Distributor Discounts

Distributors and representatives earn various rebates and discounts based on purchase volume commitments and the achievement of certain performance KPIs. The company estimates the number of discounts based on historical volumes, geographical market, end customer buying potential, and the ordered equipment amount. The company also utilizes various programs to offer volume cash discounts, first customer discounts, or reimburse distributors for certain expenses, mainly associated with warranty, transportation costs, and inventory interest costs incurred by the distributor for limited periods of time, generally up to eighteen months.

Revenue Recognition Policy

Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine  revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Revenue is then recognized for the transaction price allocated to each respective performance obligation when (or as) the performance obligation is satisfied. For our products, revenue is generally recognized on a free on-board basis (FOB Origin) basis. This means that revenue is recognized when our products have been manufactured, crated, and placed in the company’s collection warehouse for customer pick-up in accordance with the Customer Quote and Company Terms and Conditions of Sale. Our manufacturing process is controlled by a Manufacturing Resource Planning (MRP) software - DBA Manufacturing, and fulfilled and closed Job order triggering the product readiness to be transferred to the customer. At that stage we fulfill all our obligations, as per our Terms and Conditions of sale, inform Customer by email or phone that his product order is ready for the scheduled pickup, and transfer the title on the manufactured equipment to the customer, and the customer is responsible for transportation expenses, insurance, and any transport-related damage to the equipment in transit. We do not hold any obligation to deliver beyond the collection warehouse, and it is the customers’ contractual responsibility to ensure their goods reach their destination.

For projects that are considered custom in nature like most of what we see at Control Micro systems, and we’ve determined the obligation will be six months to a year or more, the company will recognize revenue as a percentage of completion basis.  The percentage of completion method recognizes income as work on a project progresses.  The recognition of revenues and profits is generally related to costs incurred in providing the services required under the project.

For the year ending December 31, 2024, there was one customer whose revenue was more than 10% of the total revenue. and for the year ending December 31, 2023, reporting period there were no customers whose revenue was more than 10% of the total revenue.

F-13

Payments received as deposits for specific purchase orders or future laser equipment sales to customers are recognized as customer deposits and included in liabilities on the balance sheet. Customer deposits are recognized as revenue when control over the ordered equipment is transferred to the customer.

Contract Assets and Contract Liabilities

Account receivable are recognized in the period when the Company’s right to consideration is unconditional. Accounts receivable are recognized net of an allowance for credit losses. A considerable amount of judgement is required in assessing the likelihood of realization of receivables.

The timing of revenue may differ from timing of invoicing customers.

Contract assets include unbilled amounts from long-term construction services when revenue recognized under the cost-to-cost measure of progress exceeds the amounts invoiced to customers, as the amounts cannot be billed under the terms of the contracts. Such amounts are recoverable from customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of contract. Contracts assets are generally classified as current within the consolidated balance sheet.

Contract liabilities from construction contracts occur when amounts invoiced to customers exceed revenues recognized under the cost-to-cost measures of progress. Contract liabilities additionally include advance payments from customers on certain contracts. Contract liabilities decrease as the Company recognizes revenue from the satisfaction of the related performance obligation. Contract liabilities are generally classified as current within the consolidated balance sheet.

Although the Company believes it has established adequate procedures for estimating costs to complete on open contracts, it is at least reasonably possible that additional significant costs could occur on contracts prior to completion. The Company periodically evaluates and revises its estimates and makes adjustments when they are considered necessary.

The Company recognizes revenue by applying the following 5 step model:

1. Identifying the Contract(s) with a Customer. The Company enters into written contract with customers that create enforceable rights and obligations. Contracts are assessed to ensure they meet criteria for being considered legally binding and capable of being accounted for.

2. Identify the Performance Obligations in the Contract. Performance obligations are identified as distinct promises to transfer goods or services to a customer. The Company identifies their scope of work and creates a schedule of values (SOV) outlining each individual scope of the project.

3. Determine the Transaction Price. The transaction price is the amount of considerations the Company expects to be entitled to in exchange for transferring promised services. The transaction price may include fixed amounts or cost-plus percentage method.

4. Allocate the Transaction Priced to Performance Obligations. The transaction price is allocated to each performance obligation (SOV) based on its stand-alone selling price. The stand-alone selling price is the price which the Company would sell its service separately to a customer.

5. Recognize Revenue when (or as) the Company Satisfies a Performance Obligation. The Company recognizes revenue over time based on the progress towards completion of performance obligation. Revenue recognized during this reporting period is derived from the total contract value as allocated to performance obligations satisfied during that period.

Contract assets are $759,658 and zero as of December 31, 2024 and 2023, respectively.  Contract liabilities are $1,042,090 and zero as of December 31, 2024 and 2023, respectively.  Revenue from contracts with customers are $721,185 and zero as of December 31, 2024 and 2023, respectively.

Other Distributor related Revenue Recognition Matters

Distributors generally have no right to return unsold equipment. However, in limited circumstances, if the company determines that distributor stock is morally aging beyond the company’s new model releases, it may accept returns and provide the distributor with credit against their trading account at the company’s discretion under its warranty policy. This revenue is recognized on a consignment basis and transfer of control is when item is sold to end customer at which time the company recognizes revenue.

Fair Value of Financial Instruments

The Company applies the accounting guidance under Financial Accounting Standards Board (“FASB”) ASC 820-10, “Fair Value Measurements”, as well as certain related FASB staff positions. This guidance defines fair value as the price that would be received from selling an asset or paid to transfer liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

☐	Level 1 -	quoted market prices in active markets for identical assets or liabilities.

☐	Level 2 -	inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

☐	Level 3 -	unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amount of the Company’s financial instruments approximates their fair value as of December 31, 2024 and 2023, due to the short-term nature of these instruments.

F-14

Income Taxes.

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred income taxes. Deferred income taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements and on tax carry forwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is provided against deferred income tax assets when it is not more likely than not that the deferred income tax assets will be realized.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2024 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

The provision for income taxes is calculated at a US corporate tax rate of approximately 21% (2023: 21%) as follows:

	2024	2023
	$	$
Expected income tax (expense) recovery from net (income) loss	528,953	790,846
Tax effect of expenses not deductible for income tax:
Annual effect of book/tax differences	1,099,453	3,765,932
Change in the valuation allowance	(1,628,406)	(4,586,841)

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB or other standard setting bodies that are adopted by the Company as of the specified effective date.

ASC-280 Segment Reporting

Financial Accounting Standard Board (“FASB”) ASC Topic 280, “Segment Reporting,” requires annual and interim reporting for an enterprise’s operating segments and related disclosures about its products, services, geographic areas and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources.

Laser Photonics operates as one segment located in Orlando, FL. Our company develops industrial laser cleaning, cutting, welding, marking, and wire stripping across multiple industries and customer bases. The chief operating decision maker (CODM) being the Chief Executive Officer. The CODM uses the financial statements from operations to evaluate and make key operating decisions.

ASU 2016-13 Current Expected Credit Loss (ASC326)

In December 2021, the FASB issued an update to ASU No. 2016-13 the Current Expected Credit Losses (CECL) standard (ASC 326), which is designed to provide greater transparency and understanding of credit risk by incorporating estimated, forward-looking data when measuring lifetime Estimated Credit Losses (ECL) and requires enhanced financial statement disclosures. This guidance was adopted on January 1, 2023.

The Company evaluates all Accounting Standard Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”) for consideration of their applicability. ASUs not included in our disclosures were assessed and determined to be either not applicable or are not expected to have a material impact on our financial statements.

F-15

NOTE 3 – RELATED PARTY TRANSACTIONS –

ICT Investments owns 4,438,695 shares of the Company’s common stock. Prior to the closing of the Company’s IPO on October 4, 2022, this represented 96.1% of the total shares outstanding. As of December 31, 2022, ICT Investments owns 31.13% of the total shares outstanding. Dmitriy Nikitin is the Managing Partner of ICT Investments and has controlled the Company since its inception. As of the end of 2023 the % is 58.7.%, considering the shares owned by Fonon Corporation and Fonon Technology.

Since the date of incorporation on November 8, 2019, the Company has engaged in the following transactions with our directors, executive officers, holders of more than 5% of its voting securities, and affiliates or immediately family members of its directors, executive officers, and holders of more than 5% of our voting securities, and its co-founders. The Company believes that all these transactions were on terms as favorable as could have been obtained from unrelated third parties.

In October 2020, the Company issued a promissory note 2 to ICT Investments in the principal amount of $745,438 bearing 6% annual interest with a maturity date of December 31, 2023. This Note was paid in full as of December 31, 2022.

In September 2022, the Company issued a promissory note to ICT Investments in the principal amount of $100,000 bearing 10% annual interest with a maturity date of September 29, 2023. This note was paid in full as of December 31, 2022.

In April 2023, company issued former CFO 25,000 shares upon departure from the Company.

In October 2023 were issued and transferred 1,000,000 shares to Fonon Technologies Incorporated. In addition, PPE including a Printer, working van, and computer and furniture of $254,327.84 and $900,000 of services were transferred to Fonon in support of this transaction. The total amount of $1,240,000 was distributed in the Equity statement.

On May 21, 2024 3,000,000 of Common stock were issued and transferred to Fonon Corporation in exchange for licenses for all commercial and noncommercial applications of Fonon Corp for laser cutting, marking, engraving, welding, semiconductor applications and flat panel display. The stock was valued at its fair-market value of $6,615,000 and recorded as a deemed dividend.

During the years ending December 31, 2024, and 2023, the Company paid $30,047 and $108,268, respectively, to Dmitriy Nikitin for advisory fees and allowances. During the years ending December 31, 2024, and 2023, the Company paid $92,764 and $92,526 to ICT Investments for accounting services and SEC filing related work, accordingly.

For the year ending December 31,2024, $5,780,578 was distributed to an affiliate party Fonon Corporation. The financial statements are adjusted to reflect the Fonon Corporation amounts as distribution to affiliate. The majority of the distributions is related to payroll costs. In addition, there are certain shared facility and overhead costs that are allocated in the distribution.

For the year ended December 31, 2024, affiliate revenue totaled $47,515.

Related party accounts payable due to Fonon Technologies Incorporated balance as of December 31, 2024 was $27,988.

NOTE 4 – STOCKHOLDERS’ EQUITY/DEFICIT

General

The following description of our securities and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and our bylaws that will be in effect on the closing of this offering. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. The descriptions of the Shares, and preferred stock reflect changes to our capital structure that will be in effect on the closing of this offering.

Preferred Stock

●	Par value: $0.001

●	Authorized: 10,000,000

●	Issued: There were no preferred shares issued and outstanding as of December 31, 2023, and 2024.

Common Stock

●	Par value: $0.001
●	Authorized: 100,000,000
●	14,282,395 and 9,253,419 issued and 14,257,458 and 9,228,482 outstanding as December 31, 2024 and December 31, 2023, respectively.

F-16

Warrants

●	On September 6, 2024, 1,500,000 Warrants to Purchase Common stock were issued under PIPE Offering with Aegis Capital Cop. As Agent.
●	In October and November were exercised 450,00 Warrants to Purchase for Common Stock.
●	As of December 31, 2024, there were 1,050,000 Warrants to Purchase of Common Stock Outstanding.

Options

As of December 31, 2024, there were no Options Issued or Outstanding

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have pre-emptive rights. Any shares of preferred stock so issued would typically have priority over the common stock concerning dividend or liquidation rights. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock unless otherwise required by law.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratable in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available, therefore.

Holders of common stock have no pre-emptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

2024

●	On February 2, 2024, 17,008 Shares of Common stock with a fair value $33,336 were issued to Jade Barnwell, the former Laser Photonics CFO, under the terms of employment.
●	On May 24, 2024, 3,000,000 Shares of Common stock with a fair value $6,615,000 were issued to FONON Corporation under License Agreement
●	On September 6, 2024, 1,500,000 Shares of Common stock were issued under PIPE Offering with Aegis Capital Cop. As Agent. With net proceeds $2,652,350
●	On September 16, 2024, 61,968 shares of Common Stock were cashless exercised by Alexander Capital who held these warrants as part of the initial IPO completed in November 2022.
●	On October 21, 2024, Warrants were exercised, and 255,000 Shares of Common stock were issued under PIPE Offering with Aegis Capital Cop. As Agent. This resulted to funds to the company of $1,018,164
●	On October 23, 2024, Warrants were exercised, and 175,000 Shares of Common stock were issued under PIPE Offering with Aegis Capital Cop. As Agent. This resulted to funds to the company of $698,740
●	On November 26, 2024, Warrants were exercised, and 20,000 Shares of Common stock were issued under PIPE Offering with Aegis Capital Cop. As Agent. This resulted in funds to the company of $79,856

As part of the acquisition of Control Micro Systems 18,692 shares of common stock valued at $100,000, were promised in the deal. Those shares were issued to Laser Wind Down, Inc subsequently in January of 2025

2023

During the quarter ended June 30, 2023, the Company issued 350,000 shares of common stock were issued as compensation for services to TraDigital. These were recorded at a fair value based on the market price of the Company’s stock on the date of the agreement.

During the quarter ended June 30, 2023, the Company issued 25,000 shares of common stock were issued as compensation for services to Company former Vice President of Finance Tim Schick. These were recorded at a fair value based on the market price of the Company’s stock on the date of the agreement.

During the quarter ending December 31, 2023, the Company issued 1,000,000 shares of common stock as consideration of the license agreement granted by Fonon Technologies, Inc. These were recorded at a fair value based on the market price of the Company’s stock on the date of the agreement.

F-17

Treasury Stock repurchase

In October 2023 there were 24,937 shares of treasury stock repurchased totaling $33,560 for the stocks with an additional service charge expense of $250 for a total cost of $33,810

NOTE 5 – COMMITMENTS AND CONTINGENCIES

In October 2021, a lease on 18,000 SF facility was signed with the landlord for three years, terminating on October 31, 2024. The monthly rent for this facility is currently $15,549.

In December 2022, we entered into an agreement with 2701 Maitland Building Associates to rent 8,000 sf of additional office space nearby the main facility, for our growing sales and marketing program. The monthly rent for this space is currently $14,805.

As of January 1, 2020, we adopted ASU 2016-02 employing the cumulative-effect adjustment transition method, resulting in the recognition on our balance sheet of $597,143 as a right-of-use asset for operating leases, $434,153 as a current operating lease liability, and $ 162,990 as a lease liability less the current portion.

On July 1, 2024, we entered into a lease agreement for 48,481 square feet of office space at a base monthly rent of $ 50,354.42 with an annual increase of 3%, that has a term of 10.5 years. The location of the facility is 250 Technology Park. Lake Mary, FL

Our facility is currently equipped with three of our latest advanced laser cleaning demonstration models.

Upon acquisition of Control Micro Systems in on October 31, 2024 we were in a month to month lease located at 4420 Metric Dr. Winter Park Florida. The latest lease expired on June 21, 2024, prior to the acquisition of the business. The facility is 52,200 square ft total at a cost of $27,700 per month. Discussions are underway with the existing landlord for a new lease, and we expect to finalize that in the first half of 2025.

The following table provides the maturities of lease liabilities at December 31, 2024:

	Operating Lease	Remaining Term in Years
2025	1,116,277
2026	641,052
2027	660,284
2028	680,092
2029	700,495
2030	721,510
2031	743,155
2032	765,450
2033	788,413
2034	812,065
2035	418,214
Total lease payments	8,047,006
Less : Imputed interest	(3,030,599)
Present Value of Lease Liabiltiy	5,016,408	10.5

NOTE 6 – SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to March 31, 2025, the date the financial statements were issued, pursuant to the requirements of ASC 855 and has the following events to report.

On January 22, 2025 as a condition of the acquisition of Control Micro Systems Laser Wind Down, Inc was issued 18,692 shares of our common stock

On March 6, 2025 Sanjay Adhav issued 65,000  shares of Laser Photonics common stock through affiliate company Fonon Technologies as part of Fonon Corp acquisition of Quantum Technologies.

NOTE 7 – Restatement of Financials 2023

As a result of the Company’s predecessor auditor, Fruci & Associates II, PLLC (“Fruci”), identifying an adjusting entry that Fruci had proposed and that was posted by the Company that overstated deferred revenue and needed to be corrected.

		Restatement
Balance Sheet	As Filed	Adjustments	As Restated
Assets
Cash and cash equivalent	$6,201,137	$0	$6,201,137
Accounts receivable, net	$816,364	$0	$816,364
Inventory	$2,277,816	$-40,360	$2,237,456
Other Assets	$39,190	$0	$39,190
Total current assets	$9,334,507	$0	$9,294,147
PP&E	$952,811	$0	$952,811
Intangible Assets Net	$4,279,986	$0	$4,279,986
Operating Lease Right of Use Asset	$597,143	$0	$597,143

Total assets	$15,164,447	$-40,360	$15,124,087

Liabilities
Current Liabilities
Accounts payable	$223,040	$0	$223,040
Deferred revenue	$701,234	$-488,120	$213,114
Current Portion of Operating Lease	$434,152	$0	$434,152
Accrued expenses	$161,538	$0	$161,538
Total current liabilities	$1,519,964	$-488,120	$1,031,844
Total Long Term liabilities	$162,991	$0	$162,991
Total Liability	$1,682,955	$-488,120	$1,194,835
Total stockholders’ equity	$13,481,492	$447,761	$13,929,252
Total liabilities and stockholders’ equity	$15,164,447	$-40,359	$15,124,087

		Restatement
Statement of operations	As Filed	Adjustments	As Restated
Net Sales	$3,939,474	$0	$3,939,473
Cost of Sales	$1,489,457	$-447,761	$1,041,697
Gross Profit	$2,450,017	$447,761	$2,897,776
Operating Expenses:	$6,246,011	$0	$6,246,011
Operating Income	$-3,795,994	447,760	-3,348,234
Onter income	$30,063	$0	$30,063
Net Income (Loss)	$-3,765,932	$447,761	$-3,318,171

Income (Loss) per Share
Basic	$-0.42	$0.05	$-0.37
Diluted	$-0.42	$0.05	$-0.37

F-18

			Restatement
	As Filed		Adjustments		As Restated
Cash Flows From:
OPERATING ACTIVITIES	$
Net Income (Loss)		$-3,765,932		$447,761	-3,318,171
Adjustments to Reconcile Net Income (Loss) to Net Cash Flow from Operating Activities:
Shares issued on conversion of debt		$0		$0
Shares to be issued as consideration for services	$			$0
Shares issued for compensation		$145,550		$0	145,550
Distribution to affiliate		$-1,214,325		$0	-1,214,325
Depreciation & Amortization		$523,380		$0	523,380
Net Change, Right-of-Use Asset & Liabilities		$-31,775		$0	-31,775
Accounts Receivable		$-395,002		$0	-395,002
Inventory		$-1,231,796		$40,359	-1,191,437
Prepaids & Other Current Assets		$32,910		$0	32,910
Stock Account	$		$		-
Accounts Payable		$32,653		$0	32,653
Accrued Expenses		$-267,464		$0	-267,464
21030 Deferred Revenue		$701,234		$-488,120	213,114
Net Cash From (Used In) Operating Activities		$-5,470,618		$51	-5,470,567

INVESTING ACTIVITIES
Purchase of Equipment		$-76,636		$-50	-76,686
Affiliate companies	$			$0	-
Purchase of R&D Equipment	$			$0	-
Demonstration Equipment	$			$0	0
Purchase of Intangible Assets		$-408,169		$0	-408,169
Net Cash From (Used In) Investing Activities		$-484,805		$-50	-484,855

FINANCING ACTIVITIES
Proceeds from (Repayment of) Notes
Proceeds from (Repayment of) PPP Loan
Dividends Paid		$-	$
Proceeds from Sale of Common Stock		$-25,240		$0	-25,240
Net Cash From (Used In) Financing Activities		$-25,240		$0	-25,240
Net Cash Flow for Period		$-5,980,663		$-1	-5,980,662
Cash - Beginning of Period		$12,181,799		$0	12,181,799
Cash - End of Period		$6,201,136		$-1	6,201,137
NON-CASH INVESTING AND FINANCING ACTIVITIES
Share issued for purchase of license		$1,210,000		$0	1,210,000
SUPPLEMENTARY CASH FLOW INFORMATION
Cash Received / Paid During the Period for:
Income Taxes		$-			$-
Interest		$39,509		$0	39,509

NOTE 8 – ACQUISITION WITH PURCHASE PRICE ALLOCATION

On October 30, 2024, we entered into an Asset Purchase Agreement with Control Micro Systems, Inc. (“CMS”), a laser company located in Orlando, Florida, that designs and builds turnkey laser material processing systems for marking, cutting, drilling and welding. CMS allows us to expand into the pharmaceutical market for controlled-release medications that are expanding rapidly, driven by the growing need for more effective delivery systems.

The company paid $950,000 in cash and $100,000 in common stock to the previous owner. Control Micro Systems was a distressed company that was in federal bankruptcy court beginning March of 2024. Through the courts Laser Photonics was able to acquire this business below the value of the assets free and clear of the previous liabilities.

The company contracted a third-party expert to evaluate the potential gain or loss from the purchase of these assets. The third party determined the value of the assets was worth more than the purchase price. Based on the report from the third party the fair value of the assets exceeds the purchase price resulting in a gain of $3,858,000. This has been recognized and is reflected in the company’s financial statements.

Year Ended on October 31,
2024 (Audited)

Purchase Price :
Cash for acquisition	$950,000
100,000 in common stock shares	100,000
Total Purchase consideration	$1,050,000

Purchase Price Allocation
Cash	324,918
Accounts Receivable	618,794
Inventory	938,335
Prepaid expenses	34,279
Fixtures and Equipment	672,082
Intangibles	2,468,000
Goodwill/Bargain Purchase gain	(3,857,999)
Accrued expenses	(48,207)
Deferred revenue	(100,203)
Total	$1,050,000

F-19

LASER PHOTONICS CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

	As of September 30, 2025 (Unaudited)	As of December 31, 2024 (Audited)
Assets
Current Assets:
Cash and Cash Equivalents	$3,624,529	$533,871
Accounts Receivable, Net	385,425	973,605
Contract Assets	462,160	759,658
Inventory	2,145,391	2,338,759
Other Current Assets	189,954	58,567
Total Current Assets	6,807,459	4,664,460
Property, Plant, & Equipment, Net	1,102,417	1,872,034
Intangible Assets, Net	4,979,030	5,458,522
Other Long Term Assets	316,730	316,378
Operating Lease Right-of-Use Asset	4,255,722	4,840,753
Total Assets	$17,461,358	$17,152,147

Liabilities & Stockholders’ Equity
Current Liabilities:
Accounts Payable	$1,592,530	$531,268
Accounts Payable affiliate	182,559	27,988
Short term loan	3,577,508	-
Short term loan - affiliates/ RP	751,000	-
Deferred Revenue	370,229	55,383
Contract Liabilities	1,552,846	1,042,090
Current Portion of Operating Lease	283,650	649,989
Accrued Expenses	843,962	266,717
Total Current Liabilities	9,154,284	2,573,435
Long Term Liabilities:
Lease liability - less current	4,207,901	4,366,419
Total Long Term Liabilities	4,207,901	4,366,419
Total Liabilities	13,362,185	6,939,854

Stockholders’ Equity:

Preferred stock Par value $0.001: 10,000,000 shares authorized. 0 Issued: 0 shares were outstanding as of September 30, 2025 and December 31, 2024	-	-
Common Stock Par Value $0.001: 100,000,000 shares authorized; 22,210,204 issued and 22,202,826 outstanding as of September 30, 2025 and 14,282,395 issued and 14,257,458 outstanding as of December 31, 2024	22,210	14,257
Additional Paid in Capital	19,642,112	17,886,159
Retained Earnings (Deficit)	(15,864,546)	(7,754,313)
Shares to be issued	309,400	100,000
Treasury Stock	(10,003)	(33,810)

Total Stockholders’ Equity	4,099,173	10,212,293

Total Liabilities & Stockholders’ Equity	$17,461,358	$17,152,147

See accompanying notes to financial statements.

F-20

LASER PHOTONICS CORPORATION

CONSOLIDATED STATEMENTS OF PROFIT AND LOSS

	Three Months Ended		Nine Months Ended
	September 30, 2025 (Unaudited)	September 30, 2024 (Unaudited)	September 30, 2025 (Unaudited)	September 30, 2024 (Unaudited)
Net Sales	$919,284	$669,182	$5,016,549	$2,035,608

Net Sales Affiliate	-	47,515	791,992	47,515

Total Net Sales	919,284	716,697	5,808,541	2,083,123

Cost of Sales	1,104,278	107,277	3,463,665	772,481

Gross Profit	(184,994)	609,420	2,344,876	1,310,642

Operating Expenses:
Sales & Marketing	272,123	554,667	1,146,457	957,558
General & Administrative	1,531,117	1,053,124	3,128,416	1,845,167
Depreciation & Amortization	291,955	238,617	868,089	669,827
Payroll Expenses	805,075	406,107	2,574,418	853,264
Research and Development Cost	132,051	62,802	380,024	170,725
Total Operating Expenses	3,032,321	2,315,317	8,097,404	4,496,541
Operating Income (Loss)	(3,217,315)	(1,705,897)	(5,752,528)	(3,185,899)
Other Income (Expenses):
Total Other Income (Loss)	(1,438,293)	80,629	(2,357,705)	80,666
Income (Loss) Before Tax	(4,655,608)	(1,625,268)	(8,110,233)	(3,105,233)
Tax Provision	-	-	-	-
Net Income (Loss)	$(4,655,608)	$(1,625,268)	$(8,110,233)	$(3,105,233)
Deemed Dividend from Software Acquisition		-	-	(6,615,000)

Deemed Dividend for Common Control Acquistion	(7,766,850)	-	(7,766,850)

Deemed Dividend for Cashless Exercise of Warrant	(6,312,971)	-	(6,312,971)

Net Comprehensive loss attributed to Common Shareholders	(18,735,429)	(1,625,268)	(22,190,054)	(9,720,233)

Earning (Loss) per Share:
Basic and diluted	$(0.27)	$(0.13)	$(0.53)	$(0.29)
Loss per share (attributable to common shareholders)	(1.09)	(0.13)	(1.46)	(0.90)
Weighted Average of Shares Outstanding	17,126,748	12,671,166	15,236,718	10,847,009

See accompanying notes to financial statements.

F-21

LASER PHOTONICS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30
	2025 (Unaudited)	2024 (Unaudited)

OPERATING ACTIVITIES
Net Loss	$(8,110,233)	(3,105,233)
Adjustments to Reconcile Net Loss to Net Cash Flow from Operating Activities:
Bad Debt	(31,301)	208,351
Debt discount amortization	593,701	-
Shares issued for compensation	555,900	33,336
Impairment	487,050	-
Depreciation & Amortization	868,089	669,827
Change in Operating Assets & Liabilities:
Accounts Receivable	621,004	(165,282)
Contract Assets	297,498	-
Inventory	752,072	(26,979)
Prepaids & Other Current Assets	(131,739)	(15,976)
Net Change, Right-of-Use Asset & Liabilities	60,174	-
Accounts Payable	1,050,713	311,874
Affliate Accounts Payable	154,571	-
Contract Liabilities	510,756	-
Accrued Expenses	577,247	(132,431)
Deposits	-	(302,000)
Deferred Revenue	314,846	(96,549)
Net Cash Used in Operating Activities	(1,429,652)	(2,621,062)
INVESTING ACTIVITIES
Purchase of Property, Plant an Equipment	-	(57,550)
Purchase of Research & Development Equipment	-	(5,295)
Office & Computer Equipment	(15,660)	-
Invest in Leasehold Improvements	(6,900)	(225,783)
Net Cash Used in Investing Activities	(22,560)	(288,628)
FINANCING ACTIVITIES
IPFS Loan	42,763	-
Borrowings on debt	6,469,627	-
Principal payments on debt	(3,545,561)	-
Short term Loan From Affliate	751,000	-
Shares Issued under PIPE	3,487,353	2,652,350
Distribution to affiliate	(2,706,547)	(3,822,037)
Treasury Stock	44,235	-
Net Cash provided by (used in) Financing Activities	4,542,870	(1,169,687)
Net Cash Flow for Period	3,090,658	(4,079,377)
Cash and Cash Equivalents - Beginning of Period	533,871	6,201,137
Cash and Cash Equivalents- End of Period	$3,624,529	2,121,760
NON-CASH INVESTING AND FINANCING ACTIVITIES
Shares issued for Investment	100,000
Transfer demo inventory to PPE	14,833
Promissory Note to extinguish Warrants	362,500
Stock issued for Beamer Aquisiotion	643,698
Share issued for purchase of license		6,615,000
Common Stock to be issued for cashless exercise of warrants		62
Stock and Warrants for loan issuance	345,522
Exchange of warrant	6,312,972
SUPPLEMENTARY CASH FLOW INFORMATION
Cash Received / Paid During the Period for:
Income Taxes
Interest

See accompanying notes to financial statements

F-22

LASER PHOTONICS CORPORATION

STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

	Three months ended September 30, 2025
	Preferred Stock		Common Stock		Shares to be issued		Treasury		Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Shares	Amount	Stock	APIC	Deficit	Equity
Balance, June 30, 2025 (Unaudited)			14,276,150	$14,276			$(33,810)	$15,565,439	$(11,208,938)	$4,336,967

Net Loss from the three months ended September 30, 2025									$(4,655,608)	$(4,655,608)

Distribution to affiliate								$(285,846)		$(285,846)

Stock Issue PIPE			1,098,902	$1,099				$3,486,254		$3,487,353

Stock issue for Consulting Services			85,000	$85				$246,415		$246,500

Stock issued for common control acquisition			3,000,000	$3,000				$8,397,000		$8,400,000

Stock issue for consideration of Promissory Note			418,000	$418				$345,104		$345,522

Adjustment Common Stock				$25				$(25)		-

Warrant redemption								$(362,500)		$(362,500)

Sale of Treasury Stock			17,559				$23,807	$20,428		$44,235

Compensation for Service Agreement					130000	$309,400				$309,400

Deemed Dividend								$(14,079,821)		$(14,079,821)
			`
Exchange of Warrants			3,307,215	$3,307				$6,309,664		$6,312,971

Balance, September 30, 2025 (Unaudited)			22,202,826	$22,210	130000	$309,400	$(10,003)	$19,642,112	$(15,864,546)	$4,099,173

	Three months ended September 30, 2024
	Preferred Stock		Common Stock		Shares to be issued		Treasury		Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Shares	Amount	Stock	APIC	Deficit	Equity
Balance, June 30, 2024 (Unaudited)			12,270,427	$12,270			$(25,240)	$17,012,050	$(6,715,451)	$10,283,629

Net Loss from the three months ended September 30, 2024									$(1,625,268)	$(1,625,268)

Distribution to affiliate								$(1,623,043)		$(1,623,043)

Stock Issue PIPE			1,500,000	$1,500				$2,650,850		$2,652,350

Cashless Exercise of Warrants			61,970	$62				$(62)		-

Balance, September 30, 2024 (Unaudited)			13,832,397	$13,832			$(25,240)	$18,039,795	$(8,340,719)	$9,687,668

F-23

	Nine months ended September 30, 2025
	Preferred Stock		Common Stock		Shares to be issued		Treasury		Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Shares	Amount	Stock	APIC	Deficit	Equity
Balance, December 31, 2024 (Audited)			14,257,458	$14,257		$100,000	$(33,810)	$17,886,159	$(7,754,313)	$10,212,293

Net Loss from the nine months ended September 30, 2025									$8,110,233	$(8,110,233)

Distribution to affiliate								$(2,706,547)		$(2,706,547)

Stock Issue PIPE			1,098,902	$1,099				$3,486,254		$3,487,353

Stock issue for Consulting Services			85,000	$85				$246,415		$246,500

Stock issued for common control acquisition			3,018,692	$3,019		$(100,000)		$8,496,981		$8,400,000

Stock issue for consideration of Promissory Note			418,000	$418				$345,104		$345,522

Adjustment Common Stock				$25				$(25)		-

Warrant redemption								$(362,500)		$362,500)

Sale of Treasury Stock			17,559				$23,807	$20,428		$44,235

Compensation for Service Agreement					130000	$309,400				$309,400

Deemed dividend								$(14,079,821)		$(14,079,821)
			`
Exchange of Warrants			3,307,215	$3,307				$6,309,664		$6,312,971

Balance, September 30, 2025 (Unaudited)			22,202,826	$22,210	130000	$309,400	$(10,003)	$19,642,112	$(15,864,546)	$4,099,173

	Nine months ended September 30, 2024
	Preferred Stock		Common Stock		Shares to be issued		Treasury		Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Shares	Amount	Stock	APIC	Deficit	Equity
Balance, December 31, 2023 (Audited)			9,253,419	$9,253			$(25,240)	$19,180,725	$(5,235,486)	$13,929,252

Net Loss from the nine months ended September 30, 2024									$(3,105,233)	$(3,105,233)

Distribution to affiliate								$(3,822,037)		$(3,822,037)

Stock Issued for compensation			17,008	$17				$33,319		$33,336

Stock issued for Software purchases			3,000,000	$3,000				$6,612,000		$6,615,000

Deemed Dividend to APIC								$(6,615,000)		$(6,615,000)

Stock Issue PIPE			1,500,000	$1,500				$2,650,850		$2,652,350

Cashless Exercise of Warrants			61,970	$62				$(62)		-

Balance, September 30, 2024 (Unaudited)			13,832,397	$13,832			$(25,240)	$18,039,795	$(8,340,719)	$9,687,668

See accompanying notes to financial statements

F-24

LASER PHOTONICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – BUSINESS

We were formed under the law of Wyoming on November 8, 2019. We changed our domicile to Delaware on March 5, 2021. We are a vertically integrated manufacturing company for photonics-based industrial products and solutions and, since recently acquiring Beamer Laser Marking Systems during Q3 2025, a developer of full-service laser marking machines for the medical, aerospace, defence, firearms, automotive, and general industrial markets and in Q4 2024 the assets of Control Micro Systems, Inc - expanding the market for our laser products into a large, growing pharmaceutical manufacturing vertical, in what we believe is a recession-resistant sector with significant barriers to entry.

Our vertically integrated operations allow us to reduce development and advanced laser equipment manufacturing time, offer better prices, control quality and protect our proprietary knowhow and technology compared to other laser cleaning companies and companies with competing technologies.

On November 27, 2023, FASB issues ASU 2023-07. ASU 2023-07 is effective for public entities fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. ASU 2023-07 enhances segment reporting under Topic 280 by expanding the breadth and frequency of segment disclosures. Its amendments fall into the following categories. Topic 280 requires a public entity to disclose entity-wide and segment information in the notes to financial statements. This includes the measure of profit or loss that the CODM uses to assess segment performance and decide how to allocate resources, as well as certain specified amounts included in that measure – e.g. revenue, depreciation and amortization, interest and income tax expense. However, investors have observed that there has been limited information reported about a segment’s expenses. The analysis of the company after acquisition of CMS concluded that we have only one segment and according to this, the results will be disclosed consolidated.

Going Concern

The Company has not earned sufficient revenue since its inception and has sustained operating losses during the quarter ending September 30, 2025, mainly due to investments in its sales and marketing departments. The Company had sufficient working capital as of December 31, 2024. However, the Company’s continuation as a going concern is dependent on its ability to generate additional cash flow from operations to meet its obligations and/or obtain additional financing, as may be required. There is substantial doubt about the ability of the Company to continue as a going concern.

Our principal executive offices are located at 1101 N. Keller Rd., Suite G, Orlando, Florida 32810, and our telephone number is (407) 804-1000. Our corporate website is https://laserphotonics.com.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & USE OF ESTIMATES.

The accompanying unaudited condensed financial statements and notes of Laser Photonics Corporation (the “Company”) are presented in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, those do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. These financial statements should be read in conjunction with the financial statements, notes and significant accounting policies included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Given the nature of the revenue recognition process, the Company generates contract liabilities to the extent that a customer pays on project progress before the company fulfills its performance obligations under a contract or contract assets to the extent that the Company has earned by satisfying performance obligations but has not yet billed the customer. Contract assets represent a right to receive payment in the future once certain conditions are met per the terms of the contract. The balance of contract asset and liabilities as of 9/30/25 were $462,160 and $1,552,846, respectively, and as of 12/31/24 were $759,658 and $1,042,090, respectively.

ASC-280 Segment Reporting

Financial Accounting Standard Board (“FASB”) ASC Topic 280, “Segment Reporting,” requires annual and interim reporting for an enterprise’s operating segments and related disclosures about its products, services, geographic areas and major customers. An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and expenses, and about which separate financial information is regularly evaluated by the chief operating decision maker in deciding how to allocate resources.

Laser Photonics operates as one segment located in Orlando, FL. Our Company develops industrial laser cleaning, cutting, welding, marking, and wire stripping across multiple industries and customer bases. The chief operating decision maker (CODM) being the Chief Executive Officer. The CODM uses net income from operations to evaluate and make key operating decisions.

Our significant accounting policies are provided in “Note 2 – Summary of Significant Accounting Policies” in our Financial Statements 2024 Form 10-K. There have been no material changes to our significant accounting policies from those disclosed in our 2024 Form 10-K for the fiscal year ended December 31, 2024.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates. Our significant estimates and assumptions include depreciation and the fair value of our stock, stock-based compensation, debt discount and the valuation allowance relating to the Company’s deferred tax assets.

Assets

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with an original maturity of three months or less at the date of purchase. Cash and cash equivalents are carried at cost, which approximates fair value.

As of September 30, 2025, and December 31, 2024, the Company had $3,624,529 and $533,871 of cash, respectively.

F-25

Accounts Receivable

Trade accounts receivables are recorded net of allowance for expected uncollectible accounts. The Company extends credit to its customers in the normal course of business and performs on-going credit evaluations of its customers. All accounts, or portions thereof, that are deemed uncollectible are written off to bad debt expense, as incurred. As of September 30, 2025, and December 31, 2024, the Company’s ledger had $385,425, and $973,605, respectively as a balance for collectible accounts. Allowance and amount recognized as bad debt as of September 30, 2025, are $158,584 and ($31,301) respectively, and as of December 31, 2024, were $193,333 and $248,413 respectively.

As of September 30, 2025, the debts of New England Small Tube Corporation (22%), Hydro Flask (16%) and Electrical Automation Professionals (11%) were over 10% of the total of the A/R. As of December 31, 2024, debts of Nebraska Public Power District (10.2%), Phillips66 (17%), Fisher & Paykel Healthcare Ltd (13.9%) and New England Small Tube Corporation (19%), were over 10% of the total.

Advertising Expenses

Marketing, advertising and promotion expenditures are expensed in the annual period in which the expenditure is incurred.

Research & Development Expenses

Research & Development expenditures are expensed in the annual period in which the expenditure is incurred.

Stock Based Compensation

The Company accounts for stock-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable. The Company issues compensatory shares for services including, but not limited to, executives, management, accounting, operations, corporate communication, financial and administrative consulting services.

Lease Accounting

The Company leases office space and the production facility under operating lease agreements. The lease term begins on the date of initial possession of the leased property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

Revenue Recognition

Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company also earns revenue through affiliate arrangements. These contracts are evaluated under ASC 606 using the same five-step model. Affiliate revenue is recognized when the Company satisfies its performance obligations under the affiliate agreement, which typically occurs when the affiliate completes a qualifying transaction or when the Company provides agreed-upon services. The transaction price is determined based on the contractual terms with the affiliate, and revenue is recorded in the amount the Company expects to receive.

Revenue is then recognized for the transaction price allocated to each respective performance obligation when (or as) the performance obligation is satisfied. For our products, revenue is generally recognized upon shipment or pickup by the customer. At this stage, the title on the manufactured equipment is transferred to the customer, and the customer is responsible for transportation expenses, insurance, and any transport-related damage to the equipment in transit. We do not have any obligation to deliver beyond the collection warehouse, and it is the customers’ contractual responsibility to ensure their goods reach their destination.

In CMS for projects that are considered custom in nature and determined the obligation will be six months to a year or more, the company will recognize revenue as a percentage of completion basis. The percentage of completion method recognizes income as work on a project progresses. The recognition of revenues and profits is generally related to costs incurred in providing the services required under the project.

F-26

Refunds and returns, which are minimal, are recorded as a reduction of revenue. Payments received from customers before satisfying the above criteria are recorded as unearned income on the combined balance sheets.

Payments received as deposits for specific purchase orders or future laser equipment sales to customers are recognized as customer deposits and included in liabilities on the balance sheet. Customer deposits are recognized as revenue when control over the ordered equipment is transferred to the customer.

All revenues are reported net of any sales discounts or taxes.

Other Revenue Recognition Matters related to Distributors.

Distributors generally have no right to return unsold equipment. However, in limited circumstances, if the Company determines that distributor stock is morally aging beyond the Company’s new model releases, it may accept returns and provide the distributor with credit against their trading account at the Company’s discretion under its warranty policy. This revenue is recognized on a consignment basis and transfer of control is when an item is sold to end customer at which time the Company recognizes revenue.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with an original maturity of three months or less at the date of purchase. Cash and cash equivalents are carried at a cost, which approximates fair value.

Accounts Receivable

Trade accounts receivable is recorded net of allowance for expected uncollectible accounts. The Company extends credit to its customers in the normal course of business and performs on-going credit evaluations of its customers. All accounts, or portions thereof, that are deemed uncollectible are written off to bad debt expense, as incurred. In addition, most sales orders are not accepted without a substantial deposit. As of September 30, 2025, the balance of collectible accounts was $$385,425 and the amount recognized as bad debt as of September 30, 2025, was ($31,301).

Current Liabilities

Accounts Payable

Accounts payable consist of short-term liability to our vendors and sub-contractors, who extend credit terms to the Company or deliver goods or services with delayed payment terms. Our accounts payable and accounts payable affiliates were recorded as of September 30, 2025, at $1,592,530 and $182,559, and as of December 31, 2024, at $531,268 and $27,988, respectively.

Deferred Revenue

As of September 30, 2025, the Company had $370,229 in Deferred Revenue, and as of December 31, 2024, the Company’s deferred revenue liabilities were recorded at $55,383.

Loans and Notes Payable

On April 3, 2025, April 16, 2025, June 20, 2025, July 8, 2025, and July 12, 2025, the “Company received from ICT Investments, the owner of the majority of outstanding shares of the Company’s common stock, unsecured loans in the principal amount of $200,000, $400,000, $20,000, $101,000, and $30,000 respectively, to assist Laser Photonics in meeting certain expenses, including payroll. Laser Photonics issued promissory notes, with interest at $20,000, $40,000, $2,000, $10,000 and $3,000 respectively, and a maturity date of May 31, 2025, June 30, 2025, August 30, 2025, September 8, 2025, and September 12, 2025 respectively. The unpaid principal balance of ICT loans as of September 30, 2025, was $751,000. The unpaid interest balance of ICT loans as of September 30, 2025, was $75,000.

On May 6, 2025, the Company issued a Promissory Note in favor of District 2 Capital Fundor. The Company promises to pay to the order of District 2 Capital Fundor not later than ( six months from date of the Note), the principal amount of Three hundred sixty two thousand and five hundred Dollars ($362,500), calculated on the basis of “Black Scholes Value” meaning the value of Holder’s Warrant dated August 19, 2024, issued in connection with a PIPE transaction through Aegis Capital Corp. as Placement Agent and based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the date of this Promissory Note (this “Note”) for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of this Note and the Maturity Date, (B) an expected volatility equal to the greater of (1) 100% and (2) the 100 day volatility as obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the date of this Note. This Note was issued in connection with redemption of Holder’s outstanding warrant dated August 19, 2024 (125,000 warrants).

On April 25, 2025, the Company entered into a Business Loan and Security Agreement dated April 25, 2025 (the “Loan Agreement”) among Agile Capital Funding, LLC (“Agile Capital”), Agile Lending, LLC (“Agile Lending”) the Company and its subsidiary, Control Micro Systems Florida, LLC, under which the Company issued a Confessed Judgment Promissory Note for a term loan in the principal amount of $1,500,000 to be repaid through weekly principal and interest payments of $72,000 commencing May 6, 2025, and ending November 25, 2025, subject to payment of a $75,000 administrative agent fee paid to Agile Capital. The Loan is secured by a blanket lien on the Company’s assets. The Loan may be prepaid subject to payment of prepayment fee equal to the aggregate and actual amount of interest (at the contract rate of interest) that would be paid through the maturity date. This loan has been settled in full refinancing with the Agile Loan dated July 7, 2025.

On July 8, 2025, the Company entered into a Business Loan and Security Agreement dated July 7, 2025 (the “Loan Agreement”) among Agile Capital Funding, LLC (“Agile Capital”), Agile Lending, LLC (“Agile Lending”) the Company and its subsidiary, Control Micro Systems Florida, LLC, under which the Company issued a Confessed Judgment Promissory Note for a term loan in the principal amount of $2,100,000 and total interest payments of $924,000 to be repaid through weekly principal and interest payments of $94,500 commencing July 16, 2025, and ending February 18, 2026, subject to payment of a $100,000 administrative agent fee paid to Agile Capital. The Loan is secured by a blanket lien on the Company’s assets. The Loan may be prepaid subject to payment of prepayment fee equal to the aggregate and actual amount of interest (at the contract rate of interest) that would be paid through the maturity date. As of September 30, 2025, the loan reflects an outstanding principal balance of $1,559,439 and interest of $425,061.

F-27

On August 28, 2025, the Company closed a convertible note financing with Hudson Global Ventures, LLC (“Hudson Global”). In connection with this financing, the Company entered into a Securities Purchase Agreement (the “SPA”) with Hudson Global requiring that the Company (i) issue 418,000 shares of its common stock as commitment shares (the “Commitment Shares”), (ii) issue a warrant (the “Warrant”) for 157,258 shares of the Company’s common stock at a conversion price of $4.34 per share subject to customary adjustments for fundamental corporate actions such as mergers, reverse splits and stock dividends, that is exercisable for five years or that the Company must earlier pay the Event of Default Black Scholes Value as that term is defined in the Warrant if the Company’s common stock is deemed “penny Stock” under SEC Rule 240.3a51-1, and (iii) issue a 12 month secured convertible promissory note in the principal amount of $455,0000 (the “Convertible Note”) bearing annual interest of 12% to be repaid through monthly amortization payments of $45,818 and that is convertible into shares of the Company’s common stock at a fixed price of $4.34 per share, subject to customary adjustments for fundamental corporate actions such as mergers, reverse splits and stock dividends, that can be prepaid within the first 60 days from August 27, 2025, without any penalty and after 60 days from August 27, 2025,at a payment of 118% of the accrued and unpaid interest and unpaid principal of the Convertible Note. Under the terms of the SPA, Hudson Global has piggyback rights for the conversion shares underlying the Warrant and the Convertible Note as well as for the Commitment Shares. This loan has been settled in full refinancing with the Note Purchase Agreement dated September 12, 2025.

On September 12, 2025, the Company entered into a Note Purchase Agreement (the “NPA”) with four holders pursuant to which it issued to such holders certain unsecured promissory notes (the “Notes”). The Notes are (i) in the total principal amount of $2,111,111.12 with an Original Issuance Discount (“OID”) equal to 10% that resulted in the Company receiving net proceeds of $1,129,400 following deductions for expenses, including an 8% placement agency fee and 1% non-accountable allowance paid to RBW Capital Partners LLC (“RBW”), a division of Dawson James Securities, Inc., under the terms of a Placement Agency Agreement dated September 5, 2025, between the Company and RBW, and repayment of principal and accrued and unpaid interest of $509,600 owed to Hudson Global Ventures, LLC (“Hudson Global”) under a convertible note in the principal amount of $455,000 issued under the term of a Securities Purchase Agreement dated August 27, 2025, (ii) due the earlier of three (3) months from the dates of the Notes which are all September 12, 2025, or in the event of a prior subsequent financing by the Company, the Notes at the option of the holder must be repaid in full or, if applicable, are exchangeable into the consideration in the subsequent offering, (iii) subject to a payment in the event of a default of 120% of the unpaid principal amount, accrued interest and all other amounts owing under the Notes, which amount increases by 5% every 30 days following the date of the event of default until the Notes are paid in full (the “Mandatory Default Amount”) and (iv) limited to prepayment only upon a change of control of the Company subject to payment of the Mandatory Default Amount. As of September 30, 2025, the loan reflects an outstanding principal balance of $2,111,111.

Inventory

Inventories are stated at a lower cost or net realizable value using the first-in-first-out (FIFO) method. The Company has five principal categories of inventory:

Equipment parts inventory - This inventory represents components and raw materials that are currently in the process of being converted to a certifiable lot of saleable products through the manufacturing and/or equipment assembly process. Inventories include parts and components that may be specialized in nature and subject to rapid obsolescence. The Company periodically reviews the quantities and carrying values of inventories to assess whether the inventories are recoverable. Because of the Company’s vertical integration, a significant or sudden decrease in sales activity could result in a significant change in the estimates of excess or obsolete inventory valuation. The costs associated with provisions for excess quantities, technological obsolescence, or component rejections are charged to the cost of sales as incurred.

Work in process inventory - Work in process inventory consists of inventory that is partially manufactured or not fully assembled as of the date of these financial statements. This equipment, machines, parts, frames, lasers and assemblies are items not ready for use or resale. Costs are accumulated as work in process until sales ready items are compete when it is moved to finished goods inventory. Amounts in this account represent items at various stages of completion at the date of these financial statements.

Finished goods inventory - Finished goods inventory consists of purchased inventory that were fully manufactured, assembled or in saleable condition. Finished goods inventory is comprised of items that are complete and ready for commercial application without further cost other that delivery and setup. Finished goods inventory includes demo and other equipment, lasers, software, machines, parts or assemblies.

Consignment inventory – Consignment inventory includes amounts held on consignment at third party locations of Method Tools, is properly recorded, valued, and disclosed. Management has evaluated the existence, ownership, and valuation of consignment inventory and confirms that such inventory remains the property of the Company until sold and is included in “Inventories” on the accompanying balance sheets.

F-28

On September 30, 2025, and December 31, 2024, respectively, our inventory consisted of the following:

	As of September 30,	As of December 31,
Inventory	2025	2024
	(Unaudited)	(Audited)
Equipment Parts Inventory	$1,844,223	$1,820,347
Finished Goods Inventory	763,160	999,100
Work in process Inventory	94,175	295,950
Consignment Inventory	171,823.00	-
Inventory Reserve	(727,990)	(776,638)
Total Inventory	$2,145,391	$2,338,759

Fixed Assets - Plant Machinery and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the results of operations for the respective period.

Machinery and Equipment

Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Category	Economic Useful Life
Office furniture and fixtures	3-5 years
Machinery and equipment	5-7 years
Leasehold Improvements	1-10 years *
Intangible Assets	6-15 years

*	or the Lease term -whichever is less.

Fixed Assets	As of September 30, 2025 (Unaudited)	As of December 31, 2024 (Audited)
Accumulated Depreciation	$(3,389,198)	$(2,513,551)
Machinery & Equipment	2,459,093	2,458,986
Office Furniture & Computer Equipment	317,147	301,487
Vehicles	117,894	117,894
R&D Equipment	43,268	43,268
Software	50,671	50,671
Leasehold improvements	264,458	257,558
Consignment Machine & Equipment	45,634
Demonstration equipment	1,193,450	1,155,721
Total Fixed Assets	$1,102,417	$1,872,034

Intangible Assets

Intangible assets consist primarily of capitalized equipment design documentation, software costs for equipment manufactured for sale, research, and development, as well as certain patent, trademark and license costs. Capitalized software and equipment design documentation development costs are recorded in accordance with Accounting Standard Codification (“ASC”) 985 “Software” with costs amortized using the straight-line method over a ten-year period. Patent, trademark and license costs are amortized using the straight-line method over their estimated useful lives of 6-15 years. On an ongoing basis, management reviews the valuation of intangible assets to determine if there has been impairment by comparing the related assets’ carrying value to the undiscounted estimated future cash flows and/or operating income from related operations.

F-29

The Company employs various core technologies across many different product families and applications in an effort to maximize the impact of our research and development costs and increase economies of scale and to leverage its technology-specific expertise across multiple product platforms. The technologies inherent in its laser equipment products include application documentation, proprietary and custom software developed for operation of its equipment, specific knowledge of supply chain and equipment design documentation, consisting of 3D engineering drawings, bills of materials, wiring diagrams, parts AutoCad drawings, software architecture documentation, etc. Intangible assets were received from related parties, ICT Investments, Fonon Technologies Inc. and therefore transferred and booked by Laser Photonics Corp. at their historical cost. During the purchase of CMS assets there were obtained Intangible Assets, which have been developed internally in CMS.

Intangible Assets	As of September 30, 2025 (Unaudited)	As of December 31, 2024 (Audited)
Accumulated Amortization	$(1,604,516)	$(1,125,025)
Customer Relationships	211,000	211,000
Equipment Design Documentation	2,675,000	2,675,000
Operational Software & Website	381,539	381,539
Trademarks	787,800	787,800
License & Patents	3,460,876	3,460,877
Accumulated Impairment Loss	(932,669)	(932,669)
Total Intangible Assets	$4,979,030	$5,458,522

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. In instances where impairment is determined to exist, the Company will write down the asset to its fair value based on the present value of estimated future cash flows.

Net Earnings/Loss per Share

Basic Earnings/Loss per share is calculated by dividing the Earnings/Loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted Earnings/Loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted Earnings/Loss per share is computed by dividing the Earnings/Loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution.

NOTE 3 – STOCKHOLDERS’ EQUITY/DEFICIT

General

The following description of our securities and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and our bylaws that will be in effect on the closing of this offering. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. The descriptions of the Shares, and preferred stock, reflect changes to our capital structure that will be in effect on the closing of this offering. In the third quarter of 2025 distributions to affiliate company Fonon Corporation totalled $285,845. They include sales, marketing, payroll, and other shared costs associated with Fonon Corporation.

Preferred Stock

●	Par value: 0.001
●	Authorized: 10,000,000
●	Issued: There were no preferred shares issued and outstanding as of September 30, 2025

Common Stock

●	Par value: 0.001
●	Authorized: 100,000,000
●	Issued: 21,111,302 as of September 30, 2025

In January 2025 18,692 shares of common stock were issued as part of the payment for the purchase of the assets and certain liabilities of Control Micro System (CMS Laser).

On May 5, 2025, the Company entered into exchange agreement with Empery Asset Master LTD, Empery Tax Efficient, LP and Empery Tax Efficient III, LP, (Holders). Holders hold the number of Warrants to Purchase Common Stock originally issued on August 19, 2024, to Altium Growth Fund, LP (125,000 warrants), exercisable into the number of shares of Common Stock of the Company. In a modified agreement dated July 8, 2025, the Holders received in exchange to the 125,000 warrants, 107,215 shares of common stock at agreed price of $2.90. The updated calculation can be found on the last page of the agreement, but in summary we are updating the amount of shares being issued to reflect the difference in value of the shares previously agreed at $2.90, now down to $2.53 (the current stock price).

In August 2025, the Company issued 3,000,000 restricted shares of common stock to Fonon Quantum Technologies, Inc. as consideration for the acquisition of the net assets of Beamer Laser Marking Systems. The shares were valued at the market rate of the Company’s stock on the date of the Agreements which is $2.8, for a total amount of $8,400,000. Both companies are under common control of ICT Investments and the excess paid over the net assets of Beamer Laser Marking Systems was accounted as deemed dividend for a total of $7,766,850. As result the value back to the Equity was $633,150.

On July 8, 2025, the Company issued 85,000 restricted shares of common stock to Hudson Global Venture LLC, in exchange for consulting services to be provided by Hudson Global Venture LLC until August 15, 2025. The share of common stock’s market value was $2.90 and the total equity value was $246,500.

On August 11, 2025, the Company entered in Consulting Services Agreement with FMW Media Works LLC. According to the agreement the Company agreed to issue 130,000 shares of restricted common stock to FMW Media Works LLC as compensation for the services. As of September 30, 2025, the obligation is reflected as Shares to be Issued in the Balance Sheet. The FV of the shares was considered the market value at the date of the Agreement 2.38, for a total value of $309,400.

On August 27, 2025, the Company issued 418,000 restricted shares of common stock and 157,258 warrant shares to Hudson Global Ventures, LLC as additional consideration for the purchase of the secured promissory note in principal amount of $455,000. The share of common stock FMV was $4.34 and FV for the warrants was $3.4636. This promissory note was fully paid with the RBW Bridge Financial Loan. APIC was increased by $345,522.

F-30

On September 2, 2025, the Company entered into an agreement to exchange certain outstanding warrants issued in the August 2024 PIPE financing (the “Exchange Agreement”). These warrants, which had an exercise price of $4.34 per share and included a full ratchet anti-dilution provision, entitled holders to purchase up to an aggregate of 0.8 million shares of the Company’s common stock. In exchange for relinquishing these warrants, the warrant holders will receive unrestricted shares of the Company’s common stock equal to 400% of the number of shares of the Company’s common stock issuable upon exercise of the warrants that for all warrant holders results in an aggregate of 3.2 million unrestricted shares of the Company’s common stock. The Company also has agreed, subject to customary exceptions, for a period of 30 days starting on September 3, 2025, not to issue any shares of its common stock nor to file any registration statant or any amendment or supplement to any existing registration statement. The excess of the FV of the shares of common stock over the FV recalculated using Black-Scholes method at the date of the operation was considered and accounted as deemed dividend.

On September 22, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Offering”) (i) 1,098,902 shares (the “Shares”) of common stock of the Company, $0.001 par value (the “Common Stock”), (ii) series A warrants to purchase up to 1,098,902 shares of Common Stock (the “Series A Warrants”) and (iii) series B warrants to purchase up to 1,098,902 shares of Common Stock (the “Series B Warrants” and, with the Series A Warrants, the “Common Warrants” and, collectively with the Shares, and the Series B Warrants, the “Securities”) for a purchase price of $3.64 per share of Common Stock and related Common Warrants, for a net total of $3,487,353, the fees were net against the proceeds. The Offering was closed on September 29, 2025, subjected to customary closing conditions. The Company also issued to the placement agent facilitating the Exchange Agreement or its designees warrants to purchase an aggregate of 76,923 shares of its restricted common stock that are exercisable for five years at $4.55 per share subject to customary adjustments, including for stock splits, stock dividends, rights offerings and fundamental transactions such as a merger resulting in a change of control.

The Series A Warrants have an exercise price of $3.40 per share, are exercisable upon issuance (the “Initial Exercise Date”), and expire five years following the effective date of the registration statement to be filed in connection with the Offering. The Series B Warrants have an exercise price of 3.40 per share, are exercisable commencing on the Initial Exercise Date and expire eighteen months following the effective date of the registration statement to be filed in connection with the Offering. Under the terms of the Common Warrants, the Investors may not exercise the warrants to the extent such exercise would cause the Investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at such Investor’s option upon issuance, 9.99%), of the Company’s then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. The Purchase Agreement also provides that, subject to certain exceptions, until 15 days after the effective date of the registration statement to be filed in connection with Offering, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file a registration statement other than one in connection with the Offering. The Purchase Agreement also provides that, subject to certain exceptions, for a period of one year following the effective date of the registration statement to be filed in connection with Offering, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price (including but not limited to, certain “at-the-market offerings” as described more fully in the Purchase Agreement).

As part of the Offering, the Company entered into a Registration Rights Agreement, dated September 22, 2025, with the Investors, pursuant to which the Company agreed to register the resale of the shares of Common Stock sold in the Offering and the shares of Common Stock issuable upon exercise of the Common Warrants. The Company will use its commercially reasonable best efforts to file the registration statement by the 15th calendar day after the date of the Registration Rights Agreement and cause the registration statement to be declared effective within 45 days of September 22, 2025 (or 75 days in the event the registration statement is reviewed in “full”). If the Company fails to meet the specified filing deadlines or keeps the registration statement effective, subject to certain permitted exceptions, the terms of the Registration Rights Agreement provide that the Company will be required to pay certain liquidated damages to the Investor. The Company also agreed, among other things, to indemnify the Investors under the registration statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

Warrants

As of September 30, 2025, there were 2,431,985 warrants outstanding. All the warrants outstanding on December 32, 2024, were redeemed.

No	Entity	Date	Amount Issued	Exercise Price	Black-Scholes value	Total value
1	Hudson Global Ventures, LLC	8/27/2025	157,258	$4.34	$3.46	$544,678.81
2	HC Wainwright & Co	9/29/2025	76,923	4.55	1.6825	129,422.95
3	Anson East Master Fund-Series A	9/29/2025	90,658	3.40	3.40	308,237.20
4	Anson East Master Fund-Series B	9/29/2025	90,658	3.40	2.32	210,326.56
5	Anson Investments Master Fund-Series A	9/29/2025	321,429	3.40	3.40	1,092,858.60
6	Anson Investments Master Fund-Series B	9/29/2025	321,429	3.40	2.32	745,715.28
7	Capital Global-Series A	9/29/2025	137,363	3.40	3.40	467,034.20
8	Capital Global-Series B	9/29/2025	137,363	3.40	2.32	318,682.16
9	Intracoastal Capital-Series A	9/29/2025	274,726	3.40	3.40	934,068.40
10	Intracoastal Capital-Series B	9/29/2025	274,726	3.40	2.32	637,364.32
11	Iroquois Capital Mgmt-Series A	9/29/2025	82,418	3.40	3.40	280,221.20
12	Iroquois Capital Mgmt-Series B	9/29/2025	82,418	3.40	2.32	191,209.76
13	Iroquois Master Fund-Series A	9/29/2025	192,308	3.40	3.40	653,847.20
14	Iroquois Master Fund-Series B	9/29/2025	192,308	$3.40	$2.32	$446,154.56

	Total		2,431,985			$6,959,821.20

Options

As of September 30, 2025, there were no stock options issued or outstanding

F-31

NOTE 4 – RELATED PARTY TRANSACTIONS

ICT Investments provides the Company accounting services and various management services on an as needed basis. For the three months ended September 30, pursuant to an arrangement with ICT Investments, the Company had not paid these services but had recorded payables for $39,903 for accounting services, and $70,460 for other services. Any distribution between Laser Photonics and ICT must be distributed to an affiliate company. The Company owes $72,196 for services to FONON Technology Inc.

ICT Investments owns directly 4,438,695 shares of the Company’s common stock. As of September 30, 2025, ICT Investments owns approximately 52% of the total shares outstanding through the shares of the Company’s common stock owned by Fonon Technologies Inc. (935,000 shares) and Fonon Corporation (3,000,000 shares), and Fonon Quantum Technologies Inc. (3,000,000 shares) that are all controlled by ICT Investments. Dmitriy Nikitin is the Managing Partner of ICT Investments and has controlled the Company since its inception.

On April 3, 2025, April 16, 2025, June 20, 2025, July 8, 2025, and July 12, 2025, the “Company received from ICT Investments, the owner of the majority of outstanding shares of the Company’s common stock, unsecured loans in the principal amount of $200,000, $400,000, $20,000, $101,000, and $30,000 respectively, to assist Laser Photonics in meeting certain expenses, including payroll. Laser Photonics issued promissory notes, with interest at $20,000, $40,000, $2,000, $10,000 and $3,000 respectively, and a maturity date of May 31, 2025, June 30, 2025, August 30, 2025, September 8, 2025, and September 12, 2025, respectively. The unpaid principal balance of ICT loans as of September 30, 2025, was $751,000. The unpaid interest balance of ICT loans as of September 30, 2025, was $75,000.

On August 5, 2025, Laser Photonics Corporation (the “Company” or “Laser Photonics”) entered into an Asset Purchase Agreement (the “APA”) with Fonon Quantum Technologies, Inc. (“FQTI”), an affiliate of ICT Investments, LLC, the Company that together with its affiliates has voting control of Laser Photonics, to acquire the assets of Beamer Laser Marking Systems (“Beamer”), the laser capital equipment manufacturing division of ARCH Cutting Tools, Inc, a Michigan corporation. Beamer manufactures IR fibre laser marking systems that provide standard, engineered and inline 1064nm IR laser marking solutions for a variety of industries used in tracking and traceability to serialization, 2D codes and decorative marking. Under the terms of the APA, Laser Photonics agreed to issue 3,000,000 restricted shares of its common stock as payment for the Beamer net assets. including its intellectual property, and all contracts. The foregoing description of the APA is qualified in its entirety by reference to the full text of that agreement, a copy of each of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Because the transaction was between entities under common control (ICT Investments controls both the Company and FQTI), the acquisition will be accounted for in accordance with ASC 805-50 (“Transactions Between Entities Under Common Control”). Accordingly, the Beamer assets will be recognized at their historical carrying amounts rather than at fair value, and no goodwill will be recorded. Comparative prior-period financial statements will not be restated. See Table below that shows Total Assets, Liabilities and Common Stock acquired for Common Control.

Laser Photonics Acquisition Date 8/5/2025
Description	Amount
Assets	$
Accounts Receivable/Other Receivable		1,524
Inventory		573,537
PP&E		68,638
Liabilities and Stockholder Equity
Accounts Payable/Other Liability		(10,549)
Common Stock		(3,000)
APIC		(8,397,000)
Deemed Dividend for Common Control Acquisition		$(7,766,850)

During the first nine months of 2025, the Company recorded total revenue of $791,992 from its affiliate, Fonon Technology Inc. The revenue recognition has been realized according to ASC 606. The Company has entered into a service agreement with Fonon under which it is obligated to pay a fee equal to 6.5% for the use Fonon’s system for award management and registration with the Federal Government As of the reporting date, the Company has accrued $40,412.06 related to the agreement.

Since the date of incorporation on November 8, 2019, the Company has engaged in the following transactions with our directors, executive officers, holders of more than 5% of its voting securities, and affiliates or immediately family members of its directors, executive officers, and holders of more than 5% of our voting securities, and its co-founders. The Company believes that all these transactions were on terms as favorable as could have been obtained from unrelated third parties.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

In October 2021, the Company entered a lease with Davis & Harrell, LLC on 18,000 SF In October 2023, the Company entered into a lease for an additional 8000 SF of office space adjacent to the original facility. In November 2024 was signed an Amendment to Lease Agreement for extending the lease for both areas from December 2024 till December 2025. The combined monthly expense is $25,832.

In December 2022, the Company entered into an agreement with 2701 Maitland Building Associates to rent 8,000 SF of additional office space near the main facility, for our growing sales and marketing program. In February 2025, a Lease Termination Agreement was signed for ending the lease in July 2025. The termination fee for March, April, May, June and July were $14,912.

In October 2024, the Company entered into an agreement with SPI TCM TECHNOLOGY PARK OWNER LLC to rent 46,481SF. The commencement date for the base rent was January 1, 2025. The base rent for the year 2025 is $50,354.

As of January 1, 2020, we adopted ASU 2016-02 employing the cumulative-effect adjustment transition method. As of September 30, 2025, our balance sheet shows $4,255,722, as a Right-of-use asset for operating leases, $283,650 as a current operating lease liability, and $4,207,901 as a lease liability less the current portion.

	Operating Lease	Remaining Term in Years
2025	236,363
2026	641,052
2027	660,284
2028	680,092
2029	700,495
2030	721,510
2031	743,155
2032	765,450
2033	788,413
2034	812,065
2035	418,214
Total lease payments	7,167,093
Less : Imputed interest	(2,675,542)
Present Value of Lease Liabiltiy	4,491,551	10.5

NOTE 6 – SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events from the balance sheet date through the date these financial statements were issued. On October 2, 2025, the Company issued 130,000 shares of restricted Common Stock to FMW Media Works LLC as compensation considered in the Consulting Services Agreement signed between the Company and FMW Media Works LLC, on August 11, 2025.

F-32

LASER PHOTONICS CORPORATION

Up to 4,716,981 Shares of Common Stock

Up to 4,716,981 Pre-Funded Warrants to Purchase up to 4,716,981 Shares of Common Stock

Up to 4,716,981 Shares of Common Stock Underlying the Pre-Funded Warrants

Up to 4,716,981 Series A-1 Warrants to Purchase up to 4,716,981 Shares of Common Stock

Up to 4,716,981 Series A-2 Warrants to Purchase up to 4,716,981 Shares of Common Stock

Up to 9,433,962 Shares of Common Stock Underlying the Common Warrants

Placement Agent Warrants to Purchase Up to 330,189 Shares of Common Stock

Up to 330,189 Shares of Common Stock Underlying the Placement Agent Warrants

PRELIMINARY PROSPECTUS

_________ 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Unless otherwise indicated, all references to “Laser Photonics,” the “Company,” “we,” “our,” “us,” or similar terms refer to Laser Photonics Corporation and its subsidiaries.

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the and distribution of the securities being registered hereby, other than placement agent fees, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$
FINRA filing fee	$
Transfer agent and registrar fees and expenses	$
Legal fees and expenses		$275,000
Printing fees and expenses	$
Accounting fees and expenses	$
Miscellaneous fees and expenses	$
Total	$

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation that will be in effect on the closing of this offering permits indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws that will be in effect on the closing of this offering provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

At present, there is no pending litigation or proceeding involving a director or officer of Laser Photonics regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might be incurred by any director or officer in his capacity as such.

The underwriters will be obligated, under certain circumstances, under the underwriting agreement filed as Exhibit 1.1 hereto, to indemnify us and our officers and directors against liabilities under the Securities Act.

II-1

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of Common Stock issued, and options granted, since January 1, 2022:

On September 22, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which we agreed to issue and sell to the Investors in a private placement (i) 1,098,902 shares of Common Stock at a price of $3.64 per Share, (ii) Series A warrants to purchase up to 1,098,902 shares of Common Stock and (iii) Series B warrants to purchase up to 1,098,902 shares of Common Stock for total aggregate gross proceeds of 3,487,353 million. The offering closed on September 29, 2025. The Series A Warrants have an exercise price of $3.40 per share, are exercisable upon issuance (the “Initial Exercise Date”), and expire five years following the effective date of the resale registration statement on Form S-1 that we will file under the terms of a registration rights agreement in connection with the Purchase Agreement. The Series B Warrants have an exercise price of 3.40 per share, are exercisable commencing on the Initial Exercise Date and expire eighteen months following the effective date of the resale registration statement. We issued to H.C. Wainwright warrants to purchase up to 76,923 shares of Common Stock) at an exercise price per share of $4.55, which are exercisable commencing upon issuance and a have term of five years after effective date of a resale registration statement.

On August 27, 2025, in connection with a convertible note financing with Hudson Global Ventures, LLC, we issued (i) 418,000 restricted shares of our Common Stock as commitment shares,(ii) a warrant for 157,258 shares of our Common Stock at a conversion price of $4.34 per share subject to customary adjustments for fundamental corporate actions such as mergers, reverse splits and stock dividends, and that is exercisable for five years and (iii) a secured convertible promissory note in the principal amount of $455,0000 that is convertible into shares of our Common Stock at a fixed price of $4.34 per share, subject to customary adjustments for fundamental corporate actions such as mergers, reverse splits and stock dividends, We paid off the convertible note in connection with the Note Purchase Agreement dated September 12, 2025,described elsewhere in this prospectus, that we entered into with four persons, one of which was Hudson Global Ventures, LLC.

On August 5, 2025, we issued 3,000,000 shares of our Common Stock to Fonon Quantm Technologies, Inc. (“FQTI”), an affiliate of ICT Investments, the company that together with its affiliates has voting control of our Company, to acquire the assets of Beamer Laser Marking Systems, the laser capital equipment manufacturing division of ARCH Cutting Tools, Inc, a Michigan corporation, under the terms of an Asset Purchase Agreement between us and FQTI.

On February 2, 2024, 17,000 shares of our Common Stock were issued to Jade Barnwell, our former CFO, under the terms of her employment agreement.

During the year ended December 31, 2023, we paid $350,000 and issued 1,000,000 shares of Common Stock to Fonon Technologies, Inc. (“FTI”), a company controlled by ICT Investments, for a worldwide, exclusive license for all commercial and noncommercial applications of FTI’s know-how and trade secrets for High Power Turbo Piercing (“Cold Cutting”) laser cutting equipment and technology under the terms of a License Agreement dated October 18, 2023.

On December 12, 2022, 180,000 warrants were issued to the following members of Alexander Capital, the underwriter of our IPO. The warrants are exercisable at $6.00 per share, between March 28, 2023, and September 29, 2027:

On October 4, 2022, we entered into a marketing agreement with TraDigital Marketing Group under which we issued 350,000 shares of our Common Sock in full satisfaction of the balance due on that agreement, reflected in Accrued Expenses at December 31, 2022 in the amount of $829,500 ($2.37 per share, our closing stock price on the date of that agreement).

On July 24, 2022, we granted 25,000 Incentive Stock Options (‘ISOs’) to Tim Schick, CFA. The options vested over four years and were exercisable at $5.00 per share. These options were cancelled when Tim Schick was terminated as our CFO on March 27, 2023. As part of his 2023 termination arrangements, we issued in April 2023 25,000 shares of our Common Stock as compensation for services that Mr. Schick provided to the Company. These shares of our Common Stock were recorded at a fair value based on the market price of the Company’s stock on the date of the termination agreement.

The offer, sale and issuance of the securities described in the paragraphs above were deemed to be exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D in that the issuance of securities to the accredited investors did not involve a public offering. Each of the recipients of the securities in this transaction acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of these securities in this transaction was an accredited investor under Rule 501 of Regulation D.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the signature page for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

II-2

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 427(b) that is part of this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1†	Certificate of Incorporation (incorporated by reference to exhibit 3.1 of Registrant’s Form 10-12G/A filed April 30, 2020)
3.2†	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to exhibit 3.3 of Registrant’s Form 10-12G/A filed April 30, 2020)
3.3†	Bylaws (incorporated by reference to exhibit 3.2 of Registrant’s Form 10-12G/A filed April 30, 2020)
4.1*	Form of Series A-1 Common Stock Purchase Warrant offered hereby
4.2*	Form of Series A-2 Common Stock Purchase Warrant offered hereby
4.3*	Form of Pre-Funded Warrant offered hereby
4.4*	Form of Placement Agent Warrant
5.1*	Opinion of CM Law LLP
10.1+†	2019 Stock Incentive Plan (incorporated by reference to exhibit 10.1 of Registrant’s Form S-1 filed November 16, 2021)
10.2+†	Forms of Option Agreement, Stock Option Grant Notice, and Notice of Exercise under 2019 Stock Incentive Plan (incorporated by reference to exhibit 10.2 of Registrant’s Form S-1 filed November 16, 2021)
10.3†	Exclusive License Agreement, dated January 1, 2020, between Laser Photonics Corporation and ICT Investments, LLC (incorporated by reference to exhibit 10.3 of Registrant’s Form S-1 filed November 16, 2021)
10.4†	Transfer & Registrar Agreement, dated November 19, 2021, between Laser Photonics Corporation and Direct Transfer LLC (incorporated by reference to exhibit 10.4 of Registrant’s Form S-1/A filed February 7, 2022)
10.5†	Commercial Sublease Agreement, dated December 1, 2019, between ICT Investments, LLC and Laser Photonics Corporation (incorporated by reference to Exhibit 10.2 to the Form 10-12G/A filed by the Registrant on April 30, 2020)
10.6†	Assignment of Lease Agreement between Fonon Technologies, Inc. and Laser Photonics Corporation, DBA name of Fonon Laser Technologies, LLC, effective March 4, 2019 (incorporated by reference to exhibit 10.6 of Registrant’s Form S-1/A filed August 1, 2022)
10.7†	Amendment to Lease Agreement, dated September 28, 2021, between David & Harrell, LLC and Laser Photonics Corporation, DBA name of Fonon Laser Technologies, LLC (incorporated by reference to exhibit 10.7 of Registrant’s Form S-1/A filed August 1, 2022)
10.8†	Exclusive License Agreement, dated October 18, 2023, between Laser Photonics Corporation and Fonon Technologies, Inc. (incorporated by reference to exhibit 10.8 of Registrant’s Form S-1 filed December 31, 2024)
10.9+†	Offer Letter of Employment Carlos Sardinas dated April 8, 2024 (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed by on May 13, 2024)
10.10†	Securities Purchase Agreement, dated August 16, 2024, between Laser Photonics Corporation and certain Purchasers who are signatories thereto (filed as an exhibit to the Registrant’s Current Report on Form 8-K on August 23, 2024).
10.11†	Registration Rights Agreement, dated August 16, 2024, between Laser Photonics Corporation and certain Purchasers who are signatories thereto (filed as an exhibit to the Registrant’s Current Report on Form 8-K dated August 23, 2024).
10.12†	Placement Agent Agreement (filed as an exhibit to the Registrant’s Current Report on Form 8-K on August 23, 2024).
10.13*	Consulting Services Agreement between Laser Photonics Corporation and FMW Media Works LLC, dated August 11, 2025.
10.14 †	Securities Purchase Agreement, dated September 22, 2025, between Laser Photonics Corporation and certain Purchasers who are signatories thereto (filed as an exhibit to the Registrant’s Current Report on Form 8-K on September 26, 2025).
10.15†	Note Purchase Agreement, dated September 12, 2025, between Laser Photonics Corporation and certain Purchasers who are signatories thereto (filed as an exhibit to the Registrant’s Current Report on Form 8-K on September 18, 2025)
10.16*	Form of Securities Purchase Agreement
10.17†	Form of Warrant Exchange Agreement, dated September 2, 2025, between Laser Photonics Corporation and various Holders (filed as an exhibit to the Registrant’s Current Report on Form 8-K on September 3, 2025)
10.18†	Securities Purchase Agreement, dated August 28, 2025, between Laser Photonics Corporation and Hudson Global Ventures, LLC (filed as an exhibit to the Registrant’s Current Report on Form 8-K on September 3, 2025)
10.19†	Asset Purchase Agreement, dated October 31, 2024, between Laser Photonics Corporation and Control Micro Systems, Inc. (filed as an exhibit to the Registrant’s Current Report on Form 8-K on November 6, 2024)
10.20†	Business Loan and Security Agreement, dated July 7, 2025, among Laser Photonics Corporation, Agile Lending, LLC, Agile Capital Funding, LLC and Control Micro Systems Florida, LLC (filed as an exhibit to the Registrant’s Current Report on Form 8-K on July 23, 2025)
10.21†	Asset Purchase Agreement, dated August 5, 2025, between Laser Photonics Corporation and Fonon Quantum Technologies, Inc. ((filed as an exhibit to the Registrant’s Current Report on Form 8-K on August 11, 2025)
16.1†	Letter submitted to the Securities and Exchange Commission dated June 11, 2024 (incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K filed June 11, 2024)
23.1*	Consent of Fruci & Associates II, PLLC, independent registered public accounting firm
23.2*	Consent of M&K CPAS, PLLC, independent registered public accounting firm
23.3*	Consent of CM Law LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (set forth on Signature Page)
107*	Filing Fee Table

#To be filed by amendment

* Provided herewith.

+ Indicates a management contract or compensatory plan.

† Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on January 30, 2026.

LASER PHOTONICS CORPORATION

By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne Tupuola as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Wayne Tupuola	President and CEO (Principal Executive	January 30, 2026
Wayne Tupuola	Officer) and Director

/s/ Michael Lockey	Vice President, Finance	January 30, 2026
Michael Lockey	(Principal Financial and Accounting Officer)

/s/ Tim Miller	Director	January 30, 2026
Tim Miller

/s/ Troy Parkos	Director	January 30, 2026
Troy Parkos

/s/ Carlos M. Gonzalez	Director	January 30, 2026
Carlos M. Gonzalez

/s/ Qing Lu	Director	January 30, 2026
Qing Lu

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